PROSPECTUS SUPPLEMENT DATED TO PROSPECTUS DATED SEPTEMBER 24, 2001

                          $129,600,000 (Approximate)

        Origen Financial L.L.C.,           Asset Backed Securities Corporation,
        as Seller and Servicer             as Depositor

            Origen Manufactured Housing Contract Senior/Subordinate
                   Asset-Backed Certificates, Series 2002-A
                                 ------------

                                                                              Underwriting       Proceeds to the
                   Principal Balance   Certificate Rate   Price to Public       Discount          Depositor(2)
Class A-1             $35,243,000       One-month LIBOR         100%                0.15%              99.85%
                                            + 0.24%
Class A-2              24,362,000            5.22%           99.978518%             0.25%            99.728518%
Class A-3              14,300,000            6.17%           99.967933%             0.40%            99.567933%
Class A-4              23,295,000            7.17%           99.926077%             0.50%            99.426077%
Class M-1              11,475,000            7.87%           99.948559%             0.65%            99.298559%
Class M-2              10,800,000            8.85%           99.987128%             0.73%            99.257128%
Class B-1              10,125,000            9.50%              (1)                  (1)                 (1)
Total                $129,600,000             N/A         $119,440,667.58(3)   $440,872.00(3)    $118,999,795.58 (3)

(1) Credit Suisse First Boston Corporation will offer the Class B-1 certificates at varying prices from time to time.

(2) The proceeds to the depositor have been calculated before deducting expenses payable by the depositor, estimated to be $500,000.

(3)  These totals are net of amounts relating to the Class B-1 certificates.

     The certificate rate for each class of offered certificates will be subject to a maximum rate described in this prospectus supplement.

     The price to public is per certificate plus accrued interest from March 1, 2002 in the case of all classes of offered certificates other than the Class A-1 certificates, which accrue interest from the date they are issued.

     Credit Suisse First Boston Corporation will purchase the offered certificates, other than the Class B-1 certificates, from the depositor at the price specified in the table above. Please see the information under the heading "Underwriting" in this prospectus supplement.

The Certificates

o represent the entire beneficial interest in a trust, whose assets are a pool of manufactured housing installment sale contracts and installment loan agreements.

o    currently have no trading market.

o    are not insured or guaranteed by any governmental agency.

Credit Enhancement

o Credit enhancement will be provided in the form of subordination of the rights of certain classes of certificates to receive distributions in respect of the contracts, the allocation of losses, excess interest and overcollateralization.

         REVIEW THE INFORMATION IN RISK FACTORS ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

          For complete information about the Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2002-A, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by a prospectus if it is being used to offer and sell the certificates.

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about March 27, 2002.

                          Credit Suisse First Boston

           The date of this prospectus supplement is March 6, 2002.

                                                                                                    Page
                                 Prospectus Supplement
Summary..............................................................................................s-3
Risk Factors........................................................................................s-11
the Seller and Servicer.............................................................................s-19
the Manufactured Home Loan Program..................................................................s-20
the Contract Pool...................................................................................s-27
Yield and Prepayment Considerations.................................................................s-34
Description of the Certificates.....................................................................s-47
the Pooling and Servicing Agreement.................................................................s-74
Description of the Purchase Agreement...............................................................s-81
Use of Proceeds.....................................................................................s-81
Legal Investment Considerations.....................................................................s-81
Federal Income Tax Considerations...................................................................s-81
State Taxes.........................................................................................s-84
Erisa Considerations................................................................................s-84
Underwriting........................................................................................s-87
Legal Matters.......................................................................................s-89
Rating..............................................................................................s-89
Annex I  Global Clearance, Settlement and Tax Documentation Procedures...............................I-1

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

     Until ninety days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to unsold allotments and subscriptions.

     We have filed preliminary information regarding the trust's assets and the certificates with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.

     This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides pages on which these captions are located.

                                    Summary


     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                 Class           Certificate Rate         Principal Balance
                 -----           ----------------         -----------------
                 A-1         One month LIBOR + 0.24%         $35,243,000
                 A-2                  5.22%                   24,362,000
                 A-3                  6.17%                   14,300,000
                 A-4                  7.17%                   23,295,000
                 M-1                  7.87%                   11,475,000
                 M-2                  8.85%                   10,800,000
                 B-1                  9.50%                   10,125,000

     The certificate rate for each class of the offered certificates will be subject to a maximum rate described in this prospectus supplement.

The Trust

   Origen Manufactured Housing Contract Trust 2002-A will be formed on March 27, 2002 by Asset Backed Securities Corporation, Origen Financial L.L.C. and Bank One, National Association, as trustee. Origen Financial L.L.C. will sell the manufactured housing installment sale contracts and installment loan agreements, or the contracts, to Asset Backed Securities Corporation. Asset Backed Securities Corporation will deposit the contracts with the trust. Bank One, National Association will act as trustee for the benefit of the securityholders.

The Certificates

     On the closing date, March 27, 2002, the trust will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class B-1, Class X and Class R certificates. Each certificate represents an undivided ownership interest in the trust.

     Only the Class A, Class M and Class B-1 certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus. The Class X and Class R certificates are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

     The offered certificates will be offered for purchase in denominations of $1,000 and integral multiples of $1 thereof.

The Seller and Servicer

     Origen Financial L.L.C.
     260 East Brown Street, Suite 200
     Birmingham, Michigan 48009

     Origen Financial L.L.C. will act as servicer of the contracts under the pooling and servicing agreement.

     We refer you to "The Seller and Servicer" and "The Manufactured Home Loan Program" in this prospectus supplement for more detail.

Backup Servicer

    Pursuant to the terms of the pooling and servicing agreement, Vanderbilt Mortgage and Finance, Inc. will agree to act as backup servicer with respect to the contracts. If Origen Financial L.L.C. is removed as servicer under the pooling and servicing agreement, Vanderbilt Mortgage and Finance, Inc. will agree to perform those duties in accordance with the terms of the pooling and servicing agreement.

     We refer you to "The Pooling and Servicing Agreement--The Backup Servicer" in this prospectus supplement for additional information.

The Depositor

     Asset Backed Securities Corporation

     We refer you to "The Depositor" in the accompanying prospectus for additional information.

The Trustee

     Bank One, National Association

     We refer you to "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement for additional information.

Registration of Certificates

     We will issue the offered certificates in book-entry form. You will hold your interests through a depository in the United States or through one of two depositories in Europe. While the offered certificates are book-entry they will be registered in the name of the applicable depository or in the name of the depository's nominee.

     Transfers within any depository will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described later in this prospectus supplement.

Trust Property

     The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

     o a pool of manufactured housing installment sale agreements and installment loan agreements, or contracts;

     o payments on the contracts received on and after the related cut-off date;

     o rights of the depositor under the purchase agreement pursuant to which the depositor purchased the contracts from the seller, including the right to require the seller to repurchase contracts for breaches of representations and warranties; and

     o rights of the seller under any hazard insurance policies covering the manufactured homes.

The Initial Contracts

   On March 27, 2002, the closing date, the trust will acquire the pool of initial and additional contracts. The information below is based on the pool of initial contracts as it existed on February 28, 2002:

   o  number of initial contracts:  3,130

   o  aggregate principal balance: $128,255,925.78

   o manufactured home location: 36 states; other than 22.74% of manufactured homes located in Texas, no state represents more than 8.03% of the contracts, by principal balance

   o  weighted average loan-to-value ratio: 87.57% (approximate)

   o  loan-to-value ratio range: 21.81% to 98.69% (approximate)

   o  rincipal balance range: $6,814.85 to $198,034.05

   o  average principal balance: $40,976.33

   o  contract rates range: 5.990% to 16.970%

   o  eighted average contract rate: 10.770% (approximate)

   o weighted average remaining term to stated maturity, based on principal balance: 304 months (approximate)

   o  remaining term to stated maturity range: 52 months to 360 months

   o  latest maturity date: May 16, 2032

We refer you to "The Contract Pool" and "The Manufactured Home Loan Program" in this prospectus supplement.

Servicing

   The servicer will be responsible for servicing, managing and making collections on the contracts it is servicing. The servicer will be entitled to receive a monthly servicing fee equal to 1.00% per annum of the pool balance. For so long as Origen is the servicer, the payment of this fee will be subordinated as described in this prospectus supplement. The backup servicer will receive a monthly backup servicing fee payable as set forth in this prospectus supplement.

   We refer you to "Description of the Certificates--Payments on Contracts; Distributions on Certificates" and "The Pooling and Servicing
   Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   Under limited circumstances, the servicer may resign or be removed, in which event either the backup servicer or a third-party servicer will be appointed as successor servicer.

   We refer you to "The Pooling and Servicing Agreement--Matters Regarding the Depositor, Seller and Servicer" and "The Pooling and Servicing
   Agreement--Rights Upon an Event of Default" in this prospectus supplement.

Distribution Date

   The 15th day of each month or, if that day is not a business day, the next business day, beginning in April 2002.

Closing Date

   March 27, 2002

Cut-Off Date

   February 28, 2002 for the initial contracts and March 15, 2002 for the additional contracts.

Priority of Distributions

   Distributions on the certificates will be made primarily from amounts collected on the manufactured housing contracts during the related due period, which is the calendar month preceding the month in which the related distribution date occurs, except for the first distribution date which will be from the related cut-off date through and including March 31, 2002. The trustee will apply the amount available to make distributions of interest and principal on the certificates in the following order of priority:

         (1)  trustee fee

         (2) backup servicing fee and if Origen is no longer the servicer, servicing fee

         (3)  Class A interest

         (4)  Class M-1 interest

         (5)  Class M-2 interest

         (6)  Class B-1 interest

         (7)  Class A principal

         (8)  Class M-1 principal

         (9)  Class M-2 principal

        (10)  Class B-1 principal

        (11)  if Origen is the servicer, the servicing fee

        (12)  Class X and Class R distributions

   The payments on each class of certificates will be made only up to the amount available, after making any payments to each class of certificates with a higher priority.

   We refer you to "Description of the Certificates--Payments on Contracts; Distributions on Certificates" and "--Distributions" in this prospectus supplement for additional information.

A.  Interest on the Class A, Class M and Class B-1 Certificates

   On each distribution date, interest will be payable first to each class of Class A certificates concurrently, then to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates up to the amount to which those classes are entitled to the extent of amounts available for distribution.

   Interest on the certificates, other than the Class A-1 certificates, for a distribution date will accrue during the calendar month preceding the month in which that distribution date occurs. Interest on the certificates, other than the Class A-1 certificates, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1 certificates for a distribution date will accrue during the period from the preceding distribution date (or, for the first distribution date, from the closing date) through the day prior to the current distribution date. Interest on the Class A-1 certificates will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

   We refer you to "Description of the Certificates--Distributions," "--Interest" and "--Losses on Liquidated Contracts" for a more detailed description of the calculation of interest payable on each class.

B.  Principal on the Class A, Class M and Class B-1 Certificates

   The portion of the amount available applied to the payment of principal on the Class A, Class M and Class B-1 certificates will be based on the amounts of principal due on each outstanding contract that is actually collected during the related due period, as well as prepayments and other amounts received for principal on the contracts. Any principal payable will initially be paid only on the Class A certificates. The Class M and Class
   B-1 Certificates are not expected to receive any principal distributions before October 2006.

   Beginning with the distribution date occurring in October 2006, assuming delinquencies, defaults and losses on the contracts remain below levels specified in the pooling and servicing agreement and specified enhancement targets are met, the Class M and Class B-1 certificates will be entitled to receive a portion of the principal to be paid on each distribution date.

   We refer you to "Description of the Certificates--Distributions" and "--Principal" for additional information.

Overcollateralization

   On the closing date, the sum of the aggregate principal balance of the contracts as of the related cut-off date will exceed the aggregate original principal balances of the certificates by approximately $5,400,000, or approximately 4.0% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date. Beginning on the first distribution date, the certificateholders will also receive from the amount available an additional distribution in respect of principal, to the extent there is any amount available remaining after payment of all interest and principal on the certificates, the trustee fee to the trustee, the backup servicing fee to the backup servicer and if Origen Financial L.L.C. is no longer the servicer, the monthly servicing fee to the servicer for that distribution date, until the distribution date on which the amount by which the aggregate principal balance of the contracts exceeds the aggregate principal balance of the certificates by the then applicable targeted overcollateralization amount described in this prospectus supplement. This level of overcollateralization will be maintained or reduced as described in "Description of the Certificates--Overcollateralization."

   In addition, beginning on the first distribution date after the first distribution date on which the servicer can exercise its option to repurchase all contracts, then on each distribution date thereafter the Class M-1, Class M-2 and Class B-1 certificates will be entitled to receive from the amount available, pro rata based on the then outstanding principal balance of those classes of certificates, an additional principal distribution amount equal to the remaining amount available after paying all interest and principal then due on the certificates and payment of the monthly servicing fee, the backup servicing fee and the fees and expenses of the trustee. If the principal balances of the Class M-1, Class M-2 and Class B-1 certificates are reduced to zero pursuant to the distributions described in the preceding sentence, any remaining additional principal distribution amount shall be distributed to the Class A certificates outstanding at that time, pro rata based on the then outstanding principal balance of those classes of certificates.

   Purchase Option; Auction Sale

   Beginning on the distribution date when the pool principal balance of the contracts is less than or equal to 10% of the aggregate cut-off date principal balance of the contracts included in the trust on the closing date, the servicer will have the right to purchase all of the outstanding contracts, at a price sufficient to pay the aggregate unpaid principal balance of the certificates plus all accrued and unpaid interest.

   If the servicer does not exercise this purchase option, then on the next distribution date the trustee, or an agent on its behalf, will begin an auction process to sell the contracts and the other trust assets. The trustee cannot sell the trust assets and liquidate the trust pursuant to the auction process unless the proceeds of that sale are expected to be sufficient to pay the aggregate unpaid principal balance of the certificates and all accrued and unpaid interest thereon.

   We refer you to "Description of the Certificates--Purchase Option; Auction Sale" for additional information.

Federal Tax Considerations

   Sidley Austin Brown & Wood LLP has acted as counsel to the trust and the underwriter and is of the opinion that:

   o The trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes

   o The Class A, Class M, Class B-1 and Class X certificates will be "regular interests" in a REMIC and will be treated as debt instruments for federal income tax purposes with payment terms equivalent to the terms of those certificates.

   As a holder of certificates, you will be required to include as income interest on your certificates, including any original issue discount, under the accrual method of accounting, even if you usually use the cash method of accounting.

   We refer you to "Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Considerations" in the accompanying prospectus for additional information.

ERISA Considerations

   Subject to the conditions described under "ERISA Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 and qualified retirement plans and tax-favored plans subject to Internal Revenue Code Section 4975 may purchase the Class A, Class M and Class B-1 certificates.

Legal Investment Considerations

   The Class A certificates and the Class M-1 certificates are expected to constitute "mortgage related securities" for purposes of SMMEA. The Class A certificates and Class M-1 certificates will be legal investments for some types of institutional investors as provided in SMMEA. The Class M-2 certificates and the Class B-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings categories by one of the rating agencies. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class M-2 or Class B-1 certificates. You should consult with your own legal advisor to decide whether you may legally invest in the certificates.

Certificate Rating

   Before the certificates can be issued, the trust must obtain a rating on the certificates of at least:

                Class           Moody's             S&P
                -----           -------             ---
                 A-1              Aaa               AAA
                 A-2              Aaa               AAA
                 A-3              Aaa               AAA
                 A-4              Aaa               AAA
                 M-1              Aa2                AA
                 M-2               A2                A
                 B-1              Baa2              BBB

   The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the contracts. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

   We refer you to "Rating" in this prospectus.

Financing arrangements of the seller

   Immediately prior to the sale of the contracts to the depositor, some of the contracts were subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the contracts to repay that financing.

                                 Risk Factors


     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE THE OFFERED CERTIFICATES UNLESS YOU UNDERSTAND THE PREPAYMENT, CREDIT LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE OFFERED CERTIFICATES.

     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

Recently originated contracts are more likely to experience early defaults.

     Defaults on contracts are generally expected to occur with greater frequency in the early years of the terms of the contracts. If there is a higher rate of defaults than anticipated, you may experience a loss.

     Approximately 99.70% of the initial contracts (by aggregate principal balance as of February 28, 2002) were originated within twelve months prior to that date.

The more subordinate classes of certificates have a greater risk of loss from delinquency and defaults on the contracts.

     Delinquencies and defaults on the contracts will result in a smaller amount of cash available for distribution on a distribution date. Because the available cash is distributed in a specified order of priority, there is a risk that certificates that are lower in that order of priority may not receive some or even any of the amount due to them on that distribution date. In addition, there is a risk that a high rate of defaults and losses on the contracts could eliminate the overcollateralization and result in the outstanding principal balance of the contracts being lower than the outstanding principal balance of the certificates. A discrepancy like this would result in a liquidation loss, which would be allocated first to the Class B-1 certificates until their principal balance was reduced to zero, then to the Class M-2 certificates until their principal balance was reduced to zero, and so on in increasing order of seniority. The principal balance of the Class A certificates will not be reduced on account of liquidation losses. In addition, any liquidation loss amount due and owing to a class of certificates, including interest thereon, will be paid, to the extent of funds available for that payment, prior to current principal being paid on each class of certificates subordinate to that class. As a result, principal balances of the certificates may be written down in situations where the write down would not have occurred if available funds had first been applied to pay current principal.

The more senior classes of certificates have limited protection from delinquencies and defaults.

     The only protection against delinquencies and liquidation losses for the more senior classes of certificates is the subordination of the more subordinate classes, excess interest and overcollateralization. For example, if there are high delinquencies or liquidation losses on the contracts, the Class M-2 certificates would lose the protection against losses afforded by the subordination of the Class B-1 certificates and the overcollateralization, and, as a result, investors in the Class M-2 certificates might suffer a loss on their investment. Even higher delinquencies or liquidation losses on the contracts would eliminate the protection the Class M-1 certificates have from the subordination of the Class M-2 certificates, and so on for the Class A certificates. For more information, see "Description of the Certificates--Subordination of Class M Certificates and Class B-1 Certificates."

Prepayments may limit the certificate rates on the offered certificates due to the cap on those certificate rates based on the weighted average net contract rate.

     The certificate rates for the offered certificates will not exceed the weighted average of the contract rates, net of the rate at which each of the trustee fee and the backup servicing fee and, if Origen is no longer the servicer, the servicing fee are calculated, also referred to as the net contract rate. Disproportionate prepayments of contracts with net contract rates higher than the certificate rates for any of the offered certificates will increase the possibility that the certificate for that class of certificates will be lowered to the weighted average of the net contract rates. There is no mechanism to compensate the holder of the related classes for any cap on the certificate rate. For more information, see "Yield and Prepayment Considerations" and "Description of the Certificates--Interest" in this prospectus supplement.

Class A-1 certificates have uncertain yield.

     The Class A-1 certificates bear interest based on one-month LIBOR, which is variable and fluctuates differently from other indices. In addition, the contract rates on the contracts are fixed and do not change over time. In a period of rising one-month LIBOR, the Class A-1 certificates may be more likely to be subject to the maximum rate described in this prospectus supplement. There is no mechanism to compensate the Class A-1 certificates for any shortfalls that arise due to the application of the maximum rate.

Due to depreciation, the market value of the manufactured homes securing the underlying contracts may decline faster than the outstanding principal balance of the obligors' loans, which would increase the rate of defaults and the severity of the losses.

     The market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home. If the value of the manufactured homes securing the contracts declines faster than expected, then defaults and losses on the contracts may rise. If the losses on the contracts are not covered by the subordination of other classes of certificates, or by the overcollateralization, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home to recover the outstanding principal and unpaid interest on the defaulted contract.

The certificates are not an obligation of the Depositor, the Seller, the Servicer, the Trustee, the Backup Servicer or the Underwriter and they are not insured.

         Except for the seller's obligation to repurchase contracts for a breach of representations and warranties, the certificates will not represent an interest in or obligation of the depositor, the seller, the servicer, the trustee, the backup servicer or the underwriter. The certificates are not insured or guaranteed by the government, the underwriter, the depositor, the seller, the servicer, the trustee, the backup servicer or their respective affiliates or any other party.

The timing of distributions of principal to the Class M and B-1 certificates is uncertain.

     The Class M and B-1 certificates will not receive distributions of principal until specified distribution tests are satisfied, and those distributions of principal will stop if those tests are later violated. The distribution tests depend on the rate of prepayments on the contracts and on the level of delinquencies, defaults and losses of those contracts. We cannot predict when the distribution tests for distributions for the Class M and Class B-1 certificates will be satisfied, or when principal will be paid on the Class M or Class B-1 certificates. For more information, see "Yield and Prepayment Considerations" in this prospectus supplement.

The contracts may be prepaid before their scheduled maturity which may affect your yield.

     There is a risk that the contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

      o   homeowner mobility,

      o   general and regional economic conditions,

      o   prevailing interest rates, and

      o   natural disasters.

     Prepayment of principal on the contracts may be in any of the following forms: prepayments in full of the contract, repurchases by the seller of any contracts that breach any representations or warranties in the pooling and servicing agreement, partial prepayments on any contract and liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted contract.

     The prepayment experience on contracts varies greatly and may affect the average life of the certificates. If a contract is prepaid in full, the interest on the contract will accrue only to the date of prepayment, which will reduce the amount of interest available for distribution to the certificates.

     If you purchase a certificate at a discount, then slower than expected prepayments on the contracts will reduce the yield on your certificate. If you purchase a certificate at a premium, then faster than expected prepayments on the contracts will reduce the yield on your certificate. You must not assume that the contracts will prepay at any particular rate, or at a constant rate.

For more information on prepayment on the contracts, see "Yield and Prepayment Considerations" in this prospectus supplement.

The return on your certificates could be reduced by shortfalls due to the Soldiers' and Sailors' Civil Relief Act.

     The Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their manufactured housing contract. The response of the United States to the terrorist attacks on September 11, 2001 has included rescue efforts and military operations that will increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that an obligor who is covered by the Relief Act may not be charged interest on a manufactured housing contract in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. As a result, interest shortfalls on the manufactured housing contracts due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each related class of certificates on a pro rata basis.

     The Relief Act also limits the ability of the servicer to foreclose on a manufactured housing contract during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the manufactured housing contracts. Those delays and increased losses will be borne primarily by the outstanding class or classes of certificates with the lowest level of payment priority.

     It is unknown how many manufactured housing contracts have been or may be affected by the application of the Relief Act.

Some contracts may not be enforceable.

     o The security interest in certain manufactured homes may not be perfected.

     Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including the UCC as adopted in each state, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. In most states, certificate of title statutes, although generally not state real estate laws, also govern the perfection of security interests and the enforcement of these rights. The steps required to perfect a security interest in a manufactured home vary from state to state. The seller will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the seller must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the seller fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

     o The assignment of the security interest in the manufactured home to the trustee may not be perfected.

     Due to the expense and administrative inconvenience, the seller will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

     o Noncompliance with consumer protection laws can make a contract partly unenforceable.

     Numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the contracts. If the lender or seller of goods does not comply with these requirements, the assignees may be liable for amounts paid under the contracts and may not be able to recover amounts due and the obligor may have the right of set-off against claims the assignees bring. These laws would apply to the trust as assignee of the contracts. The seller has been involved in litigation brought by individual obligors under consumer protection laws. The seller will represent and warrant that each contract complies with applicable federal and state consumer protection laws, and the seller must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the seller fails to comply with these laws, it could cause an increase in defaults and losses on the contracts, and you could suffer a loss on your investment as a result.

Bankruptcy proceedings could cause delays or reductions in distributions to holders of certificates.

     We intend that the transfer of contracts by the seller to the depositor constitutes a sale, rather than a pledge of the contracts to secure indebtedness. However, if the seller were to become a debtor under the federal bankruptcy code, it is possible that its creditors, a bankruptcy trustee, or the seller as debtor-in-possession, may argue that its transfer of the contracts was a pledge rather than a sale. If this argument were presented to or accepted by a court, it could result in a delay in or reduction of distributions to the holders of the certificates.

Liquidity of the seller

     The seller requires substantial capital to fund its operations. The seller funds substantially all of its operations, including its contract production, from borrowings under lending arrangements with third parties, including an affiliate of the underwriter.

     The seller's inability to renew its existing financing facilities or arrange for new or alternative methods of financing on favorable terms may adversely affect its financial condition and, in turn, the seller's ability to repurchase or replace any defective contract. In addition, an adverse change in the financial condition of the seller may adversely affect the servicer's ability to service the contracts.

Transfers of servicing may result in delays in distributions on the certificates.

     If the servicing responsibilities for the trust were transferred to the backup servicer, delays in collections on the contracts are likely to result during the transition period. Those delays could result in delays in distributions or losses on the certificates.

Contracts to facilitate

     From time to time the seller originates or acquires contracts to facilitate the sale of repossessed manufactured homes. These contracts typically have higher loan-to-value ratios than other contracts originated or acquired by the seller. Approximately 3.11% of the initial contracts were made to facilitate the sale of repossessed manufactured homes.

The certificates may have limited liquidity.

     There is a risk that a secondary market will not develop for the certificates. There are also risks that if a secondary market does develop:

     o    it may not provide you with liquidity of investment; or

     o    it may not continue for the term of any class of certificates.

Lack of SMMEA eligibility may affect liquidity of certificates

     The Class M-2 and Class B-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest only in SMMEA securities will be not be able to invest in the those certificates, thereby limiting the market for those certificates. In light of the foregoing, investors should consult their own legal counsel as to whether they have the legal authority to invest in non-SMMEA securities such as those certificates.

This prospectus supplement describes only a portion of the contracts, and additional contracts added to the trust on closing could have different characteristics.

     The additional contracts that will be delivered on the closing date will have characteristics that differ somewhat from the initial contracts described in this prospectus supplement. However, each of the additional contracts must satisfy the eligibility criteria described under "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement.

Risk of losses as a result of geographic concentration.

     The manufactured homes relating to the initial contracts are located in 36 states. The following states have the concentrations of manufactured homes indicated (by aggregate principal balance as of February 28, 2002):

          States                                          Contracts
          ------                                          ---------
          Texas                                              22.74%
          Alabama                                             8.03%
          Georgia                                             7.66%
          Mississippi                                         6.04%
          Florida                                             5.85%
          Michigan                                            5.71%

     No other states have concentrations in excess of 5%. If a particular region experiences weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the contracts may experience higher rates of delinquencies, defaults and foreclosures than if the manufactured homes were more geographically diverse. As a result, you may experience a loss on the certificates.

Other rating agencies could provide unsolicited ratings on the certificates that could be lower than the requested ratings.

     Although the depositor has not requested a rating of the certificates from any rating agencies other than Moody's and S&P, other rating agencies may rate the certificates. These ratings could be higher or lower than the ratings Moody's and S&P initially give the certificates. There is a risk that a lower rating of your certificate from another rating agency could reduce the market value or liquidity of your certificate.

Consequences on liquidity and payment delay because of owning book-entry certificates.

     Limit on ability to transfer or pledge. Since transactions in book-entry certificates can be effected only through The Depository Trust Company, or DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of those certificates, may be limited due to lack of a physical certificate representing your certificate.

     Delays in distributions. You may experience some delay in the receipt of distributions on the book-entry certificates because the distributions will be forwarded by the trustee to DTC, DTC will then credit the accounts of its participants and those participants will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                            The Seller and Servicer

Background

     The contracts will be sold and serviced by Origen Financial L.L.C., called the seller, which specializes in manufactured home loan lending and servicing. The seller is a Delaware limited liability company with its headquarters at 260 East Brown Street, Suite 200, Birmingham Michigan 48009, and the telephone number is (248) 644-8838. The seller has regional offices in Fort Worth, TX, Duluth (Greater Atlanta), GA and Loveland (Cincinnati area), OH, a corporate operations center office in Glen Allen (Richmond area), VA, and a national servicing center office in Fort Worth, TX, in the same facility as the Fort Worth regional office.

     The seller is a party to a merger agreement under which Origen Financial, Inc. (formerly known as Dynex Financial, Inc.) is expected to be merged into the seller, and under which the seller will be the surviving company. The merger is part of a recapitalization of Origen Financial, Inc. The merger will be completed when the seller obtains all material licenses and permits needed to continue the combined business of the seller and Origen Financial, Inc. The merger is expected to occur in the second quarter of 2002. Pending the merger, each of the seller and Origen Financial, Inc. are operating that portion of the business for which they currently possess licenses. After the merger, the seller will conduct the combined business of Origen Financial, Inc. and the seller as it has been conducted in the past.

     Origen Financial, Inc. is a wholly-owned subsidiary of Bingham Financial Services Corporation, called Bingham. Bingham is a Michigan corporation with executive offices at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009 and a telephone number of (248) 644-8838. Since Bingham completed its initial public offering in November 1997, its business was focused primarily on providing financing for new and previously owned manufactured homes. Bingham conducted all of its manufactured home finance operations through its subsidiary, MHFC, Inc. until December 1999. In December 1999, Bingham acquired Origen Financial, Inc., which began its loan origination activity in 1996. In March 2000, Origen Financial, Inc. purchased approximately $63.5 million of loans from MHFC, Inc. and Bingham sold MHFC, Inc.

     In connection with the recapitalization of Origen Financial, Inc. and the merger of the seller and Origen Financial, Inc., three investors made capital contributions in the aggregate amount of approximately $40 million to the seller in exchange for aggregate ownership interest of approximately 80% in the seller. As consideration for agreeing to merge Origen Financial, Inc. into the seller, Bingham has an ownership interest of approximately 20% in the seller. On a fully-diluted basis, Bingham's ownership interest is approximately 18%.

     As a result of the merger, in addition to Bingham's ownership, the seller is now owned by the following entities:

          SUI TRS, Inc., which is 95% owned by Sun Communities, Inc., owns approximately 27% of the fully-diluted member interests of the seller. Sun Communities is one of the largest owners, operators, and developers of manufactured housing communities in the U.S.

          Woodward Holdings, LLC owns approximately 35% of the fully-diluted member interest of the seller.

          Shiffman Family LLC, which is one-third owned by Gary Shiffman, CEO of Sun Communities, Inc., owns approximately 9% of the fully-diluted member interests of the seller.

     Employees of the seller may be allocated up to 11.5% of the seller's equity.


                      The Manufactured Home Loan Program

     From 1999 through December 18, 2001, all underwriting, servicing and origination activities of the Origen companies was conducted by Origen Financial, Inc. Since December 18, 2001, the underwriting, servicing and origination activities of the Origen companies has been conducted by both Origen Financial, Inc. and Origen Financial L.L.C., depending on which entity had the appropriate licenses in the relevant jurisdiction. Once the merger of Origen Financial, Inc. into Origen Financial L.L.C. is completed, all of these activities will conducted by Origen Financial L.L.C. For purposes of the discussion contained under this section, "The Manufactured Home Loan Program," the term seller shall be deemed to be either Origen Financial, Inc. or Origen Financial L.L.C., as appropriate.

Origination Channels

     All of the contracts were originated by the seller.

     The contracts were sourced primarily through (a) approved dealers, brokers and correspondents and (b) manufactured home community owners and operators. Approximately 76% of the initial contracts are sourced through dealers.

     Dealers, brokers and correspondents are approved only after a thorough evaluation of their financial stability, creditworthiness and general business reputation, including:

     o    signed dealer application
     o    background investigations of principals
     o    copies of current business licenses and insurance
     o annual financial statements, which may include personal financial statements of principals
     o    business profile and credit report
     o    references from current bank, retail and inventory financing sources
     o    proof of open lot insurance coverage
     o    signed dealer agreement
     o    corporate charter and authorization documents.

     All approved dealers are reviewed on a periodic basis.

Underwriting Guidelines

     The seller's approach to underwriting focuses primarily on the borrower's ability and willingness to repay the debt. Each contract originated by the seller is individually underwritten and approved or rejected based on an evaluation of a detailed credit application completed by the prospective borrower and the applicant's credit report, which includes the applicant's credit history as well as litigation, judgment and bankruptcy information. Once all the applicable employment, credit and property-related information is received, the application is evaluated to determine whether the applicant has sufficient monthly income to meet the anticipated loan payment and other obligations.

     The seller's underwriting guidelines require that the borrower have demonstrated an acceptable credit pattern for a period of at least 12 months prior to the time of application. The seller generally will consider loans to borrowers that have, as a minimum, a payment history that extends over a 12 month period and includes at least one major credit account, which is defined as $3,000 or more, or three minor credit accounts, which are defined as less than $3,000, but equal to or greater than $1,000.

     Applicants who have declared bankruptcy within the past ten years are evaluated with particular attention. Generally, such applicants must have re-established at least two years of stable credit use, and otherwise have demonstrated an ability to manage his or her financial affairs.

     As a guideline, the monthly debt service of borrowers is permitted to be no greater than 45% of his or her stable monthly gross income. A slightly higher ratio may be permitted in cases where the applicant is sufficiently strong in other factors measured.

     Employment must be verified, at a minimum, for the most recent two years. If the borrower has an employment history of less than two years, the down payment and credit history may be considered as compensating factors for lack of long-term employment history. A fully completed Verification of Employment, called a VOE, must be signed and dated by the borrower's employer. A borrower may substitute the following in place of the VOE: the most recent pay stub showing year-to-date earnings and one of the following: (1) prior two years W-2 forms; or (2) telephone verification of employment. A certified statement from the employer's certified public accountant or six months of bank statements showing earnings deposits may be substituted for a current pay stub. Verification requirements for self-employed borrowers will vary depending on the business classification, but all require personal tax returns for the two most current years.

     In September, 1999, the seller implemented a proprietary credit scoring system, called Portal, based on the repayment experience of the contracts previously originated by the seller. Because Portal is incorporated into the seller's loan processing system, a Portal score is obtained for every home-only application. Portal is not currently used in connection with the origination of land-home contracts. Approximately 95.4% of the initial contracts, by cut-off date principal balance, were underwritten using Portal.

     Portal is a statistically validated scoring system that integrates and weights a variety of factors, including various aspects of the applicant's credit experience, such as number and amount of accounts, length of credit history and derogatory incidents, collateral type, and debt-to-income ratio. Following internal testing and validation, Portal was independently validated by Experian Information Solutions, Inc. and found to be "empirically derived, demonstrably and statistically sound." Two subsequent validations have been recently completed as well.

     Prior to September 1999, the seller's contracts were underwritten using a credit rating grid. The grid is still used in connection with the origination of land-home contracts. The credit grid, like Portal, evaluates debt ratios, employment and several aspects of credit history. Less than 4.60% of the initial contracts, by cut-off date principal balance, were underwritten using the credit rating grid.

     The seller primarily makes loans that are to be secured by the borrower's primary residence, although the seller does have a program for second homes and the purchase of homes for family members. The seller will not make a loan secured by rental properties. The seller generally requires a minimum downpayment of 5%. A downpayment greater than 10% may be considered as a compensating factor for an exception to another guideline.

     Generally, the maximum amount financed with respect to a new manufactured house will equal the sum of

          o     130% of the manufacturer's invoice excluding freight
          o     100% of taxes, freight, fees and insurance
          o 100% of the retailer's cost for approved retailer installed options, up to 25% of the manufacturer's invoice
          o set-up expenses of $2,000 per section, up to a maximum of $6,000.

     The maximum amount financed with respect to a used manufactured home may not exceed 145% of the base National Automobile Dealers Association, called NADA, value. Subject to that limitation, the amount financed will equal the sum of:

          o    95% of the base NADA value or of a Datacomp appraisal
          o    100% of taxes, freight, fees and insurance
          o    100% of approved retailer installed options
          o    set-up expenses of $2,000 per section, up to a maximum of $6,000.

     The maximum amount financed on a land-home contract is determined by reference to the invoice method or an appraisal.

     The seller changes its underwriting guidelines from time to time based on its business judgement and in response to market and competitive conditions. Exceptions to the seller's underwriting guidelines with respect to a small number of contracts were made based on various compensating factors.

Quality Control

     The seller performs a quality control review of a random sample of approximately 10% of the contracts funded from each region each month. The review involves:

          o the verification of the existence and accuracy of the credit application, the VOEs and bank deposits and appraisals for land home contracts;

          o recalculation of the borrowers income and debt-to-income ratio and review of the credit report to determine if the borrower's credit pattern complies with the seller's guidelines;

          o review of the appraisal for completeness and to determine if the appraiser is on the seller's approved list for land home contracts.

The quality control program is administered by a quality control manager who reports ultimately to the executive vice president in charge of audit and credit policy. Quality control review results are forwarded to the regional managers, the vice president of auditing, the director of operations and the chief operating officer. Responses to reported exceptions are required from the regional managers within 30 days of receipt of the report of the quality review.

Servicing

     The seller services over 90% of the manufactured housing contracts that it purchases or originates and, is currently servicing approximately $1.2 billion in manufactured housing loans, including those previously securitized. Servicing responsibilities include collecting principal and interest payments, insurance premiums and other payments from borrowers and, where such contracts have been sold, remitting required payments to the applicable holders. Where necessary, the seller will force place hazard insurance, and a monthly charge is added to the borrower's loan payment to cover the premium.

     Payment processing for all contracts and collections for all contracts that are less than 30 days delinquent are performed centrally at the seller's national servicing center located in Fort Worth, Texas. Once a loan becomes 30 days delinquent, collection responsibility transfers to the appropriate region where intensive collection activity continues and ultimately, if required, repossession and resale of the collateral. The seller manages all of its non-mortgage (home only) repossession and remarketing activities through its regional office network. Due to the specialized nature and expertise required in the case of loans collateralized by real property, the seller performs mortgage foreclosure processes for land-home transactions through the national servicing center.

     The seller utilizes automated servicing processes and a variety of collection techniques, based on individual borrower history and degree of delinquency, to effect resolution. Centralized contract servicing and collection activity includes the following functions: customer service, portfolio administration, collections and quality control. Customer service consists of payment processing, insurance administration and responding to customer inquiries. Portfolio administration includes scanning and imaging of all loan documents as well as securing clear title for each home. The centralized collection operation focuses on contracts not greater than 30 days past due and provides support to the seller's regional offices in collecting delinquent accounts. The quality control function strives to ensure the integrity of the portfolio through periodic reviews and audits.

     Telephone collection attempts are initiated on the third day after the payment is due, ignoring any grace period. Collectors continue to contact borrowers by phone every three days or on the day the borrower has promised a payment, if that occurs sooner. The borrower is mailed a collection letter on the fifteenth day of delinquency, and subsequent letters are mailed at various stages of delinquency. The automated collection system is used to track collection efforts and results. The system places all delinquent loans in the appropriate collector's queue and prioritizes the loans for contact by the collector. All contact with the borrower is documented on the collection system to build a collection history on the loan. The automated collection system provides collection managers with the ability to track the productivity of individual collectors and manage the overall performance of the staff.

     The seller's experience indicates that seriously delinquent accounts are best handled by regional offices whose personnel are familiar with local market conditions and who have the ability to make field calls if necessary to meet with the borrower and/or inspect the collateral. The regional offices also manage the tracking of bankruptcies and the repossession and remarketing of collateral. When a borrower becomes thirty days delinquent, the contract is transferred to the appropriate regional office for collection. The contract remains at the region until it reaches a current status, that is less than 30 days delinquent, at which time it is transferred back to the national servicing center where it will remain unless it again reaches 30 day delinquent status.

     This contract transfer process is seamless, as all of the loan documents are electronically imaged and all the account information is available in the servicing system which is accessible from both the regional offices and the national servicing center.

                                Schedule of Collection Correspondence

 Letter #                    When Sent                                         Description
 --------                    ---------                                         -----------
     1                15 days after due date                              Late notice/reminder
     2                 After broken promise                      Broken promise - unable to reach by phone
     3       After partial delinquent amount received      Partial payment - demand for full delinquent amount
     4       After partial delinquent amount received      Partial payment - payment arrangement/promise broken
     5             After 2nd NSF check is posted          NSF payments - future payments made by certified funds
     6              30 - 90 days after due date         Notice of Default - need full amount to avoid legal action

     Once an account is deemed uncollectible, the related property is voluntarily surrendered, abandoned or obtained through legal proceedings. Regional office personnel ensure that repossessed collateral is adequately protected, resale occurs in a timely manner and losses and repossession expenses are minimized.

     Once repossession occurs, the seller makes every effort to sell the repossessed collateral in a cost effective and timely manner. The seller utilizes an automated system to perform repossession resale analysis, track related expenses, obtain required management approval and report repossession and remarketing activity. Depending on the age and condition of the repossessed collateral, the seller may invest additional funds in order to refurbish the unit prior to sale.

Delinquency and Loss Experience

     The following tables set forth certain information concerning the delinquency and loan loss experience of the portfolio of manufactured housing installment sales contracts and residential mortgages serviced by the servicer as of the dates shown. Because delinquencies and loan losses are affected by a variety of economic, geographic and other factors and because there has been a large increase in number of installment sales contracts and contracts serviced by the servicer which were not outstanding long enough to give rise to some or all of the periods of delinquency or to the loan loss experience indicated in the tables below, there can be no assurance that the delinquency and loan loss experience of the contracts will be comparable to that set forth below.

                                                                       Delinquency Experience
                                                                            December 31,
                                             ----------------------------------------------------------------------------
                                              1997(5)         1998(5)          1999             2000            2001
                                             ------------  --------------  -------------- --------------- ---------------
Principal Balance of Assets

   Total Outstanding(1)                      $287,817,473   $714,109,660   $1,114,573,331  $1,173,929,970  $1,233,202,131
   Company Originations                                                    $1,066,398,180  $1,052,849,685  $1,128,651,814
   Acquisitions                                                               $48,175,151    $121,080,285    $104,550,317

Principal Balance of Delinquent Assets(2)

   Total 30-59 days past due                   $4,727,045     $7,800,000      $15,690,315     $19,524,365     $19,630,956
         Company Originations                                                 $13,803,827     $15,486,369     $16,392,044
         Acquisitions                                                          $1,886,487      $4,037,996      $3,238,913

   Total 60-89 days past due                   $1,174,419     $2,500,000       $4,675,484      $7,501,422      $8,514,735
         Company Originations                                                  $4,129,221      $5,904,404      $7,466,923
         Acquisitions                                                            $546,263      $1,597,018      $1,047,812

   Total 90 days or more past due(1)           $2,083,666     $6,800,000      $11,096,613     $27,808,737     $34,140,495
         Company Originations                                                  $9,892,088     $22,762,984     $28,263,295
         Acquisitions                                                          $1,204,525      $5,045,753      $5,877,200

Total Delinquency(1)

   Total Delinquency                           $7,985,131    $17,000,000      $31,462,412     $54,834,524     $62,286,186
         Company Originations                                                 $27,825,136     $44,153,757     $52,122,262
         Acquisitions                                                          $3,637,275     $10,680,767     $10,163,924

   Total Delinquency Percentage(3)                  2.77%          2.39%            2.82%           4.67%           5.05%
         Company Originations                                                       2.61%           4.19%           4.62%
         Acquisitions                                                               7.55%           8.82%           9.72%

   Total Delinquency Percentage(4)                                 1.68%            2.25%           3.75%           3.46%
         Company Originations                                                       2.03%           3.32%           3.19%
         Acquisitions                                                               6.92%           7.49%           6.41%

--------------------
(1) Includes contracts already in repossession and mortgage loans already in foreclosure.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, payments on a contract or mortgage loan due on the first day of the month are not 30 days delinquent until the first day of the next month.

(3) As a percentage of the principal balance of contracts and mortgage loans outstanding at month end.

(4) Excluding contracts already in repossession and mortgage loans already in foreclosure.

(5)  Breakout data for Company Originations and Acquisitions not available.

                                                                  Loan Loss Experience
                                                                      December 31,
                                      ------------------------------------------------------------------------------
                                        1997(4)        1998(4)          1999             2000            2001
                                      -------------  ------------   --------------  --------------   ---------------
Principal Balance of Assets

   Total Outstanding(1)               $287,817,473   $714,109,660   $1,114,573,331  $1,173,929,970   $1,233,202,131
   Company Originations                                             $1,066,398,180  $1,052,849,685   $1,128,651,814
   Acquisitions                                                        $48,175,151    $121,080,285     $104,550,317

   Gross losses (gains)(2)                $541,546     $3,700,813      $13,047,698     $31,511,339      $42,790,015
         Company Originations             $391,610     $2,317,198      $10,786,459     $24,037,933      $34,528,828
         Acquisitions                     $149,936     $1,383,615       $2,261,239      $7,473,406       $8,261,187

   Net losses (gains) (3)                 $475,119     $3,264,937      $11,580,272     $27,992,727      $39,209,826
         Company Originations             $338,069     $2,057,650       $9,652,538     $21,427,889      $31,711,968
         Acquisitions                     $137,050     $1,207,287       $1,927,734      $6,564,838       $7,497,858

   Gross losses (gains)(2)                   0.19%          0.52%            1.17%           2.68%            3.47%
         Company Originations(4)                                             1.01%           2.28%            3.06%
         Acquisitions(4)                                                     4.69%           6.17%            7.90%

   Net losses (gains) (3)                    0.17%          0.46%            1.04%           2.38%            3.18%
         Company Originations(4)                                             0.91%           2.04%            2.81%
         Acquisitions(4)                                                     4.00%           5.42%            7.17%

-------------------
(1) Includes contracts already in repossession and mortgage loans already in foreclosure.

(2) The calculation of gross losses includes the principal balance of the contract at the time of repossession plus accrued interest up to the date of disposition of the repossessed unit plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage (annualized) of the total principal balance of contracts being serviced at period end.

(3) The calculation of net losses includes the principal balance of the contract at the time of repossession plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage (annualized) of the total principal balance of contracts being serviced at period end.

(4)  Breakout data for Company Originations and Acquisitions not available.

Management's Discussion and Analysis of the Delinquency and Loss Experience

     Management of the servicer observed that deteriorating general economic conditions, including rising unemployment and an increase in the frequency of bankruptcy filings, along with a continued slowdown in the manufactured housing industry, has adversely impacted the performance of its loan portfolio during 2001. In particular, management has observed an increase in the default rate of its loans originated from the fall of 1999 through the spring of 2001. However, recovery rates on defaulted contracts, which declined from 1999 through 2000, leveled and held steady throughout 2001. Management anticipates that recovery rates will remain below historical averages through the remainder of 2002 due to an oversupply of existing repossessed homes and the liquidation practices of lenders who have ceased their manufactured housing loan origination activities. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the contracts in the contract pool is set forth under "The Contract Pool" in this prospectus supplement.

                               The Contract Pool

     This prospectus supplement contains information regarding a portion of the contracts to be included in the pool as of the closing date. These initial contracts consist of manufactured housing installment sale contracts and installment loan agreements originated through February 28, 2002. The seller will transfer additional manufactured housing contracts to the trust on the closing date. Although these additional contracts will have characteristics that differ somewhat from the initial contracts we describe in this prospectus supplement, the seller does not expect that their characteristics will vary materially from the initial contracts. In addition, all additional contracts must conform to the representations and warranties in the pooling and servicing agreement.

     With respect to any contract transferred to the trust, the trust is entitled to all payments due or made on that contract after the related cut-off date. The cut-off date for the initial contracts is February 28, 2002 and the cut-off date for the additional contracts is March 15, 2002.

     The seller expects that the contracts will have an aggregate principal balance as of the date of their transfer to the trust of approximately $135,000,000. The initial contracts have an aggregate principal balance as of their cut-off date of $128,255,925.78, or approximately 95% of the contract pool. All of the contracts will have been originated or acquired by a manufactured housing dealer and purchased by the seller from the dealer, or will have been originated or acquired by the seller directly, in either case in the ordinary course of business.

     Manufactured housing installment sale contracts and manufactured housing installment loan agreements are referred to in this prospectus supplement as manufactured housing contracts or contracts. Each contract will be secured by a manufactured home or, in the case of a land-and-home contract, will be secured by a lien on real estate to which the manufactured home is deemed permanently affixed. As of the cut-off date, a total of $6,250,893.85, or 4.87% by aggregate principal amount of the initial contracts, were land-and-home contracts.

     All of the initial contracts will bear a fixed rate of interest. The contracts provide for level payments over the entire term of the contract.

     The initial contracts were originated between November 2000 and February 2002. Approximately 88.10% of the aggregate principal amount of the initial contracts is attributable to loans to purchase manufactured homes which were new and approximately 11.90% is attributable to loans to purchase manufactured homes which were used at the time the related initial contract was originated. Approximately 3.11% of the initial contracts were originated in connection with the repossession of the related manufactured home. All of the initial contracts are conventional contracts and none are FHA-insured or VA-guaranteed. The contract rate on the initial contracts ranged from 5.990% to 16.970% with a weighted average of approximately 10.770%. The initial contracts have remaining maturities, as of the cut-off date, of at least 52 months but not more than 360 months and original maturities of at least 60 months but not more than 360 months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of 304 months. The average outstanding principal balance of the initial contracts as of the cut-off date was $40,976.33 and the outstanding principal balances of the initial contracts as of the cut-off date ranged from $6,814.85 to $198,034.05. The obligors on the initial contracts are located in 36 states. The obligors on approximately 22.74% of the initial contracts by remaining principal balance are located in Texas, 8.03% in Alabama, 7.66% in Georgia, 6.04% in Mississippi, 5.85% in Florida and 5.71% in Michigan. No other state represents more than 5% of the initial contracts.

     Approximately 0.1% of the initial contracts are simple interest contracts. The remaining contracts are all actuarial contracts.

     The scheduled payments for each simple interest contract would, if made exactly on their respective due dates, result in a nearly full amortization of the contract. However, pursuant to a simple interest contract, interest is computed and charged to the Obligor on the outstanding principal balance of the related contract based on the number of days elapsed between the date through which interest was last paid on the contract through receipt of the Obligor's most current payment, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged. Thus, the portions of each scheduled payment allocable to principal and interest will depend on the amount of interest accrued to the date payment is received. For example, if less than a full month has elapsed between the interest paid-to date and the next date payment is made on the contract, the amount of interest actually paid by the Obligor will be less than a full month's interest on the principal balance of the contract. Conversely, if more than a full month has elapsed between payments on a contract, the amount of interest actually paid by the Obligor will be greater than a full month's interest on the principal balance of the contract. No scheduled payment on a simple interest contract will be considered to be delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest contract will result in the contract amortizing more slowly than originally scheduled, creating a balance due at maturity.

     Under certain circumstances, the amount of accrued interest on a simple interest contract could exceed the amount of the scheduled payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled payment due after one or more scheduled payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on simple interest contracts during the months in which the paid-ahead scheduled payments would have become due. In such event, the entire amount of the payment will be allocated to interest, and although some accrued interest will remain unpaid, the unpaid interest will not be added to the principal balance of the contract and will not bear interest.

     The loan-to-value ratio for a contract is determined using the following methods, depending on the source of the contract. The following definitions refer to the variables in the following description of the loan-to-value calculations:

     L = loan-to-value ratio

     P = principal balance of the contract (amount financed)

     D = down payment (down payment is the sum of cash, trade-in and land value)

     V = value of the manufactured home (determined either through an appraisal or by reference to NADA Mobile/Manufactured Housing Appraisal Guide).

     With respect to retail contracts sourced through dealers or brokers, land home contracts sourced through dealers and correspondents, direct private sales and bulk purchases, the loan-to-value ratio is determined utilizing the following formula:

     L = P/(D+P).

     With respect to refinancings and private sales sourced through brokers and correspondents, the loan-to-value ratio is determined using the following formula:

     L = P/V.

     Due to rounding, the percentages in the following tables may not sum to 100%.

         The tables below describe additional characteristics of the initial contracts as of the related cut- off date. The geographical distribution of the initial contract obligors is based upon the obligor's billing address.

                               Geographical Distribution of Initial Contract Obligors

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
States                                                 Cut-off Date        as of Cut-off Date     as of Cut-off Date
------                                                ---------------     -------------------     ------------------
Alabama.......................................              256              $10,305,335.04                8.03%
Arizona.......................................               57                2,591,018.94                2.02
Arkansas......................................              105                4,021,752.42                3.14
California....................................               77                5,323,073.47                4.15
Colorado......................................               23                1,015,949.92                0.79
Delaware......................................                4                  163,312.21                0.13
Florida.......................................              144                7,508,407.74                5.85
Georgia.......................................              231                9,819,494.50                7.66
Idaho.........................................               11                  414,850.71                0.32
Illinois......................................                9                  335,191.43                0.26
Indiana.......................................               25                  840,997.28                0.66
Iowa..........................................                7                  229,959.23                0.18
Kansas........................................               10                  391,258.95                0.31
Kentucky......................................              137                4,232,877.02                3.30
Maryland......................................               32                1,523,421.36                1.19
Michigan......................................              183                7,329,588.61                5.71
Minnesota.....................................               14                  557,070.41                0.43
Mississippi...................................              197                7,740,921.00                6.04
Missouri......................................               63                2,289,571.50                1.79
Montana.......................................                3                   76,480.59                0.06
Nebraska......................................                1                   45,284.47                0.04
Nevada........................................               11                  525,224.32                0.41
New Mexico....................................               34                1,425,621.36                1.11
New York......................................               41                1,436,203.13                1.12
North Carolina................................              116                4,781,516.92                3.73
Ohio..........................................               61                2,198,198.25                1.71
Oklahoma......................................               63                2,314,503.43                1.80
Oregon........................................               19                  845,524.69                0.66
Pennsylvania..................................               20                  884,159.12                0.69
South Carolina................................              134                5,990,752.87                4.67
Tennessee.....................................              134                5,220,049.88                4.07
Texas.........................................              718               29,159,170.31               22.74
Utah..........................................               32                1,197,030.54                0.93
Virginia......................................               55                1,848,305.18                1.44
Washington....................................               23                1,053,957.89                0.82
West Virginia.................................               80                2,619,891.09                2.04
                                                      ---------------     -------------------     ------------------
     Total....................................            3,130             $128,255,925.78              100.00%
                                                      ===============     ===================     ==================

                                      Years of Origination of Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
Year of Origination                                    Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------------                                   ---------------     -------------------     ------------------
2000...........................................                   1                $88,271.32                0.07%
2001...........................................               2,854            116,775,623.93               91.05
2002...........................................                 275             11,392,030.53                8.88
                                                      ---------------     -------------------     ------------------
     Total.....................................               3,130           $128,255,925.78              100.00%
                                                      ===============     ===================     ==================



               Distribution of Original Initial Contract Amounts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
Original Contract                                     Contracts as of     Balance Outstanding     Principal Balance
Amount (in Dollars)                                    Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------------                                   ---------------     -------------------     ------------------
Less than $10,000.01...........................             12                   $99,612.93                0.08%
Between $10,000.01 and $20,000.00..............            235                 3,710,557.33                2.89
Between $20,000.01 and $30,000.00..............            587                14,749,916.03               11.50
Between $30,000.01 and $40,000.00..............            803                28,065,058.06               21.88
Between $40,001.01 and $50,000.00..............            634                28,140,005.07               21.94
Between $50,000.01 and $60,000.00..............            483                26,274,633.63               20.49
Between $60,000.01 and $70,000.00..............            232                14,779,194.46               11.52
Between $70,000.01 and $80,000.00..............             76                 5,557,689.70                4.33
Between $80,000.01 and $90,000.00..............             27                 2,279,617.06                1.78
Between $90,000.01 and $100,000.00.............             20                 1,885,688.12                1.47
Between $100,000.01 and $110,000.00............              6                   617,208.15                0.48
Between $110,000.01 and $120,000.00............              4                   455,220.30                0.35
Between $120,000.01 and $130,000.00............              4                   496,054.29                0.39
Between $130,000.01 and $140,000.00............              1                   131,698.56                0.10
Between $140,000.01 and $150,000.00............              1                   141,041.67                0.11
Between $150,000.01 and $160,000.00............              2                   305,071.10                0.24
$160,000.01 or greater.........................              3                  $567,659.32                0.44
                                                      ---------------     -------------------     ------------------
     Total.....................................            3,130            $128,255,925.78              100.00%
                                                      ===============     ===================     ==================
The largest original initial contract amount is $198,648, which represents
0.15% of the aggregate principal balance of the initial contracts as of the cut-off date.



                                                        S-31

                               Distribution of Remaining Amounts for Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
Remaining Contract                                    Contracts as of     Balance Outstanding     Principal Balance
Amount (in Dollars)                                    Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------------                                   ---------------     -------------------     ------------------
Less than $10,000.01...........................               18                $150,877.75                0.12%
Between $10,000.01 and $20,000.00..............              245               3,946,761.34                3.08
Between $20,000.01 and $30,000.00..............              587              14,903,216.18               11.62
Between $30,000.01 and $40,000.00..............              809              28,442,478.69               22.18
Between $40,001.01 and $50,000.00..............              628              28,118,637.11               21.92
Between $50,000.01 and $60,000.00..............              477              26,066,067.91               20.32
Between $60,000.01 and $70,000.00..............              231              14,817,930.90               11.55
Between $70,000.01 and $80,000.00..............               68               5,010,146.17                3.91
Between $80,000.01 and $90,000.00..............               27               2,290,087.04                1.79
Between $90,000.01 and $100,000.00.............               20               1,895,608.63                1.48
Between $100,000.01 and $110,000.00............                6                 627,103.99                0.49
Between $110,000.01 and $120,000.00............                3                 345,485.13                0.27
Between $120,000.01 and $130,000.00............                4                 496,054.29                0.39
Between $130,000.01 and $140,000.00............                1                 131,698.56                0.10
Between $140,000.01 and $150,000.00............                1                 141,041.67                0.11
Between $150,000.01 and $160,000.00............                2                 305,071.10                0.24
$160,000.01 or greater.........................                3                  567,659.32               0.44
                                                      ---------------     -------------------     ------------------
     Total.....................................            3,130             $128,255,925.78            100.00%
                                                      ===============     ===================     ==================



                         Distribution of Original Loan-to-Value Ratios of Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
Loan-to-Value Ratio                                    Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------------                                   ---------------     -------------------     ------------------
20.01% to 25.00%                                               1                 $16,508.89                0.01%
25.01% to 30.00%...............................                6                  81,580.09                0.06
30.01% to 35.00%...............................                4                 108,994.46                0.08
35.01% to 40.00%...............................               10                 182,644.25                0.14
40.01% to 45.00%...............................                8                 174,299.83                0.14
45.01% to 50.00%...............................               13                 375,478.68                0.29
50.01% to 55.00%...............................               19                 458,446.15                0.36
55.01% to 60.00%...............................               17                 694,933.89                0.54
60.01% to 65.00%...............................               27                 733,994.22                0.57
65.01% to 70.00%...............................               44               1,473,069.49                1.15
70.01% to 75.00%...............................               69               2,308,591.24                1.80
75.01% to 80.00%...............................              498              18,909,302.56               14.74
80.01% to 85.00%...............................              323              11,411,407.53                8.90
85.01% to 90.00%...............................            1,224              54,134,855.50               42.21
90.01% to 95.00%...............................              839              36,141,493.86               28.18
95.01% to 100.00%..............................               28               1,050,325.14                0.82
                                                      ---------------     -------------------     ------------------
     Total.....................................            3,130             $128,255,925.78             100.00%
                                                      ===============     ===================     ==================



                                                        S-32

                                     Current Contract Rate for Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding    Principal Balance as
Range of Contract Rates                                Cut-off Date        as of Cut-off Date       of Cut-off Date
-----------------------                               ---------------     -------------------     ------------------
 5.000%    -    5.999%............................           1                   $52,542.69              0.04%
 6.000%    -    6.999%............................           2                   100,321.60              0.08
 7.000%    -    7.999%............................          22                 1,381,940.64              1.08
 8.000%    -    8.999%............................         346                17,214,074.66             13.42
 9.000%    -    9.999%............................         529                24,802,891.44             19.34
10.000%    -    10.999%...........................         687                31,311,699.95             24.41
11.000%    -    11.999%...........................         613                23,973,911.63             18.69
12.000%    -    12.999%...........................         520                17,561,032.41             13.69
13.000%    -    13.999%...........................         274                 8,545,801.61              6.66
14.000%    -    14.999%...........................         108                 2,733,361.83              2.13
15.000%    -    15.999%...........................          26                   542,331.16              0.42
16.000%    -    16.999%...........................           2                    36,016.16              0.03
                                                      ---------------     -------------------     ------------------
     Total.....................................           3,130             $128,255,925.78             100.00%
                                                      ===============     ===================     ==================



                                                        S-33

                                  Original Months to Maturity of Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
Original Months                                       Contracts as of     Balance Outstanding     Principal Balance
to Maturity                                            Cut-off Date        as of Cut-off Date     as of Cut-off Date
-----------                                           ---------------     -------------------     ------------------
31 to 60.......................................               2                  $21,540.99               0.02%
61 to 90.......................................              43                  610,876.66               0.48
91 to120.......................................             108                2,232,277.30               1.74
121 to 150.....................................              15                  422,122.56               0.33
151 to 180.....................................             282                8,421,981.25               6.57
211 to 240.....................................             848               29,551,012.20              23.04
271 to 300.....................................             256                9,294,227.24               7.25
331 to 360.....................................           1,576               77,701,887.58              60.58
                                                      ---------------     -------------------     ------------------
     Total.....................................           3,130             $128,255,925.78             100.00%
                                                      ===============     ===================      =================


                                  Remaining Months to Maturity of Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
Months Remaining                                      Contracts as of     Balance Outstanding     Principal Balance
to Maturity                                            Cut-off Date        as of Cut-off Date     as of Cut-off Date
-----------                                           ---------------     -------------------     ------------------
31 to 60.......................................               2                  $21,540.99               0.02%
61 to 90.......................................              44                  623,963.62               0.49
91 to120.......................................             107                2,219,190.34               1.73
121 to 150.....................................              15                  422,122.56               0.33
151 to 180.....................................             282                8,421,981.25               6.57
211 to 240.....................................             848               29,551,012.20              23.04
271 to 300.....................................             256                9,294,227.24               7.25
331 to 360.....................................           1,576               77,701,887.58              60.58
                                                      ---------------     -------------------     ------------------
     Total.....................................           3,130             $128,255,925.78             100.00%
                                                      ===============     ===================     ==================


                                                      Unit Type

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
Unit Type                                              Cut-off Date        as of Cut-off Date     as of Cut-off Date
---------                                             ---------------     -------------------     ------------------
Multi-section home.............................                1,982           $96,554,212.01               75.28%
Single-section home............................                1,148            31,701,713.77               24.72
                                                      ---------------     -------------------     ------------------
     Total.....................................                3,130          $128,255,925.78              100.00%
                                                      ===============     ===================     ==================



                                                    Property Type

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
Property Type                                          Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------                                         ---------------     -------------------     ------------------
Land Home......................................                   89            $6,250,893.85                4.87%
Home only......................................                3,041           122,005,031.93               95.13
                                                      ---------------     -------------------     ------------------
     Total.....................................                3,130          $128,255,925.78              100.00%
                                                      ===============     ===================     ==================



                                                        S-34

                                          Credit Score of Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
Credit Score                                           Cut-off Date        as of Cut-off Date     as of Cut-off Date
------------                                          ---------------     -------------------     ------------------
Unknown........................................              64               $2,087,380.45               1.63%
451 to 500.....................................               1                   12,945.00               0.01
501 to 550.....................................              35                1,349,154.20               1.05
551 to 600.....................................             190                8,080,505.28               6.30
601 to 650.....................................             727               30,938,175.44              24.12
651 to 700.....................................             914               37,845,822.51              29.51
701 to 750.....................................             746               29,728,897.34              23.18
751 to 800.....................................             427               17,167,805.51              13.39
801 to 850.....................................              26                1,045,240.05               0.81
                                                      ---------------     -------------------     ------------------
     Total.....................................           3,130             $128,255,925.78             100.00%
                                                      ===============     ===================     ==================

                      Yield and Prepayment Considerations

     The contracts may be prepaid in full or in part at any time without penalty. The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life of the certificates. It is expected that a number of the contracts will be prepaid before their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of contracts due to breaches of representations and warranties have the effect of prepaying those contracts and therefore would affect the average life of the certificates. The prepayment experience on manufactured housing contracts varies greatly. Most of the contracts contain a due-on-sale clause that would permit the servicer to accelerate the maturity of a contract upon the sale of the related manufactured home. In the case of those contracts that do contain due-on-sale clauses, the servicer will permit assumptions of those contracts if the purchaser of the related manufactured home satisfies the then-current underwriting standards of the seller.

     As with fixed rate obligations generally, the rate of prepayment on a pool of contracts with fixed rates is affected by prevailing market rates for contracts of a comparable term and risk level. When the market interest rate is below the contract rate, obligors may have an increased incentive to refinance their contracts. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell their manufactured homes or refinance their contracts in order to realize their equity in the manufactured home, to meet cash flow needs or to make other investments. However, depreciation of the value of the manufactured homes may limit the ability to accomplish these goals. We cannot assure you as to the level of prepayments the contracts will experience.

     The allocation of distributions to the Class A certificateholders on each distribution date on which the Class M-1 distribution test is not satisfied, on each distribution date on which the Class M-2 distribution test is not satisfied, or on each distribution date on which the Class B-1 distribution test is not satisfied, will have the effect of accelerating the amortization of the Class A certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance and the Class B-1 principal balance. If you purchase a Class A certificate at a discount and you calculated your anticipated yield to maturity based on an assumed rate of payment of principal on the Class A certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated.

     On any distribution date on which the Class M-1 distribution test, the Class M-2 distribution test and the Class B-1 distribution test are not satisfied, the Class A certificateholders will receive 100% of the Formula Principal Distribution Amount, as described under "Description of the Certificates--Distributions" and "--Principal," subject to the limit of the amount available for distribution. The rate of principal payments on the Class M certificates and Class B-1 certificates and the aggregate amount of distributions on the Class M certificates and Class B-1 certificates will be affected by the rate of obligor defaults resulting in delinquencies on the contracts and losses on liquidated contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates--Subordination of Class M Certificates and Class B-1 Certificates" for a description of the manner in which such losses are borne by the Class M certificates and the Class B-1 certificates. If you purchase the Class B-1 certificates or a class of Class M certificates at a discount and you calculate your anticipated yield to maturity based on an assumed rate of payment of principal on the Class B-1 certificates or Class M certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated. Since it is not expected that the Class M or Class B-1 Certificates will receive distributions in respect of principal until the distribution date in October 2006, the weighted average lives of such classes will be longer than would otherwise be the case and the effect on the market value of those classes of certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for the Class A certificates. See "Description of the Certificates--Distributions," and "--Principal."

     The certificate rates of the Offered Certificates will be capped by the weighted average of the contract rates of the contracts, net of the rate at which the trustee fee, the backup servicing fee and if Origen is no longer the servicer, the servicing fee are calculated. Disproportionate prepayments of contracts with net contract rates higher than the certificate rates for any of the offered certificates will increase the possibility that the certificate rate for that class of certificates will be lowered to the weighted average of the net contract rates. There is no mechanism to compensate the holder of the related classes for any cap on the certificate rate.

     Investors in the Class A-1 certificates should understand that the timing of changes in the level of one-month LIBOR may affect the actual yields to investors even if the average level is consistent with the investor's expectations. Each investor must make an independent decision as to the appropriate one-month LIBOR assumption to be used in deciding whether to purchase a Class A-1 certificate. The Class A-1 certificates bear interest based on one-month LIBOR, which is variable and fluctuates differently from other indices. In addition, the contract rates on the contracts are fixed and do not change over time. In a period of rising one-month LIBOR, the Class A-1 certificates may be more likely to be subject to the maximum rate described in this prospectus supplement. Prepayments of the contracts, including voluntary prepayments and prepayments due to defaults, also may affect the likelihood of the application of the maximum rate. If contracts with higher contract rates were to prepay, the maximum rate would be lower than otherwise would be the case. In addition, contracts with higher contract rates may prepay faster than contracts with relatively lower contract rates in response to a given change in market interest rates. There is no mechanism to compensate the Class A-1 certificates for any shortfalls that arise due to the application of the maximum rate.

     In addition to the foregoing factors affecting the weighted average life of the certificates, the overcollateralization provisions of the trust result in a limited acceleration of the certificates relative to the amortization of the contracts during the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the certificates. This acceleration feature creates overcollateralization which results from the excess of the aggregate contract principal balance over the aggregate certificate principal balance. Once the required level of overcollateralization is reached, the overcollateralization feature will cease, unless necessary to maintain the required level of overcollateralization.

     The seller and the servicer cannot assure you that the delinquency or repossession experience described under "The Manufactured Home Loan Program--Delinquency and Loss Experience" will be representative of the results that may be experienced on the contracts.

     On or after any distribution date, if any, on which the aggregate certificate principal balance of the certificates is greater than the aggregate contract principal balance, if the available distribution amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the certificateholders, those certificateholders will absorb, in the order described in this prospectus supplement:

          (1) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of liquidation expenses and Monthly Advances, are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average certificate rate plus the percentage rate used to calculate the monthly servicing fee, trustee fee and backup servicing fee; and

          (2) other shortfalls in the available distribution amount, and will incur a loss on their investments. See "Description of the Certificates--Losses on Liquidated Contracts" in this prospectus supplement.

     In the event that there were a sufficiently large number of delinquencies on the contracts in any due period that were not covered by Monthly Advances as described in this prospectus supplement, the amounts paid to some certificateholders could be less than the amount of principal and interest that would otherwise be payable on those certificates with respect to that due period. In that event, even if delinquent payments on those contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the affected certificates would be reduced, and under some circumstances, it is possible that sufficient amounts might not be available for the ultimate payment of all principal of those certificates plus accrued interest thereon at the related certificate rate, thus also reducing the effective yield on those certificates.

     If the aggregate of the principal balances of the offered certificates exceeds the pool principal balance, that excess will be applied as a reduction in the adjusted principal balance of the most subordinate class of offered certificates then outstanding. As a result of that reduction, less interest will accrue on that class of certificates than would otherwise be the case.

     The servicer has the right to purchase from the trust all remaining contracts, and effect early retirement of the certificates, on any distribution date when the pool principal balance is less than or equal to 10% of the cut-off date principal balance of the initial and additional contracts. The amount paid by the servicer will be distributed to all outstanding certificateholders on the distribution date occurring in the month following the date of purchase. If the servicer does not exercise its option to purchase all remaining contracts described in this paragraph, the trustee will attempt to conduct an auction sale of the remaining contracts that would have the same result for certificateholders as the optional purchase. See "Description of the Certificates--Purchase Option; Auction Sale."

     Although partial prepayments of principal on contracts are applied on scheduled payment dates for the contracts or, in the case of simple interest contracts, on the date of receipt, obligors are not required to pay interest on contracts after the date of a full prepayment of principal. As a result, full prepayments on contracts in advance of the scheduled payment dates for these contracts in any due period will reduce the amount of interest received from obligors during the due period. Subject to the availability of the subordination provided by the Class M and Class B-1 certificates, the subordination would apply to the net shortfall of interest received on account of prepayments in full in any due period so that the amount of interest paid on the Class A certificates on the following distribution date should not be affected by the shortfall.

     The expected final scheduled payment date on the initial contract with the latest maturity is in May 2032. The expected final scheduled distribution date of each class of certificates, based on the Modeling Assumptions and the further assumptions that there are no defaults, prepayments or delinquencies on payments due under the contracts, that the repurchase option has not been exercised and that there has been no auction sale, are as follows:

                                         Expected Final
             Class                     Distribution Date
             -----                     -----------------

           Class A-1                     December 2013
           Class A-2                     November 2018
           Class A-3                     December 2023
           Class A-4                       July 2031
           Class M-1                       July 2031
           Class M-2                       July 2031
           Class B-1                       July 2031

Weighted Average Life of the Certificates

     The following information is intended to illustrate the effect of prepayments of the contracts on the weighted average life of the Class A certificates, Class M certificates and Class B-1 certificates under the stated assumptions and is not a prediction of the prepayment rate that the contracts might actually experience.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A, Class M and Class B-1 certificates will be influenced by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of monthly payments or prepayments. For this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of contracts. Prepayments on contracts may be measured by a prepayment standard or model. The model we use in this prospectus supplement, the manufactured housing prepayment model ("MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per year of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per year in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts, 100% MHP assumes a constant prepayment rate of 6.0% per year.

     As used in the following tables, 100% MHP assumes the contracts will prepay at rates of 100% of the MHP assumed prepayment rates; 125% MHP assumes the contracts will prepay at rates of 125% of the MHP assumed prepayment rates;150% assumes the contracts will prepay at rates of 150% of the MHP assumed prepayment rates, and so forth.

     We cannot assure you, however, that prepayment of the contracts owned by the trust will conform to any level of the MHP, and the depositor and the seller make no representation that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their manufactured homes or default on their contracts. Increased competition among manufactured housing lenders has had the effect of increasing the prepayment rates of manufactured housing contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of contracts secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on these contracts, the contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these contracts. Conversely, if prevailing interest rates rise above the interest rates on the contracts, the rate of prepayment would be expected to decrease.

     As described under "Description of the Certificates--Distributions," payments of principal on the Class M-1 certificates will not commence until the distribution date on which (1) the Class A principal balance has been reduced to zero or (2) the Class M-1 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates while increasing the respective interest in the trust of the Class M and Class B-1 certificates. As described under "Description of the Certificates--Distributions," payments of principal on the Class M-2 certificates will not commence until the distribution date on which (a) the Class A principal balance and Class M-1 principal balance have been reduced to zero or (b) the Class M-2 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates and Class M-1 certificates while increasing the respective interest in the trust of the Class M-2 certificates and Class B-1 certificates. As described under "Description of the Certificates--Distributions," payments of principal on the Class B-1 certificates will not commence until the distribution date on which
(1) the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have been reduced to zero or (2) the Class B-1 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates and Class M certificates while increasing the respective interest in the trust of the Class B-1 certificates.

     The percentages and weighted average lives in the following tables were determined assuming the following (collectively, the "Modeling Assumptions"):

     (1) scheduled interest and principal payments on the contracts are received in a timely manner on their respective due dates and prepayments are made at the indicated percentages of the MHP listed in the table;

     (2) the servicer exercises its right to purchase the contracts on the first possible date, as described under "Description of the Certificates--Purchase Option; Auction Sale";

     (3) the aggregate Principal Balance of the contracts as of the related cut-off date is $135,000,000 and the contracts have the characteristics described below under "--Assumed Characteristics of Contracts as of the Cut-off Date" and have their first scheduled payment due on or before April 1, 2002;

     (4) the sum of the trustee fee and the backup servicing fee for each distribution date occurring during years one through seven following the closing date is $5,000, for each distribution date occurring during years eight through fourteen following the closing date is $4,000 and for each distribution date occurring during each year from and including the fifteenth year following the closing date is $3,000;

     (5) each class of certificates has the approximate principal amount and the certificate rate shown for that class under "Summary of the Terms of the Offered Certificates;"

     (6) no interest shortfalls will arise because of prepayment in full of the contracts;

     (7)  no delinquencies or losses are experienced on the contracts;

     (8) distributions are made on the certificates on the fifteenth day of each month, commencing in April 2002;

     (9)  Origen is the servicer; and

     (10) the certificates are issued on March 27, 2002.

     We cannot assure you that the servicer will exercise its purchase option. If the purchase option is not exercised, we cannot assure you that any auction of the trust property will be successful.

     We make no representation that the contracts will not experience delinquencies or losses.

Assumed Characteristics of Contracts as of the Cut-off Date

     The following are the assumed characteristics of the contracts as of the related cut-off date:

                                                   Weighted Average      Weighted Average
                           Aggregate Principal      Original Term         Remaining Term        Weighted Average
        Contract           Balance Outstanding        (months)               (months)             Contract Rate
----------------------   ----------------------  -------------------    -------------------   ---------------------
     A                           $22,673.68                60                     52                    11.900%
     B                        $2,992,655.37               112                     106                   11.328
     C                        $9,309,152.83               178                     173                   10.826
     D                       $31,104,891.43               240                     235                   10.828
     E                        $9,782,945.07               300                     294                   11.604
     F                       $81,787,681.62               360                     354                   10.621


     It is not likely that contracts will prepay at any constant percentage of the MHP to maturity or that all contracts will prepay at the same rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables show the percentages of the original principal balance of each class of offered certificates that would be outstanding after each of the distribution dates shown at the indicated percentages of the MHP and the corresponding weighted average lives of each class of certificates.

     The weighted average life of each class of certificates listed in the tables below is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of the certificate by the number of years from the date of issuance of certificate to the stated distribution date, (2) adding the results, and (3) dividing the sum by the initial principal balance of the certificate.

                           Percentage of the Original Principal Balance of the Class A-1
                                   Certificates at the Respective Percentages of the
                                                MHP Listed Below:

Distribution Date                          100%     125%    150%     175%    200%    250%     300%
-----------------                          ----     ----    ----     ----    ----    ----     ----
Initial Percentage.....................    100%     100%    100%     100%    100%    100%     100%
March, 2003............................      66       61      57       52      48      39       29
March, 2004............................      41       31      22       13       4       0        0
March, 2005............................      16        3       0        0       0       0        0
March, 2006............................       0        0       0        0       0       0        0
Weighted Average Life (Years)..........    1.70     1.44    1.25     1.11    1.00    0.83     0.72

                           Percentage of the Original Principal Balance of the Class A-2
                                   Certificates at the Respective Percentages of the
                                                MHP Listed Below:


Distribution Date                          100%     125%    150%     175%    200%    250%     300%
-----------------                          ----     ----    ----     ----    ----    ----     ----
Initial Percentage.....................    100%     100%    100%     100%    100%    100%     100%
March, 2003............................    100      100     100      100     100     100      100
March, 2004............................    100      100     100      100     100      80       55
March, 2005............................    100      100      85       66      49      14        0
March, 2006............................     90       65      42       20       0       0        0
March, 2007............................     58       30       3        0       0       0        0
March, 2008............................     28        0       0        0       0       0        0
March, 2009............................      0        0       0        0       0       0        0
Weighted Average Life (Years)..........   5.28     4.45    3.84     3.37    3.00    2.46     2.09

                           Percentage of the Original Principal Balance of the Class A-3
                                   Certificates at the Respective Percentages of the
                                                MHP Listed Below:

Distribution Date                          100%     125%    150%     175%    200%    250%     300%
-----------------                          ----     ----    ----     ----    ----    ----     ----
Initial Percentage.....................    100%     100%    100%     100%    100%    100%     100%
March, 2003............................    100      100     100      100     100     100      100
March, 2004............................    100      100     100      100     100     100      100
March, 2005............................    100      100     100      100     100     100       70
March, 2006............................    100      100     100      100      97      30        0
March, 2007............................    100      100     100       72      44       0        0
March, 2008............................    100       94      63       43      16       0        0
March, 2009............................     98       62      38       17       0       0        0
March, 2010............................     68       40      15        0       0       0        0
March, 2011............................     48       19       0        0       0       0        0
March, 2012............................     29        1       0        0       0       0        0
March, 2013............................     12        0       0        0       0       0        0
March, 2014............................      0        0       0        0       0       0        0
Weighted Average Life (Years)..........   9.01     7.66    6.63     5.85    5.00    3.79     3.20



                                                S-42


                           Percentage of the Original Principal Balance of the Class A-4
                                   Certificates at the Respective Percentages of the
                                                MHP Listed Below:

Distribution Date                          100%     125%    150%     175%    200%    250%     300%
-----------------                          ----     ----    ----     ----    ----    ----     ----
Initial Percentage.....................    100%     100%    100%     100%    100%    100%     100%
March, 2003............................    100      100     100      100     100     100      100
March, 2004............................    100      100     100      100     100     100      100
March, 2005............................    100      100     100      100     100     100      100
March, 2006............................    100      100     100      100     100     100       81
March, 2007............................    100      100     100      100     100      87       52
March, 2008............................    100      100     100      100     100      73       41
March, 2009............................    100      100     100      100      94      60       33
March, 2010............................    100      100     100       96      81      50       26
March, 2011............................    100      100      97       84      69      41       21
March, 2012............................    100      100      85       73      59      34       17
March, 2013............................    100       90      75       63      50      28        0
March, 2014............................     97       80      66       54      42      23        0
March, 2015............................     87       70      57       46      36       0        0
March, 2016............................     77       62      49       39      30       0        0
March, 2017............................     69       54      42       33       0       0        0
March, 2018............................     61       47      36       28       0       0        0
March, 2019............................     54       41      31        0       0       0        0
March, 2020............................     46       35       0        0       0       0        0
March, 2021............................     39       29       0        0       0       0        0
March, 2022............................     34        0       0        0       0       0        0
March, 2023............................     29        0       0        0       0       0        0
March, 2024............................      0        0       0        0       0       0        0
Weighted Average Life (Years)..........  17.50    15.59   14.02    12.64   11.22    8.47     6.25



                                                S-43

                           Percentage of the Original Principal Balance of the Class M-1
                                   Certificates at the Respective Percentages of the
                                                MHP Listed Below:

Distribution Date                          100%     125%     150%    175%     200%     250%     300%
-----------------                          ----     ----    ----     ----    ----    ----     ----
Initial Percentage.................        100%     100%     100%    100%     100%     100%     100%
March, 2003........................        100      100      100     100      100      100      100
March, 2004........................        100      100      100     100      100      100      100
March, 2005........................        100      100      100     100      100      100      100
March, 2006........................        100      100      100     100      100      100      100
March, 2007........................        100      100      100      97       94       94       95
March, 2008........................        100      100       94      85       81       78       77
March, 2009........................        100       93       83      74       69       65       61
March, 2010........................         94       84       74      65       59       54       49
March, 2011........................         86       75       65      56       51       44       39
March, 2012........................         78       67       58      49       43       37       31
March, 2013........................         71       60       51      42       37       30        0
March, 2014........................         64       54       44      36       31       25        0
March, 2015........................         58       47       38      31       26        0        0
March, 2016........................         52       41       33      26       22        0        0
March, 2017........................         46       36       29      22        0        0        0
March, 2018........................         41       32       25      19        0        0        0
March, 2019........................         36       27       21       0        0        0        0
March, 2020........................         31       23        0       0        0        0        0
March, 2021........................         26       19        0       0        0        0        0
March, 2022........................         22        0        0       0        0        0        0
March, 2023........................         20        0        0       0        0        0        0
March, 2024........................          0        0        0       0        0        0        0
Weighted Average Life (Years)......      14.80    13.11    11.73   10.52     9.72     8.80     8.08



                                                S-44

                           Percentage of the Original Principal Balance of the Class M-2
                                   Certificates at the Respective Percentages of the
                                                MHP Listed Below:

Distribution Date                          100%     125%     150%    175%     200%     250%     300%
-----------------                          ----     ----    ----     ----    ----    ----     ----
Initial Percentage.................        100%     100%     100%    100%     100%     100%     100%
March, 2003........................        100      100      100     100      100      100      100
March, 2004........................        100      100      100     100      100      100      100
March, 2005........................        100      100      100     100      100      100      100
March, 2006........................        100      100      100     100      100      100      100
March, 2007........................        100      100      100      97       94       94       95
March, 2008........................        100      100       94      85       81       78       77
March, 2009........................        100       93       83      74       69       65       61
March, 2010........................         94       84       74      65       59       54       49
March, 2011........................         86       75       65      56       51       44       39
March, 2012........................         78       67       58      49       43       37       31
March, 2013........................         71       60       51      42       37       30        0
March, 2014........................         64       54       44      36       31       25        0
March, 2015........................         58       47       38      31       26        0        0
March, 2016........................         52       41       33      26       22        0        0
March, 2017........................         46       36       29      22        0        0        0
March, 2018........................         41       32       25      19        0        0        0
March, 2019........................         36       27       21       0        0        0        0
March, 2020........................         31       23        0       0        0        0        0
March, 2021........................         26       19        0       0        0        0        0
March, 2022........................         22        0        0       0        0        0        0
March, 2023........................         20        0        0       0        0        0        0
March, 2024........................          0        0        0       0        0        0        0
Weighted Average Life (Years)......      14.80    13.11    11.73   10.52     9.72     8.80     8.08



                                                S-45

                           Percentage of the Original Principal Balance of the Class B-1
                                   Certificates at the Respective Percentages of the
                                                MHP Listed Below:

Distribution Date                          100%     125%     150%    175%     200%     250%     300%
-----------------                          ----     ----    ----     ----    ----    ----     ----
Initial Percentage.................        100%     100%     100%    100%     100%     100%     100%
March, 2003........................        100      100      100     100      100      100      100
March, 2004........................        100      100      100     100      100      100      100
March, 2005........................        100      100      100     100      100      100      100
March, 2006........................        100      100      100     100      100      100      100
March, 2007........................        100      100      100      97       94       94       95
March, 2008........................        100      100       94      85       81       78       77
March, 2009........................        100       93       83      74       69       65       61
March, 2010........................         94       84       74      65       59       54       49
March, 2011........................         86       75       65      56       51       44       39
March, 2012........................         78       67       58      49       43       37       31
March, 2013........................         71       60       51      42       37       30        0
March, 2014........................         64       54       44      36       31       25        0
March, 2015........................         58       47       38      31       26        0        0
March, 2016........................         52       41       33      26       22        0        0
March, 2017........................         46       36       29      22        0        0        0
March, 2018........................         41       32       25      19        0        0        0
March, 2019........................         36       27       21       0        0        0        0
March, 2020........................         31       23        0       0        0        0        0
March, 2021........................         26       19        0       0        0        0        0
March, 2022........................         22        0        0       0        0        0        0
March, 2023........................         20        0        0       0        0        0        0
March, 2024........................          0        0        0       0        0        0        0
Weighted Average Life (Years)......      14.80    13.11    11.73   10.52     9.72     8.80     8.08


                        Description of the Certificates


     The certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe the material provisions of the pooling and servicing agreement.

General

     The certificates will be issued in denominations of $1,000 and multiples of $1 and will evidence undivided ownership interests in the trust. Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "--Registration of Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The certificates evidence undivided interest in the contract pool and certain other property held in trust for the benefit of the certificateholders. The Class A certificates will evidence approximate 72% undivided interest in the trust. The Class M-1 certificates will evidence an approximate 8.50% undivided interest in the trust. The Class M-2 certificates will evidence an approximate 8.00% undivided interest in the trust. The Class B-1 certificates will evidence an approximate 7.50% undivided interest in the trust. Initially, the overcollateralization amount will equal 4% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date.

     The trust includes (1) the contract pool, including all rights to receive payments on the contracts received after the related cut-off date; (2) the amounts held from time to time in the certificate account; (3) any property which initially secured a contract and which is acquired in the process of realizing thereon; (4) the amounts held from time to time in the distribution account; and (5) the proceeds of all insurance policies described in this prospectus supplement.

     The seller will convey the contracts to the depositor and the depositor will convey the contracts to the trustee on behalf of the trust on the closing date. The servicer will service the contracts pursuant to the pooling and servicing agreement. The contract documents will be held by the trustee.

     Distributions of principal, interest or both to the holders of the offered certificates will be made on each distribution date beginning in April 2002 to the person in whose names the certificates are registered on the Record Date. The Record Date with respect to the certificates and any distribution date is the last day of the preceding calendar month. With respect to any distribution date and any class of certificates, the accrual period will be the calendar month preceding the month in which that distribution date occurs.

Conveyance of Contracts

     On the closing date, the seller will transfer to the depositor the initial and additional contracts, including all principal and interest received on the contracts after the related cut-off date. The depositor will then establish the trust and transfer to the trust all of its right, title and interest in the initial and additional contracts.

     Any contract discovered not to agree with the Contract Schedule in a manner that is materially adverse to the interests of the holders of the offered certificates will be repurchased by the seller, or replaced with another contract, except that if the discrepancy relates to the principal balance of a contract, the seller may, under certain conditions, deposit cash in the certificate account in an amount sufficient to offset the discrepancy.

     The trustee, as custodian, will hold the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home. In order to give notice of the trustee's right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. To the extent that the contracts do not constitute "chattel paper", "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in the contracts could be defeated. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the prospectus.

     The seller will make certain representations and warranties to the trustee with respect to each contract sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

     (a) as of the Cut-Off Date, the contract is not more than 59 days delinquent;

     (b) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related Contract File;

     (c) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

     (d) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

     (e) the manufactured home securing the contract is covered by hazard insurance described under "The Pooling and Servicing Agreement--Hazard Insurance" in this prospectus supplement;

     (f)  the contract was either:

          (1) originated by a manufactured housing dealer acting, to the knowledge of the seller, in the regular course of its business and purchased on an individual basis by the seller in the ordinary course of its business; or

          (2) originated or acquired by the seller in the ordinary course of its business.

     (g) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the trustee pursuant to the pooling and servicing agreement unlawful;

     (h) the contract, as cured when required, complies with all requirements of applicable law;

     (i) the obligation set forth in the contract has not been satisfied or subordinated in whole or in part, nor has the contract been rescinded, and the manufactured home securing the contract has not been released from the lien of the contract;

     (j) the contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of the seller in the manufactured home and real property securing the contract, if any;

     (k) the security interest has been assigned to the trustee, and, after the assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;

     (l) immediately prior to the transfer of the contracts to the trustee, the seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and, immediately prior to the transfer of the contracts to the trustee, it was the sole owner thereof and had full right to transfer the contract to the trustee as designee of the depositor;

     (m) as of the cut-off date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and the seller has not waived any of the foregoing;

     (n) as of the closing date, there were, to the knowledge of the seller, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, if any, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

     (o)  the contract is a fully-amortizing loan;

     (p) the contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

     (q) the information contained in the contract schedule with respect to the contract is true and correct;

     (r)  there is only one original of the contract;

     (s) the contract did not have a loan-to-value ratio at origination greater than 100%;

     (t) the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, unless it is subject to a Land-in-Lieu Contract or Land Home Contract or prohibited by state law, and as of the Closing Date the manufactured home is, to the knowledge of the seller, free of damage and in good repair;

     (u) the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

     (v) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code;

     (w) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

     (x) no contract contained any provision providing for the payment of a prepayment fee or penalty upon the prepayment of a portion or all of the outstanding principal balance of that contract; and

     (y) the initial contract with the lowest contract rate as of the cut-off date has a contract rate of 5.990% and the initial contract with the highest contract rate as of the cut-off date has a contract rate of 16.970%.

     Under the terms of the pooling and servicing agreement, and subject to the seller's option to effect a substitution as described in the last paragraph under this subheading, the seller will be obligated to repurchase, at the price described below, within 60 days after the seller becomes aware, or after the seller's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of the seller in the pooling and servicing agreement that materially and adversely affects the trust's interest in any contract, unless the seller's breach has been cured.

     Notwithstanding the previous paragraph, the seller will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing the contract, if any, located in any jurisdiction on account of a breach of the representation and warranty described in clause (k) above solely on the basis of the failure by the seller to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home and real property securing the contract, if any, other than a notation or transfer instrument necessary to show the seller as lienholder or legal title holder, unless:

     (a) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the trustee does not have a perfected first-priority security interest in the related manufactured home; or

     (b) (1) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and

     (2) the servicer shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.

     The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the servicer is required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the pooling and servicing agreement pursuant to which a trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the seller were to result from proceedings brought by a bankruptcy trustee of the seller, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.

     The repurchase obligation described in this section "Conveyance of Contracts" generally constitutes the sole remedy available to the trustee and the holders of the offered certificates for a breach of a representation or warranty under the pooling and servicing agreement with respect to the contracts. The repurchase price for any contract will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the due period during which the contract is repurchased.

     In lieu of repurchasing a contract as specified in the third paragraph of this section "Conveyance of Contracts" during the two-year period following the closing date, the seller may, at its option, substitute an eligible substitute contract for the defective contract. The seller will be required to deposit in the certificate account cash in the amount, if any, by which the principal balance of the defective contract as of the beginning of the month in which substitution takes place exceeds the principal balance of the contract for which it is being substituted as of the beginning of the month.

     An eligible substitute contract is a contract that, as of its date of substitution:

          o meets the representations and warranties in the pooling and servicing agreement,
          o has a principal balance that is not greater than the principal balance of the contract it is replacing,
          o has a contract rate that is at least equal to the contract rate of the contract it is replacing,
          o has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the contract it is replacing, and
          o meets any other requirements that may be specified in the pooling and servicing agreement.

Payments on Contracts; Distributions on Certificates

     The servicer, on behalf of the trust, will establish and maintain, in the name of the trust, for the benefit of the certificateholders, a certificate account as an eligible account. The trustee, on behalf of the trust, will establish and maintain a distribution account as an eligible account. An eligible account is any account which is

     (1) an account maintained with an eligible institution; or

     (2) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus or, if the depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company of not less than $50,000,000 and the securities of the depository institution or trust company (or, if the depository institution or trust company is a subsidiary of a bank holding company system and the depository institution's or trust company's securities are not rated, the securities of the bank holding company) has a credit rating from Moody's, if rated by Moody's and S&P, if rated by S&P, in one of its generic credit rating categories which signifies investment grade; or

     (3) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the certificates, as confirmed in writing by Moody's and S&P.

An eligible institution is any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated P-1 by Moody's, if rated by Moody's and A-1 by S&P, if rated by S&P, or in one of the two highest rating categories by Moody's, if rated by Moody's, and S&P, if rated by S&P, in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. Amounts on deposit in the distribution account will remain uninvested. Funds in the certificate account may be invested in eligible investments that will mature not later than the business day before the applicable monthly distribution date. Eligible investments include:

     o direct obligations of, and obligations fully guaranteed by, the United States or of any agency backed by the full faith and credit of the United States and which are noncallable;

     o federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions;

     o    repurchase agreements with eligible institutions;

     o securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 from Moody's and in one of the two highest rating categories from S&P, not in excess of 10% of amounts in the certificate account at the time of the investment;

     o commercial paper assigned at least a P-1 rating by Moody's at the time of the investment;

     o shares of registered investment companies whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's and S&P, if rated by S&P; and

     o units of money market funds rated in the highest applicable rating category of each of Moody's and S&P, including any such funds for which the trustee, in its individual capacity, or any of its affiliates receives compensation as administrator, sponsor, agent or the like.

     All payments from obligors on the contracts which the servicer receives, including principal prepayments and advance payments by obligors not constituting principal prepayments, must be paid into the certificate account no later than two business days after receipt of the payment, except amounts received as payments of taxes or insurance or as late payment fees, extension fees, assumption fees or similar fees. These fees are included as part of the servicer's servicing fees. See "The Pooling and Servicing Agreement-Servicing Compensation and Payment of Expenses" in this prospectus supplement. In addition, amounts paid by the seller for contracts repurchased as a result of breach of warranties under the pooling and servicing agreement, and amounts required to be deposited upon substitution of a contract because of breach of warranties, must be paid into the certificate account. See "Description of the Certificates-Conveyance of Contracts" in this prospectus supplement.

     On the fourth business day before each distribution date, the servicer will determine the amount available to be remitted to the distribution account for distribution to the certificates for that distribution date and shall report electronically such amount and any other information as described in the pooling and servicing agreement to the trustee. The amount available on each distribution date generally includes:

     (1) scheduled payments in respect of interest and payments in respect of principal on the contracts due and received during the related due period, as defined in the next paragraph,

     (2) any Monthly Advance for that distribution date, and

     (3) prepayments and other unscheduled collections received during the related due period.

The amount available will be reduced by the following amounts:

                    o amounts payable to the trustee to reimburse it for any REMIC prohibited transaction tax imposed on the trust and paid by the trustee;

                    o liquidation expenses incurred and taxes and insurance on repossessed manufactured homes, advanced by the servicer for manufactured homes that are reimbursable to the servicer under the pooling and servicing agreement;

                    o reimbursement to the servicer in respect of Nonrecoverable Advances and Monthly Advances to the extent permitted under the pooling and servicing agreement; and

                    o any amounts incorrectly deposited in the certificate account.

Liquidation expenses are out-of-pocket expenses incurred by the servicer in connection with the liquidation of a defaulted contract, including, without limitation, legal fees and disbursements.

     The due period for all distribution dates is the calendar month preceding the month in which such distribution date occurs.

     One business day before each distribution date, no later than 1:00 p.m. New York time, the servicer will remit the amount available to the distribution account. The trustee will withdraw funds from the distribution account to make payments to certificateholders.

     From time to time, as provided in the pooling and servicing agreement, the servicer will withdraw funds from the certificate account for the purposes set forth in the pooling and servicing agreement.

Distributions

     Each distribution on a book-entry certificate will be paid to DTC, which will credit the amount of the distribution to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the distribution to the certificate owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the certificate owners that it represents. All credits and disbursements on a book-entry certificate are to be made by DTC and the participants in accordance with DTC's rules.

     The trustee will send with each distribution on a distribution date to each holder of the certificates, a statement or statements compiled based on information provided by the servicer and describing the amount of the distribution allocable to principal and the amount of the distribution allocable to interest. These amounts will be expressed as a dollar amount per Class A, Class M or Class B-1 certificate with a 1% percentage interest or per $1,000 denomination of Class A, Class M or Class B-1 certificate.

Priority of Distributions

     On each distribution date, the trustee will apply the amount available to make distributions in the following order of priority:

          (1)  the trustee fee to the trustee,

          (2) concurrently, the backup servicing fee to the backup servicer and, if Origen is no longer the servicer, the monthly servicing fee to the servicer;

          (3) concurrently, to each Class of Class A certificates, the related Interest Distribution Amount for that distribution date, pro rata based on the Interest Distribution Amount each Class is entitled to receive, with any shortfall in the amount available being allocated pro rata on that basis;

          (4) to the Class M-1 certificates, the Interest Distribution Amount for the Class M-1 certificates for that distribution date;

          (5) to the Class M-2 certificates, the Interest Distribution Amount for the Class M-2 certificates for that distribution date;

          (6) to the Class B-1 certificates, the Interest Distribution Amount for the Class B-1 Certificates for that distribution date;

          (7) concurrently, to each class of Class A certificates, the related Unpaid Class Principal Shortfall Amount, if any, pro rata based on the principal balance of each class of Class A certificates;

          (8) the Class A Percentage of the Formula Principal Distribution Amount to the Class A certificates sequentially in the following order of priority:

               (a) to the Class A-1 certificates, until the principal balance of the Class A-1 certificates has been reduced to zero;

               (b) to the Class A-2 certificates, until the principal balance of the Class A-2 certificates has been reduced to zero;

               (c) to the Class A-3 certificates, until the principal balance of the Class A-3 certificates has been reduced to zero; and

               (d) to the Class A-4 certificates, until the principal balance of the Class A-4 certificates has been reduced to zero;

          (9) to the Class M-1 certificates as follows:

               (a) any Unpaid Class M-1 Principal Shortfall;

               (b) the Class M-1 Percentage of the Formula Principal
                   Distribution Amount;

               (c) any Class M-1 Liquidation Loss Interest Amount;

               (d) any Class M-1 Liquidation Loss Interest Shortfall;

          (10) to the Class M-2 certificates as follows:

               (a) any Unpaid Class M-2 Principal Shortfall;

               (b) the Class M-2 Percentage of the Formula Principal
                   Distribution Amount;

               (c) any Class M-2 Liquidation Loss Interest Amount;

               (d) any Class M-2 Liquidation Loss Interest Shortfall;

          (11) to the Class B-1 certificates as follows:

               (a) any Unpaid Class B-1 Principal Shortfall;

               (b) the Class B-1 Percentage of the Formula Principal
                   Distribution Amount;

               (c) any Class B-1 Liquidation Loss Interest Amount;

               (d) any Class B-1 Liquidation Loss Interest Shortfall;

          (12) if Origen is the servicer, the monthly servicing fee plus any monthly servicing fee from prior distribution dates that remains unpaid to the servicer;

          (13) the Accelerated Principal Distribution Amount, if available, to the holders of the offered certificates, in the order of priority described in clauses (8), (9), (10) and (11) above, until the targeted level of overcollateralization is met;

          (14) after the optional termination date, any additional principal distribution concurrently to the Class M-1, Class M-2 and Class B-1 certificates, pro rata based on their respective principal balances after giving effect to distributions of principal on that distribution date until those principal balances are reduced to zero;

          (15) after the optional termination date, any additional principal distribution concurrently to the Class A certificates, pro rata based on their respective principal balances after giving effect to distributions of principal on that distribution date until those principal balances are reduced to zero;

          (16) to the Class X Certificates, the amount specified in the pooling and servicing agreement; and

          (17) remaining amounts to the Class R certificates.

     On any distribution date on which the Formula Principal Distribution allocated to the Class A, Class M-1 or Class M-2 certificates exceeds the principal balance of the related class of certificates (which in the case of the Class A certificates means all Class A certificates), less any Unpaid Certificate Principal Shortfall with respect to that class and Distribution Date, then the amount of any excess will be added to the Formula Principal Distribution Amount available for the next junior class of certificates.

     Notwithstanding the prioritization of the distribution of the Formula Principal Distribution Amount pursuant to clause (8) above, if the aggregate principal balance of the Class A certificates exceeds the pool principal balance for that distribution date, the distribution pursuant to clause (8) above will be made pro rata based on the principal balances of the Class A certificates.

     With respect to each distribution date and the Class M-1, Class M-2 and Class B-1 certificates, assuming certain performance triggers are met, if the remaining amount available is not sufficient to make a full distribution of interest to that class in the order described above, other funds in the certificate account representing collections received before that distribution date, up to a limited amount, may be applied to the deficiency.

Interest

     With respect to any distribution date, each class of offered certificates is entitled to receive, in the order set forth above and subject to the availability of the amount available after prior payments and distributions, the related Interest Distribution Amount for that class accrued during the related interest period.

Glossary of Terms--Interest Distributions

     The adjusted principal balance of any of the Class M-1, Class M-2 or Class B-1 certificates as of any distribution date is the principal balance of that class less any liquidation loss amount allocated to that class.

     The certificate rates for the certificates are listed on the cover of this prospectus supplement. The certificate rate for each class of offered certificates is limited by a cap equal to the weighted average of the contract rates, net of the rate at which the trustee fee, the backup servicing fee and, if Origen is no longer the servicer, the servicing fee are calculated.

     The Class A principal balance as of any distribution date is the sum of the Class A-1 principal balance, the Class A-2 principal balance, the Class A-3 principal balance and the Class A-4 principal balance.

     With respect to each class of certificates, the Interest Distribution Amount shall be equal to the sum of

          (1) interest at the related certificate rate that accrued during the related interest period on, in the case of the Class A certificates, the related principal balance and, in the case of the Class M and Class B-1 Certificates, the related adjusted principal balance,

          (2) any unpaid shortfall in interest owed to the certificates on prior distribution dates, and

          (3) interest on the amount in clause (2) at the related certificate rate.

     With respect to each interest period, interest will be calculated (a) with respect to each class of certificates other than the Class A-1 certificates, on the basis of a 360-day year consisting of twelve 30-day months and (b) with respect to the Class A-1 certificates, on the basis of the actual number of days during the related interest period and a 360-day year.

     The interest period for any distribution date (a) with respect to the certificates other than the Class A-1 certificates, is the calendar month preceding the month in which the distribution date occurs and (b) with respect to the Class A-1 certificates, is the period from the preceding distribution date (or the Closing Date for the first distribution date) through the day prior to the current distribution date.

     The principal balance of any class of offered certificates as of any distribution date is the original principal balance of that class less all amounts previously distributed to holders of that class on account of principal.

Calculation of One-Month LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each interest period for the Class A-1 certificates (each such date, a "LIBOR Determination Date"), the Trustee will determine One-Month LIBOR for that interest period on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on that LIBOR Determination Date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related interest period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related interest period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

     As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Trustee and (3) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor servicer or the Seller; and "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and its calculation of the rates of interest applicable to the Class A-1 certificates for the related interest period will (in the absence of manifest error) be final and binding.

Principal

     Holders of each class of certificates will be entitled to receive a payment of principal on each distribution date, to the extent of the amount available in the distribution account on that date available for payment in the order described above under "--Distributions."

Glossary of Terms--Principal Distributions

     The "Class A Percentage" for any distribution date will equal a fraction, expressed as a percentage, the numerator of which is the Class A principal balance, and the denominator of which is the sum of:

               o   the Class A principal balance,

               o if the Class M-1 distribution test is satisfied on that distribution date, the Class M-1 principal balance, otherwise zero,

               o if the Class M-2 distribution test is satisfied on that distribution date, the Class M-2 principal balance, otherwise zero, and

               o if the Class B-1 distribution test is satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

     The Class B-1 distribution test will be satisfied if each of the following tests is satisfied:

(1)  the distribution date occurs in or after October 2006;

(2)  the Pool Performance Test is satisfied; and

(3) the sum of the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than 25.375%.

The "Class B Percentage" for any distribution date will equal:

(1) if the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have not yet been reduced to zero and the Class B-1 distribution test is not satisfied, zero, or

(2) a fraction, expressed as a percentage, the numerator of which is the Class B-1 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

               (a) any Class A principal balance,

               (b) any Class M-1 principal balance,

               (c) any Class M-2 principal balance, and

               (d) the Class B-1 principal balance.

     The Class M-1 distribution test will be satisfied if each of the following tests is satisfied:

     (1)  the distribution date occurs in or after October 2006;

     (2)  the Pool Performance Test is satisfied; and

     (3) the sum of the Class M-1 principal balance, the Class M-2 principal balance, the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than 54.250%.

     The "Class M-1 Percentage" for any distribution date will equal

     (1) if the Class A principal balance has not yet been reduced to zero and the Class M-1 distribution test is not satisfied, zero, or

     (2) a fraction, expressed as a percentage, the numerator of which is the Class M-1 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

               (A)  any Class A principal balance,

               (B)  the Class M-1 principal balance,

               (C) if the Class M-2 distribution test is satisfied on that distribution date, the Class M-2 principal balance, otherwise zero and

               (D) if the Class B-1 distribution test is satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

     The Class M-2 distribution test will be satisfied if each of the following tests is satisfied:

(1)  the distribution date occurs in or after October 2006;

(2)  the Pool Performance Test is satisfied; and

(3) the sum of the Class M-2 principal balance, the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than 39.375%.

     The "Class M-2 Percentage" for any distribution date will equal:

(1) if the Class A principal balance and the Class M-1 principal balance have not yet been reduced to zero and the Class M-2 distribution test is not satisfied, zero, or

(2) a fraction, expressed as a percentage, the numerator of which is the Class M-2 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

               (A)  any Class A principal balance,

               (B)  any Class M-1 principal balance,

               (C)  the Class M-2 principal balance, and

               (D) if the Class B-1 distribution test is satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

     With respect to any distribution date, the "Formula Principal Distribution Amount," generally equals the excess of (x) the sum of:

     (1) all scheduled payments of principal due on each outstanding contract during the related due period that is actually collected by the servicer during that due period,

     (2) the Principal Balance of each contract which, during the month preceding the related due period, the seller purchased under the pooling and servicing agreement on account of breaches of the seller's representations and warranties,

     (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period, plus

     (4) the Principal Balance of each contract that became a liquidated contract during the related due period, plus the amount of any reduction in the outstanding principal balance of a contract during the related due period ordered as the result of a bankruptcy or similar proceeding involving the related obligor over (y) the Overcollateralization Release Amount, if any, for that distribution date.

     A liquidated contract is a defaulted contract as to which all amounts that the servicer expects to recover through the date of disposition of the manufactured home have been received.

     With respect to any of the Class M-1, Class M-2 or Class B-1 certificates, the "Liquidation Loss Amount" for that distribution date will equal the lesser of (1) excess of the sum of the principal balance of that class of certificates and each class of certificates senior to it over the pool principal balance for that distribution date and (2) the adjusted principal balance of that class after giving effect to distributions on that date.

     With respect to any of the Class M-1, Class M-2 or Class B-1 certificates and any distribution date, the related "Liquidation Loss Interest Amount" equals one-month's interest at that class' certificate rate on the Liquidation Loss Amount for that Class for the immediately preceding distribution date.

     With respect to any of the Class M-1, Class M-2 or Class B-1 certificates and any distribution date, the related "Liquidation Loss Interest Shortfall" is the amount of that class' Liquidation Loss Interest Amount remaining after distributions in respect of that class' Liquidation Loss Interest Amount for that distribution date.

     The "Pool Performance Test" is satisfied if each of the following tests is satisfied:

     (1) the average sixty-day delinquency ratio test, as defined in the pooling and servicing agreement, as of the distribution date must not exceed 6.0%;

     (2) the aggregate of realized losses incurred since the cut-off date and as of the distribution date must not exceed the following percentages of the aggregate Principal Balance of the contracts as of the related cut-off date: distribution dates between October 2006 and September 2007, 7.50%, distribution dates between October 2007 and September 2008, 9.50%, distribution dates between October 2008 and September 2009, 11.50% and October 2009 and thereafter, 13.50%;

     (3) the current realized loss ratio, as defined in the pooling and servicing agreement, as of the distribution date must not exceed 3.50%.

     The "Pool Principal Balance" as of any distribution date is the aggregate of the Principal Balances of contracts outstanding at the end of the related due period.

     The "Principal Balance" of a contract as of any distribution date is the unpaid principal balance of the contract on the related cut-off date less any principal collected with respect to that contract prior to the last day of the related due period.

     With respect to any distribution date and class of offered certificates, the related "Unpaid Class Principal Shortfall" is the excess of the portion of the Formula Principal Distribution Amount to which that class was entitled exceeds the amount of principal actually distributed to that class in respect of the Formula Principal Distribution Amount.

Subordination of Class M Certificates and Class B-1 Certificates

     The rights of the holders of the Class M-1 certificates, the Class M-2 certificates and the Class B-1 certificates to receive distributions on the contracts in the trust will be subordinated to the rights of the Class A certificateholders, as described in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A certificates of the full amount of their scheduled monthly payments of principal and interest and to afford these holders protection against losses on liquidated contracts. The protection afforded to the Class A certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A certificateholders to receive on any distribution date the amount of interest due on the Class A certificates, including any interest due on a prior distribution date but not received, prior to any distribution being made on a distribution date in respect of interest on the Class M certificates and the Class B-1 certificates. Thereafter, any remaining amount available in the distribution account will be applied to the payment of interest due on the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates.

     In addition, the rights of the holders of the Class M-1 certificateholders to receive distributions will be senior to the rights of the Class M-2 and Class B-1 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford the holders protection against losses on liquidated contracts. The protection afforded to the Class M-1 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 certificateholders to receive, prior to any distribution being made on a distribution date on the Class M-2 certificates or the Class B-1 certificates, the amount of principal and interest due to them on each distribution date out of the remaining amount available on deposit on that date in the certificate account and by the right of the Class M-1 certificateholders to receive future distributions on the contracts that would otherwise be payable to the holders of Class M-2 and Class B-1 certificates.

     In addition, the rights of the holders of the Class M-2 certificateholders to receive distributions will be senior to the rights of the Class B-1 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-2 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford the holders protection against losses on liquidated contracts. The protection afforded to the Class M-2 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-2 certificateholders to receive, prior to any distribution being made on a distribution date on the Class B-1 certificates, the amount of principal and interest due them on each distribution date out of the remaining amount available on deposit on that date in the certificate account and by the right of the Class M-2 certificateholders to receive future distributions on the contracts that would otherwise be payable to the holders of Class B-1 certificates.

     As described above, before the Class A principal balance is reduced to zero, the distribution of principal to the Class A certificateholders on any distribution date is intended to include the Class A percentage of the principal balance of each contract that became a liquidated contract during the related due period. If the liquidation proceeds, net of related liquidation expenses, from the liquidated contract are less than its principal balance plus accrued interest, the deficiency will, in effect, be absorbed by the overcollateralization amount and the Class M and Class B-1 certificateholders, since a portion of the amount available equal to that deficiency and otherwise distributable to them will be paid to the Class A certificateholders. If the amount available is not sufficient to cover the entire amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders on a particular distribution date, then the amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders, as applicable, will be increased on future distribution dates by the amount of that deficiency plus the applicable interest on that amount. To the extent such deficiency is not allocated to the overcollateralization amount, that deficiency will be allocated as a reduction to the Class B-1 adjusted principal balance. If the amount available is sufficient to cover the amounts distributable on principal to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders, but is not sufficient to cover any amounts distributable on principal to the Class B-1 certificateholders on a particular distribution date, the amount of the deficiency will be carried forward as an amount that the Class B-1 certificateholders are entitled to receive on the next distribution date.

Consequently, but for the effect of the overcollateralization amount, the Class B-1 certificateholders will absorb:

               o all losses on each liquidated contract in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee; and

               o    all delinquent payments on the contracts.

Overcollateralization

     On the closing date, the aggregate Principal Balance of the contracts as of the cut-off date will exceed the aggregate original principal balances of the certificates by approximately $5,400,000, or approximately 4% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date. Beginning on the first distribution date, the certificateholders will also be entitled to receive the Accelerated Principal Distribution Amount in respect of that distribution date.

     With respect to any distribution date, the Accelerated Principal Distribution Amount shall be the lesser of the Excess Interest Amount and the Overcollateralization Deficiency Amount for that distribution date.

     With respect to any distribution date, the Excess Interest Amount shall be the amount available for distributions remaining after the distributions described in clauses (1) through (12) under "--Distributions--Priority of Distributions" above.

     With respect to any distribution date, the Overcollateralization Amount is the excess of the Pool Principal Balance at the end of the related Due Period over the aggregate of the principal balances of the Offered Certificates (prior to giving effect to the distributions of the Accelerated Principal Distribution Amount for that distribution date).

     With respect to any distribution date, the Overcollateralization Deficiency Amount is the amount by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount for that distribution date.

     With respect to any distribution date, the Overcollateralization Release Amount is the lesser of (a) the amount, if any, by which the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount for that distribution date and (b) the Formula Principal Distribution Amount.

     Stepdown Date is the first date on which the Class M-1 distribution test, Class M-2 distribution test and the Class B-1 distribution test are met.

     The Targeted Overcollateralization Amount will equal (a) for any distribution date prior to the Stepdown Date, 7.00% of the aggregate Principal Balance of the contracts as of the related cut-off date and (b) for any distribution date on or after the Stepdown Date, the lesser of (x) 7.00% of the principal balance of the contracts as of the related cut-off date and (y) 12.25% of the Pool Principal Balance for that distribution date, but in no event shall the Targeted Overcollateralization Amount be less than 1.00% of the aggregate Principal Balance of the contracts as of the related cut-off date.

     In addition, beginning on the first distribution date after the first distribution date on which the servicer can exercise its option to repurchase all contracts, the certificateholders will also receive an additional distribution in respect of principal, to the extent there is an amount available remaining after payment of all interest and principal on the certificates, the trustee fee to the trustee, the backup servicing fee to the backup servicer and the monthly servicing fee to the servicer for that distribution date. These additional principal distributions will be paid on the various classes of certificates in the manner described under "Description of the Certificates--Distributions." If the amount available in the distribution account on a particular distribution date, is not sufficient to make a full distribution of the Formula Principal Distribution Amount to those classes of certificates then entitled to receive principal distributions, the shortfall will be carried forward and added to the amount of principal those certificateholders will be entitled to receive on the next distribution date. As a result, if the overcollateralization amount is reduced by losses on the contracts, as described under "--Losses on Liquidated Contracts" below, the overcollateralization amount will be restored to the Targeted Overcollateralization Amount as the amount available in the certificate account on subsequent distribution dates is sufficient to pay shortfalls in the required principal distributions for prior distribution dates.

Losses on Liquidated Contracts

     In the event the amount available in the distribution account for any distribution date is insufficient to distribute the full Formula Principal Distribution Amount for that distribution date to the certificateholders, any overcollateralization amount would be reduced by the amount of that deficiency. If the overcollateralization amount were reduced to zero, further losses and delinquencies would cause the aggregate outstanding principal balance of the certificates to be greater than the pool principal balance. If this occurs, the amount of the deficiency, which we refer to as the "liquidation loss amount," would be allocated first to the Class B-1 certificates in reduction of its adjusted principal balance. If on any distribution date the sum of the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance equals or exceeds the pool principal balance, no further liquidation loss amounts could be allocated to the Class B-1 certificates and any further liquidation loss amounts realized would be allocated to reduce the Class M-2 adjusted principal balance. If the Class M-2 adjusted principal balance were reduced to zero, any further liquidation loss amounts realized would be allocated to reduce the Class M-1 adjusted principal balance. Any liquidation loss amounts would be reduced on subsequent distribution dates to the extent that the amount available in the distribution account on that subsequent distribution date is sufficient to permit the distribution of principal due on the certificates on prior distribution dates but not paid. If the adjusted principal balance of a class of certificates were reduced by a liquidation loss amount, interest accruing on that class would be calculated on the adjusted principal balance of that class. The interest accruing on that class's liquidation loss amount each month, plus interest at the applicable certificate rate on any liquidation loss interest amount due on a prior distribution date but not paid, would be paid to the certificateholders of that class from the amount available after distribution of principal on that class but prior to any distribution of principal on a subordinate class.

Purchase Option; Auction Sale

     The pooling and servicing agreement provides that on any distribution date on which the pool principal balance is less than or equal to 10% of the aggregate cut-off date principal balance of the initial and additional contracts, the servicer will have the right to purchase all outstanding contracts at a price equal to the greater of:

(A)  the sum of:

          (1) 100% of the principal balance of each contract, other than any contract as to which the related manufactured home has been repossessed and whose fair market value is included in clause (b) below, and

          (2) the fair market value of any acquired property, as determined by the servicer; and

(B) the aggregate fair market value, as determined by the servicer, of all of the assets of the trust,

plus, in each case, any unpaid interest at the applicable certificate rate on each class of Class A certificates, any unpaid interest at the Class M-1 certificate rate on the Class M-1 certificates, any unpaid interest at the Class M-2 certificate rate on the Class M-2 certificates and any unpaid interest at the Class B-1 certificate rate on the Class B-1 certificates.

     The amount paid by the servicer will be distributed to all outstanding certificateholders on the distribution date occurring in the month following the date of purchase. The servicer must give the trustee and DTC at least 30 days' prior notice of its intent to exercise this option.

     If the servicer does not exercise this purchase option, then on the next distribution date the trustee, or an agent on its behalf, will begin an auction process to sell the contracts and the other trust assets at the highest possible price, but the trustee cannot sell the trust assets and liquidate the trust unless the proceeds of that sale are expected to be sufficient to pay the aggregate unpaid principal balance of the certificates plus all accrued and unpaid interest. In conducting such auction, the trustee shall solicit good faith bids for the contracts and the other trust assets from no more than three (3) parties or, if three (3) bidders cannot be located, then from as many bidders as the trustee can locate; provided that, at the trustee's request, the seller shall supply the trustee with the names of parties from whom to solicit such bids; and provided, further, that the trustee shall not be responsible if less than three (3) or no bidders submit bids for the contracts and the other trust assets. The trustee will be permitted under the pooling and servicing agreement to hire an agent, at the expense of the trust, to perform the auction. If the auction of the trust property is not successful because the highest bid received was too low, then on each distribution date after that all of the amount available remaining after payments of interest and principal due on all certificates and payment of the monthly servicing fee will be used to make additional payments of principal on the outstanding Class M-1, Class M-2 and Class B-1 certificates, pro rata based on the principal balance of such certificates after giving effect to distributions of principal on that distribution date, until the principal balance of those classes are reduced to zero. After the distributions described in the preceding sentence, any remaining amount available will be used to make additional payments on the outstanding Class

A certificates, pro rata based on the outstanding principal balance of such certificates after giving effect to distributions of principal on that distribution date, until the principal balances of those classes are reduced to zero. In addition, the trustee will continue to conduct an auction of the contracts every third month after that, until an acceptable bid is received for the trust property. The servicer's purchase option will expire upon the trustee's acceptance of a qualifying bid.

Registration of Certificates

     The offered certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the certificates ("Certificate Owners") will hold their certificates through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing that certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder" of the certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that Book-Entry Certificate will be recorded in the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the certificates from the trustee through DTC and Participants. While the certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the certificates, the

Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of certificates only through Participants and Indirect Participants by instructing those Participants and Indirect Participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of those certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg customers on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Considerations" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by a counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. CI currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of CI's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under Contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis with attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for distributing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge Book-Entry

Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in the book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the trustee and DTC through the financial intermediaries and the Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as certificateholders under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Statement to Certificateholders

     On each distribution date, the trustee will make available to each certificateholder a statement with the following information, based on information provided by the servicer, for the related distribution date:

               (a) the amount of the distribution to holders of each such class allocable to interest, separately identifying any prior interest shortfall for that class included in the distribution and any remaining interest shortfall for that class after giving effect to the distribution and, with respect to the Class M-1, Class M-2 and Class B-1 certificates only, the related liquidation loss interest amount;

               (b) the amount of the distribution to holders of each class of certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included in the distribution and any remaining principal shortfall for that class after giving effect to the distribution;

               (c) the principal balance of each class of Class A certificates and the principal balance and the adjusted principal balance of each class of Class M and Class B-1 certificates, in each case after giving effect to the distribution of principal on the distribution date;

               (d) the Class A Percentage, Class M-1 Percentage, Class M-2 Percentage, Class B-1 Percentage, each for the related distribution date and the following distribution date;

               (e) the pool principal balance of the contracts and the overcollateralization amount, if any;

               (f) the pool factor, which is a percentage derived from a fraction the numerator of which is the sum of the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance and the Class B-1 principal balance and the denominator of which is the aggregate Principal Balance of the contracts as of the related cut-off date less any initial overcollateralization amount;

               (g) the number and aggregate principal balance of contracts delinquent (1) 30-59 days and (2) 60 or more days;

               (h) the number of manufactured homes that were repossessed during the related due period;

               (i) the number of manufactured homes that were repossessed but remain in inventory as of the last day of the related due period;

               (j) the Class M-1 distribution test;

               (k) the Class M-2 distribution test;

               (l) the Class B-1 distribution test;

               (m) the weighted average contract rate of all outstanding contracts;

               (n) any deficiency in the amount available to pay the Class M-1 interest for the distribution date;

               (o) any deficiency in the amount available to pay the Class M-2 interest for the distribution date;

               (p) any deficiency in the amount available to pay the Class B-1 interest for the distribution date;

               (q) the Additional Principal Distribution Amount, if any, for the distribution date; and

               (r) One-Month LIBOR and the certificate rate for the Class A-1 certificates

     Information furnished for clauses (a) and (b) will be expressed as dollar amounts per $1,000 denomination of each class of certificates.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will make available, upon request, a report to each certificateholder of record at any time during such calendar year as to the aggregate of amounts reported for (a) and (b) above for that calendar year.

     On or before the fourth Business Day prior to each distribution date, the servicer will determine the amount available to be remitted to the trustee for deposit in the distribution account for the applicable distribution date and will provide to the trustee an electronic file setting forth such amount and any other information necessary for the trustee to perform the calculations and prepare the monthly reports to certificateholders as required in the pooling and servicing agreement.

     The trustee will make available each month to any holder or beneficial owner of offered certificates, the monthly report to certificateholders via the trustee's internet web site, initially located at http://www.abs.bankone.com/absmbs. The trustee will make no representations or warranties as to the accuracy or completeness of, and may attach a reasonable and customary disclaimer to any information made available by it on its web site. The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its internet web site. Neither the trustee nor the servicer will be liable for the dissemination of information in accordance with the pooling and servicing agreement.


                      The Pooling and Servicing Agreement


General

     The certificates will be issued pursuant to the pooling and servicing agreement, dated as of March 1, 2002, among the seller, the servicer, the depositor and the trustee. The trust created under the pooling agreement will consist of:

          o a pool of manufactured housing sale agreements and installment loan agreements;

          o payments on the contracts received after the related cut-off date;

          o rights of the depositor under the purchase agreement pursuant to which the depositor purchased the contracts from the seller, including the right to require the seller to repurchase contracts for breaches of representations and warranties; and

          o rights of the seller under any hazard insurance policies covering the manufactured homes.

Collection and Other Servicing Procedures on Contracts

     The servicer will make reasonable efforts to collect all payments called for under the contracts and will, consistent with the pooling and servicing agreement, follow those collection procedures it follows from time to time with respect to the manufactured housing installment sale contracts and installment loan agreements in its servicing portfolio comparable to the contracts. Consistent with the above, the servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the contracts.

     With respect to the contracts, the servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the servicer's policies with respect to the manufactured housing installment sale contracts and installment loan agreements it owns or services.

Advances

     For each distribution date, the servicer will be obligated to make Monthly Advances to the extent it deems them recoverable. Monthly Advances for a distribution date shall equal the total amount of delinquent scheduled payments of interest on the contracts to the extent the servicer deems them recoverable. For simple interest contracts, the scheduled interest payment will be deemed to be 30 days interest on the outstanding principal balance on the related Due Date. Instead of using its own funds, the servicer may apply any excess contract payments in the certificate account to make all or a portion of a Monthly Advance but must replace those excess contract payments to the extent required to make scheduled payments on the related contracts. In addition, upon the determination that a Monthly Advance that is subsequently deemed by the servicer to be nonrecoverable from late payments, liquidation proceeds or otherwise (a "Nonrecoverable Advance") has been made in respect of a contract, the servicer will reimburse itself out of funds in the certificate account for the amount of that Nonrecoverable Advance.

     In making Monthly Advances, the servicer will be attempting to maintain a regular flow of scheduled interest to the holders of the offered certificates rather than to guarantee or insure against losses.

     The servicer will also be obligated to make advances, to the extent recoverable out of Liquidation Proceeds, pursuant to the pooling and servicing agreement, in respect of certain taxes and insurance premiums not paid by an obligor under a contract on a timely basis.

Hazard Insurance

     The contracts provide that the obligor is required to insure the manufactured home securing the contract against physical damage for the term of the contract at the obligor's expense. The minimum coverage required is broad form comprehensive in an amount equal to the lesser of the actual value of the manufactured home or the unpaid principal balance of the contract. The insurance policy must have a clause naming the seller, as loss payee. The contract allows the seller/servicer to obtain (force place) the minimum coverage required should the obligor not maintain that level of insurance. If insurance is force placed, the seller/servicer notifies the obligor of the amount and establishes a receivable for the policy premium with interest accruing at the contract rate, to be repaid in monthly installments.

Servicing Compensation and Payment of Expenses

     With respect to each due period, the servicer will be entitled to receive from interest payments in respect of the contracts a portion of the interest payments as a monthly servicing fee in the amount equal to 1.00% per annum, the "Servicing Fee Rate", on the Principal Balance of each contract as of the first day of that due period plus any unpaid monthly servicing fees from prior distribution dates. For so long as Origen is the servicer, payment of the servicing fee will be made on a subordinated basis as described in this prospectus supplement. All assumption fees, late payment charges and other fees and charges, to the extent collected from obligors, will be retained by the servicer as additional servicing compensation.

     With respect to each due period, for so long as it is acting as backup servicer, the backup servicer will receive from interest payments in respect of the contracts a portion of the interest payments as a backup servicing fee as provided in the pooling and servicing agreement.

     The servicer's right to reimbursement for unreimbursed servicing advances is limited to late collections on the related contract or otherwise relating to the contracts in respect of which such unreimbursed amounts are owed. The servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any contracts and to

Liquidation Proceeds and insurance proceeds on the related contract. The servicer's right to those reimbursements is prior to the rights of certificateholders. However, if any Servicing Advance or Monthly Advance is determined by the servicer to be non-recoverable from such sources, the amount of that Nonrecoverable Advances may be reimbursed to the servicer from other amounts received with respect to the contracts.

The Backup Servicer

     The information set forth in the following paragraph has been provided by Vanderbilt Mortgage and Finance, Inc, referred to as Vanderbilt in this prospectus supplement. None of the depositor, the seller, the servicer, the trustee, the underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of this information.

     Vanderbilt will act as backup servicer under the pooling and servicing agreement. Vanderbilt's servicing headquarters are located at 500 Alcoa Trail, Maryville, Tennessee. Vanderbilt is engaged in the acquisition, origination and servicing of manufactured housing installment sale contracts and installment loan agreements similar to those in the contract pool. Vanderbilt has previously purchased manufactured housing installment sale contracts and installment loan agreements from the seller. For its services as backup servicer, Vanderbilt will be entitled to a backup servicing fee which will be payable monthly as set forth under "Description of the Certificates--Distributions."

Evidence as to Compliance

     The pooling and servicing agreement provides for delivery on or before the fifteenth day of the third month following the end of the servicer's fiscal year, beginning in 2003, to the trustee, the depositor and the Rating Agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in that statement.

     On or before the fifteenth day of the third month following the end of the servicer's fiscal year, beginning in 2003, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the depositor) to the trustee, the depositor and the Rating Agencies to the effect that such firm has examined documents and the records relating to servicing of the contracts and that firm's conclusion with respect to that review.

     The servicer's fiscal year ends on December 31.

Matters Regarding the Depositor, Seller, and Servicer

     The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (1) those duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the trustee, or (2) in the case of the backup servicer, the backup servicer is not paid the fees/reimbursable amounts due and payable to the backup servicer under the pooling and servicing agreement or (3) upon the satisfaction of the following conditions: (a) the servicer has proposed a successor servicer to the trustee in writing and the proposed successor servicer is reasonably acceptable to the trustee; and (b) the Rating Agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current rating of the offered certificates. No resignation will become effective until the backup servicer or another successor servicer has assumed the servicer's obligations and duties as provided in the pooling and servicing agreement.

     The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any such arrangement, the servicer will remain liable and obligated to the trustee and the certificateholders for the servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the servicer itself were performing such duties and obligations.

     The pooling and servicing agreement provides that the servicer will indemnify the trust and the trustee, its employees, officers, agents and directors from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the servicer's willful misconduct, bad faith or negligence in connection with the servicing and administration of the contracts. The pooling and servicing agreement provides that neither the depositor, the seller, the servicer nor the backup servicer, nor their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement; provided that neither the depositor, the seller, the servicer nor the backup servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor, the seller, the servicer nor the backup servicer, as the case may be, in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the servicer or the backup servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interest of the certificateholders under the pooling and servicing agreement.

     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

Events of Default

     "Events of Default" under the pooling and servicing agreement will consist of: (1) (A) any failure by the servicer to make any required Monthly Advance or (B) any other failure of the servicer to deposit, in the certificate account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by certificateholders holding certificates evidencing a Percentage Interest in the trust of at least 25%;
(2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which continues unremedied for 30 days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by any certificateholders holding certificates evidencing a Percentage Interest in the trust of at least 25%; (3) any failure by the servicer to make any required servicing advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by any certificateholders holding certificates evidencing a Percentage Interest in the trust of at least 25%; (4) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event"); and (5) so long as the seller is an affiliate of the servicer, any failure of the seller to repurchase or substitute eligible substitute contracts for defective contracts as required pursuant to the Purchase Agreement or the pooling and servicing agreement.

Rights Upon an Event of Default

     So long as an Event of Default remains unremedied, either the trustee or certificateholders holding certificates evidencing at least 51% of the Percentage Interests in the trust, may terminate all of the rights and certain obligations of the servicer under the pooling and servicing agreement and in and to the contracts, whereupon the collection and servicing responsibilities of the servicer shall be transferred to the backup servicer as provided in the pooling and servicing agreement and the backup servicer will be entitled to similar compensation arrangements; provided, however, that the backup servicer shall not be liable for acts or omissions of any prior servicer, the depositor, the seller or the trustee. In the event that the backup servicer would be obligated to succeed the servicer but is unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $50,000,000. Pending that appointment, the backup servicer will be obligated to act in such capacity unless prohibited by law; provided, however, that the backup servicer shall not be liable for any failure to act in such capacity that results from the act or omission of any predecessor servicer, including, without limitation, any failure of the backup servicer to timely provide the trustee with information or funds required to be delivered timely or any failure by the servicer to cooperate with a transfer of such servicer responsibilities. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received or lesser compensation as the trustee and the successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only Event of Default that has occurred is an Insolvency Event.

Amendment

     The pooling and servicing agreement may be amended from time to time by the seller, the servicer, the depositor and the trustee, without the consent of the certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the depositor or the servicer to comply with any requirements imposed by the Code or any regulation under the Code, or to add or amend any provisions of the pooling and servicing agreement as required by the Rating Agencies in order to maintain or improve any rating of the offered certificates (it being understood that; after obtaining the ratings in effect on the Closing Date, neither the depositor, the seller, the trustee nor the servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement, provided that, in each case, such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the offered certificates. The pooling and servicing agreement may also be amended from time to time by the seller, the servicer, the depositor and the trustee, with the consent of certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby (or 51% of the Percentage Interests of all Classes if all Classes are affected) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders, provided that no such amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions which are required to be made on any certificate without the consent of the certificateholder or (2) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all offered certificates then outstanding.

The Trustee

     Bank One, National Association, a national banking association, has been named trustee pursuant to the pooling and servicing agreement.

     The trustee may have normal banking relationships with the depositor, the seller and the servicer.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the servicer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the servicer (such servicer approval not to be unreasonably withheld). Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders holding certificates evidencing at least 51% of the percentage interests in the trust, have made written requests upon the trustee to institute that proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

     The pooling and servicing agreement will also provide that neither the trustee nor any of its directors, officers, employees, affiliates, or agents, will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the trustee nor any such person will be protected against any breach of representations or warranties made in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the trustee and any of its directors, officers, employees, affiliates, or agents will be entitled to indemnification by the seller and will be held harmless by the seller against any loss, liability, claim, demand, or expense relating to the pooling and servicing agreement, the contracts or the certificates other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of negligent disregard of obligations and duties.

Termination of the Pooling and Servicing Agreement

     The pooling and servicing agreement will terminate upon the last action required to be taken by the trustee on the distribution date following the later of:

          (a) the purchase by the servicer as described above under "--Purchase Option; Auction Sale," or

          (b) the final payment or other liquidation of the last contract remaining in the trust or the disposition of all property acquired upon repossession of any manufactured home.

     Upon presentation and surrender of the certificates, the trustee shall cause to be distributed, net of certain expenses incurred by the trust, in the following order of priority, to certificateholders on the final distribution date in proportion to their respective percentage interests an amount equal to: (1) any unpaid interest on any class of Class A certificates, (2) any unpaid interest on the Class M-1 certificates, (3) any unpaid interest on the Class M-2 certificates, (4) any unpaid interest on the Class B-1 certificates,
(5) the principal balance of each class of Class A certificates, (6) the Class M-1 principal balance, (7) the Class M-2 principal balance and (8) the Class B-1 principal balance.

                     Description of the Purchase Agreement


     The contracts to be transferred to the trust by the depositor will be purchased by the depositor from the seller pursuant to the purchase agreement to be entered into between the depositor, as purchaser of the contracts and the seller. Under the purchase agreement, the seller will agree to transfer the contracts to the depositor. Pursuant to the pooling and servicing agreement, the contracts will be immediately transferred by the depositor to the trust, and the depositor will assign its rights in, to and under the purchase agreement, to the trust.

     In the purchase agreement the seller will make representations and warranties similar to those representations and warranties made by the seller in the pooling and servicing agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the certificateholders, the seller will repurchase or substitute for the contracts as described herein under "Description of the Certificates--Conveyance of Contracts."

     The seller has also agreed to indemnify the depositor and the trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.


                                Use of Proceeds


     The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the contracts.


                        Legal Investment Considerations


     The Class A certificates and the Class M-1 certificates are expected to constitute "mortgage related securities" for purposes of SMMEA. The Class A certificates and Class M-1 certificates will be legal investments for some types of institutional investors as provided in SMMEA. The Class M-2 certificates and the Class B-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings categories by one of the rating agencies. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class M-2 or Class B-1 certificates. You should consult with your own legal advisor to decide whether you may legally invest in the certificates. See "Legal Investment" in the Prospectus.


                       Federal Income Tax Considerations


     For federal income tax purposes, two separate elections will be made to treat the trust as separate REMICs (the "lower tier REMIC" and the "upper tier REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of Sidley Austin Brown & Wood LLP, special counsel to the trust and the underwriter, assuming compliance with the pooling and servicing agreement, each of the upper tier REMIC and the lower tier REMIC will qualify as REMICs, the offered certificates will represent "regular interests" in the upper tier

REMIC and the Class R certificates will represent the sole class of "residual interest" in each REMIC. See "Material Federal Income Tax Considerations" in the Prospectus.

     The offered certificates generally will be treated as debt instruments issued by the upper tier REMIC for federal income tax purposes. Income on those certificates must be reported under an accrual method of accounting.

     The offered certificates may, depending on their issue price, be issued with original issue discount, or OID, for federal income tax purposes. Holders of certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities like the offered certificates. Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computation on Code
Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the offered certificates with OID will be the original yield to maturity of those certificates, determined by assuming that the contracts will prepay in accordance with 200% MHP. No representation is made as to the actual rate at which the contracts will prepay.

     The offered certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the offered certificates will be treated as (1) assets described in section 7701(a)(19)(C) of the Code, and (2) "real estate assets" within the meaning of section 856(c)(4) of the Code, in each case to the extent described in the accompanying prospectus. Interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the offered certificates are treated as real estate assets. See "Material Federal Income Tax Considerations" in the Prospectus.

Backup Withholding

     Some Certificate Owners may be subject to backup withholding with respect to interest paid on the offered certificates if the Certificate Owners fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The trustee will be required to report annually to the IRS, and to each offered certificateholder of record, the amount of interest paid and OID accrued on the offered certificates and the amount of interest withheld for federal income taxes for each calendar year, except as to exempt holders, such as holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "offered certificateholder" of record is Cede & Co., as nominee for DTC,

Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on those certificates owned from Participants and Indirect Participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports. Each non-exempt Certificate Owner will be required to provide a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants or the paying agent will be required to withhold at a maximum rate of 31% of the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Those amounts will be deemed distributed to the affected Certificate Owner for all purposes of the certificates and the pooling and servicing agreement.

Federal Income Tax Consequences to Foreign Investors

     The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than (1) a citizen or resident of the United States, (2) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (4) certain trusts.

     Generally, a Foreign Investor will be eligible for an exemption from the 30% withholding tax provided the withholding agent receives from the Certificate Owner an executed IRS Form W-8BEN (or similar form) signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address or the Foreign Investor otherwise proves its non-U.S. status (in a manner acceptable to the IRS and the withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new IRS Form W-8BEN.

     A Foreign Investor who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the offered certificate on its own behalf may have substantially increased reporting requirements. In particular, in the case of offered certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a Foreign Investor generally will not be subject to United States federal withholding tax, provided that the Foreign Investor provides a properly executed IRS Form W-8 ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the Foreign Investor's conduct of a trade or business in the United States. Such Foreign Investor, however, will generally be taxed as if they were a U.S. person on its effectively connected income.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that
(1) that gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (2) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (3) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.


                                  State Taxes


     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.


                             ERISA Considerations


     The Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code impose certain restrictions on employee benefit and other plans and similar arrangements that are subject to ERISA or to Section 4975 of the Internal Revenue Code ("Plans") and on persons who are fiduciaries with respect to those Plans. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the Class A, Class M and Class B-1 certificates without regard to the ERISA restrictions described in this section and in the prospectus, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules provided in Section 503 of the Internal Revenue Code.

     The U.S. Department of Labor has granted an administrative exemption to Credit Suisse First Boston Corporation (Prohibited Transaction Exemption 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42597 (1989)), which is referred to as the "Exemption." The Exemption provides an exemption from certain of the prohibited transaction rules of ERISA and the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured manufactured housing installment sale contracts and installment loan agreements such as the manufactured housing contracts. The Exemption was amended on November 13, 2000 by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765, to extend exemptive relief to certificates in the four highest generic rating categories, including subordinated certificates, in certain designated transactions when the conditions of the Exemption are met. The underwriter believes that the Exemption will apply to the acquisition, holding, and resale of the Class A, Class M and Class B-1 certificates by a Plan, provided that specified conditions are met, including those described in the paragraph below.

     Among the conditions which must be satisfied for the Exemption to apply to the offered certificates are the following:

          (1) The acquisition of the Class A, Class M and Class B-1 certificates by a Plan is on terms, including the price for the Class A, Class M and Class B-1 certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The Class A, Class M and Class B-1 certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Moody's, S&P or Fitch (the "Rating Agencies");

          (3) The trustee of the Plan is not an affiliate the depositor, the seller, any underwriter, the trustee, any servicer, any obligor on the contracts included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of these parties (together with the trustee, the "Restricted Group");

          (4) The sum of all payments made to the underwriters in connection with the distribution of the Class A, Class M and Class B-1 certificates represents not more than reasonable compensation for underwriting the Class A, Class M and Class B-1 certificates. The sum of all payments made to and retained by the seller in the sale of the manufactured housing contracts to the trust represents not more than the fair market value of those contracts. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses; and

          (5) The Plan investing in the Class A, Class M and Class B-1 certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The rating of a security may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one rating agency, certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements:

          o in the case of the acquisition of Class A, Class M and Class B-1 certificates in connection with the initial issuance, at least 50% of each class of certificates in which Plans invest and at least 50% of the certificates in the aggregate are acquired by persons independent of the Restricted Group;

          o a Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition;

          o the fiduciary (or its affiliate) is not an obligor on obligations included in the trust representing more than 5% of the fair market value of the obligations in the trust; and

          o immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary acts as a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

This exemptive relief does not apply to Plans sponsored by any member of the Restricted Group.

     The underwriter believes that the Exemption, as amended, will apply to the acquisition and holding of Class A, Class M and Class B-1 certificates by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, no person was obligor on contracts included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A, Class M and Class B-1 certificates should consult with its own counsel about the potential consequences under ERISA and the Internal Revenue Code of the Plan's acquisition and ownership of the Class A, Class M and Class B-1 certificates. Assets of a Plan or individual retirement account should not be invested in the Class A, Class M and Class B-1 certificates unless it is clear that the assets of the trust will not be plan assets or unless it is clear that the Exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

     Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors regarding the applicability of PTCE 95-60 and Section 401(c) of ERISA, as described under "ERISA Considerations" in the prospectus.

                                 Underwriting


     Under the terms and subject to the conditions contained in the underwriting agreement dated March 6, 2002 between the depositor and Credit Suisse First Boston Corporation, an affiliate of the depositor, we have agreed to sell to Credit Suisse First Boston Corporation all of the offered certificates.

     The underwriting agreement provides that the underwriter is obligated to purchase all of the offered certificates if any are purchased.

     The underwriter proposes to offer the offered certificates, other than the Class B-1 certificates, initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at that price less a selling concession set forth in the table below. The underwriter and selling group members may allow a discount set forth in the table below on sales to other broker/dealers. After the initial public offering the underwriter may change the public offering price and concession and discount to broker/dealers.

      Class              Selling Concession         Reallowance Discount
---------------------  ----------------------   ----------------------------
       A-1                     0.090%                       0.045%
       A-2                     0.150%                       0.075%
       A-3                     0.240%                       0.120%
       A-4                     0.300%                       0.150%
       M-1                     0.390%                       0.195%
       M-2                     0.438%                       0.219%

     Distribution of the Class B-1 certificates may be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale. Proceeds to the depositor from the sale of the Class B-1 certificates are expected to be approximately $9,154,130 plus accrued interest. In connection with the purchase and sale of the Class B-1 certificates, the underwriter may be determined to have received compensation from the depositor in the form of underwriting discounts and commissions.

     We estimate that our out of pocket expenses for this offering will be approximately $500,000.

     The offered certificates are a new issue of securities with no established trading market. The underwriter intends to make a secondary market for the offered certificates. However, they are not obligated to do so and may discontinue making a secondary market for the offered certificates at any time without notice. No assurance can be given as to how liquid the trading market for the offered certificates will be.

     We have agreed to indemnify the underwriter against liabilities under the Act, or contribute to payments which the underwriter may be required to make in that respect.

     In connection with the offering of the offered certificates, other than the Class B-1 certificates, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

          o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

          o Over-allotment involves sales by underwriters of offered certificates, other than the Class B-1 certificates, in excess of the principal amount of the offered certificates, other than the Class B-1 certificates, the underwriter is obligated to purchase, which creates a syndicate short position.

          o Syndicate covering transactions involve purchases of offered certificates, other than the Class B-1 certificates, in the open market after the distribution has been completed in order to cover syndicate short positions.

          o Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the offered certificates, other than the Class B-1 certificates, originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered certificates, other than the Class B-1 certificates, or preventing or retarding a decline in the market price of the offered certificates, other than the Class B-1 certificates. As a result, the price of the offered certificates, other than the Class B-1 certificates, may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement.

     The depositor is an affiliate of the Credit Suisse First Boston
Corporation.

     Immediately prior to the sale of the contracts to the depositor, the contracts were subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the contracts to the depositor or its affiliate to repay that financing.

                                 Legal Matters


     Certain legal matters with respect to the Certificates will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York and for Credit Suisse First Boston Corporation by Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the seller by Stroock & Stroock & Lavan LLP, New York, New York.


                                    Rating


     It is a condition to issuance of the certificates that they receive at least the following ratings:

         Class                Moody's                 S&P
---------------------  -------------------   -------------------------
          A-1                   Aaa                   AAA
          A-2                   Aaa                   AAA
          A-3                   Aaa                   AAA
          A-4                   Aaa                   AAA
          M-1                   Aa2                   AA
          M-2                   A2                     A
          B-1                  Baa2                   BBB

     A securities rating addresses the likelihood of the receipt by certificateholders of distributions on the loans. The rating takes into consideration the characteristics of the loans and the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the loans or the possibility that certificateholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                    Annex I

                       Global Clearance, Settlement and
                         Tax Documentation Procedures


     Except in certain limited circumstances, the globally offered Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2002-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     Initial Settlement for the Global Securities will be in immediately available funds.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between Participants (other than Morgan Guaranty Trust Company of New York ("Morgan") and Citibank, N.A. ("Citibank") as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading Between Euroclear Participants and/or Clearstream, Luxembourg Customers. Secondary market trading between Euroclear Participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Morgan and Citibank as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Euroclear Participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg at least one business day before settlement. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct Morgan or Citibank respectively, to receive the Global Securities against payment. Payment will then be made by Morgan or Citibank as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the Notes will accrue from the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e. the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

     Euroclear Participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one-day later.

     As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Morgan or Citibank for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

     Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Morgan or Citibank, to another Participant. The seller must send instructions to Clearstream, Luxembourg at least one business day before settlement. In these cases, Euroclear or Clearstream, Luxembourg will instruct Morgan or Citibank, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e. the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including "original issue discount") on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form -W8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

PROSPECTUS

                      ASSET BACKED SECURITIES CORPORATION
                                   Depositor

                ABS Mortgage and Manufactured Housing Contract
     Asset-Backed Certificates and Asset-Backed Notes (Issuable in Series)
                             --------------------

Asset Backed Securities Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements notes or certificates that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series. Each series of notes or certificates, as applicable, will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     1.  One or more pools of

         o closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

         o loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

         o loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,

         o mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities,

         o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

     2. All monies due under the above assets, which may be net of amounts payable to the servicer; and

     3. Funds or accounts established for the related trust fund, or one or more forms of enhancement.

The related prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES OR CERTIFICATES, SEE RISK FACTORS ON PAGE 1.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                              ------------------

                          CREDIT SUISSE FIRST BOSTON

               The date of this Prospectus is September 24, 2001

                               TABLE OF CONTENTS

                                                                           Page

RISK FACTORS.................................................................1

THE TRUST FUND...............................................................4

THE DEPOSITOR...............................................................20

USE OF PROCEEDS.............................................................20

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS...............................20

DESCRIPTION OF THE SECURITIES...............................................24

CERTAIN INFORMATION REGARDING THE SECURITIES................................60

CREDIT SUPPORT..............................................................62

DESCRIPTION OF INSURANCE....................................................69

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS...................78

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS..................................89

STATE AND OTHER TAX CONSIDERATIONS..........................................130

LEGAL INVESTMENT...........................................................138

PLAN OF DISTRIBUTION.......................................................140

LEGAL MATTERS..............................................................141

PROSPECTUS SUPPLEMENT......................................................141

ADDITIONAL INFORMATION.....................................................141

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................142

                                 Risk Factors

     You should carefully consider the following risk factors prior to any purchase of the notes or certificates.

Limited Liquidity May Result in Delays
in your Ability to Sell Securities or
Lower Returns...................................   There will be no market for the notes or certificates, as
                                                   applicable, of any series prior to their issuance, and
                                                   there can be no assurance that a secondary market will
                                                   develop. If a secondary market does develop, there can be
                                                   no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the notes or certificates, as applicable, of the related
                                                   series. Credit Suisse First Boston Corporation presently
                                                   expects to make a secondary market in the notes or
                                                   certificates, as applicable, but has no obligation to do
                                                   so. Absent a secondary market for the notes or
                                                   certificates, as applicable, you may experience a delay if you choose to sell your notes or certificates, as
                                                   applicable, or the price you receive may be less than you
                                                   would receive for a comparable liquid security.

Limited Assets for Payments - No
Recourse to Depositor, Unaffiliated
Seller, Master Servicer or Servicer.............   The depositor does not have, nor is it expected to have,
                                                   any significant assets. The notes or certificates, as
                                                   applicable, of a series will be payable solely from the
                                                   assets of the trust fund for that series. Except for any
                                                   related insurance policies or credit support, there will be no recourse to the depositor or any other person for any
                                                   default on the notes or any failure to receive
                                                   distributions on the certificates with respect to any
                                                   series. Consequently, holders of notes or certificates, as applicable, of each series must rely solely upon payments
                                                   with respect to the assets constituting the trust fund for a series of notes or certificates, as applicable,
                                                   including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of
                                                   principal of and interest on the notes or certificates, as applicable, of that series. The only obligations, if any,
                                                   of the depositor with respect to the notes or certificates, as applicable, of any series will be with respect to its
                                                   breach of specific representations and warranties. The
                                                   depositor does not have, and is not expected in the future to have, any significant assets with which to meet any
                                                   obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If,
                                                   for example, the depositor were required to repurchase a
                                                   mortgage loan, its only sources of funds to make the
                                                   repurchase would be from funds obtained from the
                                                   enforcement of a corresponding



                                                      1

                                                   obligation, if any, on the part of the originator of the
                                                   mortgage loan, the master servicer, the servicer or the
                                                   unaffiliated seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the
                                                   depositor does not have sufficient assets and no other
                                                   party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in
Losses to You...................................   Although we intend the enhancement for the notes or
                                                   certificates, as applicable, to reduce the risk of
                                                   delinquent payments or losses to holders of a series of
                                                   notes or certificates, as applicable, entitled to the
                                                   benefit of the notes or certificates, the amount of the
                                                   enhancement will be limited, as set forth in the related
                                                   prospectus supplement. In addition, the amount available
                                                   will decline and could be depleted prior to the payment in full of the related series of notes or certificates, as
                                                   applicable, and losses on the primary assets could result
                                                   in losses to holders of those notes or certificates, as
                                                   applicable.

Decrease in Value of Mortgaged
Property --Risk of Loss.........................   There are several factors that could adversely affect the
                                                   value of mortgaged properties and cause the outstanding
                                                   balance of the related mortgage loan, contract, loan
                                                   secured by a mortgage loan or contract or of an underlying loan relating to the private securities, together with any senior financing, to equal or exceed the value of the
                                                   mortgaged properties. Among the factors that could
                                                   adversely affect the value of the mortgaged properties are an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

                                                   o  a decline in the general condition of the mortgaged
                                                      properties as a result of failure of borrowers to
                                                      maintain adequately the mortgaged properties; or
                                                   o  natural disasters that are not necessarily covered by
                                                      insurance, including earthquakes and floods.

                                                   Any decline in the value of a mortgaged property could
                                                   extinguish the value of a junior interest in that mortgaged property before having any effect on the related senior
                                                   interest. If a decline in the value of the related
                                                   mortgaged properties occurs, the actual rates of
                                                   delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the
                                                   mortgage lending industry in general and you could suffer a loss.

Timing and Rate of Prepayments May Result in       The yield to maturity experienced by a holder of notes or
Lower Yield.....................................   certificates, as applicable, may be affected by the rate and



                                                      2

                                                   timing of payments of principal of the mortgage loans,
                                                   contracts, loans secured by mortgage loans or contracts or of the underlying loans relating to the private securities.
                                                   The rate and timing of principal payments of the notes or
                                                   certificates, as applicable, of a series will be affected
                                                   by a number of factors, including the following:

                                                   o  the extent of prepayments, which may be influenced by a variety of factors,
                                                   o  the manner of allocating principal payments among the
                                                      classes of notes or certificates, as applicable, of
                                                      a series as specified in the related prospectus
                                                      supplement, and
                                                   o  the exercise of any right of optional termination.

                                                   Prepayments may also result from repurchases of mortgage
                                                   loans or underlying loans, as applicable, due to material
                                                   breaches of the unaffiliated seller's or the depositor's
                                                   representations or warranties.

                                                   Interest payable on the notes or certificates, as
                                                   applicable, of a series on a distribution date will include all interest accrued during the period specified in the
                                                   related prospectus supplement. In the event interest
                                                   accrues during the calendar month prior to a distribution
                                                   date, the effective yield to holders will be reduced from
                                                   the yield that would otherwise be obtainable if interest
                                                   payable on the security were to accrue through the day
                                                   immediately preceding each distribution date, and the
                                                   effective yield at par to holders will be less than the
                                                   indicated coupon rate.

Risks of Subordinated Securities................   To the extent specified in the applicable prospectus
                                                   supplement, distributions of interest on and principal of
                                                   one or more classes of notes or certificates, as
                                                   applicable, of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of notes or certificates, as applicable, of the
                                                   related series. Any subordinated securities will be
                                                   affected to a greater degree by any losses on the mortgage loans, contracts, loans secured by mortgage loans or
                                                   contracts or of the underlying loans relating to the
                                                   private securities.

Book-Entry Registration--Beneficial
Owners Not Recognized by Trust..................   Issuance of the notes or certificates, as applicable, in
                                                   book-entry form may reduce the liquidity of these notes or certificates, as applicable, in the secondary trading
                                                   market since investors may be unwilling to purchase notes
                                                   or certificates, as applicable, for which they cannot
                                                   obtain physical certificates. Since transactions in the
                                                   notes or certificates, as applicable, can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your
                                                   ability to pledge a security to persons or entities that do not participate in The



                                                      3

                                                   Depository Trust Company or any other entities or otherwise to take actions in respect of the related notes or
                                                   certificates, as applicable, may be limited due to lack of a physical certificate representing the notes or
                                                   certificates, as applicable.

                                                   You may experience some delay in the receipt of
                                                   distributions of interest and principal on the notes or
                                                   certificates, as applicable, since the distributions will
                                                   be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the
                                                   distributions to the accounts of its participants which
                                                   will then credit them to your account either directly or
                                                   indirectly through indirect participants.

                                The Trust Fund

     The Depositor may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") or the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement. Each Series of Notes or Certificates, as applicable, may include one or more separate classes (each, a "Class") of Notes and/or Certificates, which may be divided into one or more subclasses (each, a "Subclass"). The Certificates will be issued by a trust (the "Trust") to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the "Issuer"), and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of the assets described below.

     Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools included in the Trust Fund for a Series of Certificates may consist of one or more Subclasses, as specified in the prospectus supplement for the Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates, Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related prospectus supplement, each Mortgage Pool, Warehouse Loan Pool or Contract Pool with respect to a Series will be covered by one or more irrevocable letters of credit (a "Letter of Credit"), a policy of mortgage pool insurance (a "Pool Insurance Policy"), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor (a "Mortgagor Bankruptcy Bond"), an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate Classes or Subclasses (the "Subordinate Notes" or the "Subordinate Certificates," and collectively, the "Subordinate Securities") to the rights of the holders of one or more senior Classes or Subclasses (the "Senior Notes" or the "Senior Certificates," and collectively, the "Senior Securities") to the extent specified in the related prospectus supplement (the "Subordinated Amount which, if so specified in the related prospectus supplement, may include Subordinate Notes or Subordinate Certificates, as applicable, of one or more Class or Subclass (a "Subordinated Class" or "Subordinated Subclass," respectively) and the establishment of a reserve fund (a "Reserve Fund"), by the right of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the "Security Guarantee Insurance") issued by one or more insurance companies or another form or forms of additional or alternative forms of credit support, including a guarantee or surety bond ("Alternative Credit Support") acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

1.   one or more pools ("Mortgage Pools") containing

     o conventional one-to four-family residential, first and/or second mortgage loans, o closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or specific balances of those loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,
     o loans ("Cooperative Loans") made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property,"
     o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"); provided that no more than 5% of the principal balance of loans in a Mortgage Pool may consist of loans backed by Multifamily Property,
     o mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related

         Series of Notes or Certificates, as applicable, (collectively, the "Rating Agency") in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the "Mortgage Loans"), acceptable to the nationally recognized Rating Agency rating the Notes or Certificates, as applicable, of the Series for a rating in one of the four highest rating categories of the Rating Agency; or
     o conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with specific and related property issued by one or more trusts established by one or more private entities,
2. one or more Contract Pools containing Contracts or participation Notes or Certificates, as applicable, representing participation interests in the Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

3. one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

     A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA", and mortgage loans are referred to in this prospectus as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties. Single Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the "Mortgagor"). or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common. Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

     Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

o have an individual principal balance at origination of not less than $25,000 nor more than $500,000,
o    have monthly payments due on the first day of each month (the "Due
     Date"),
o be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and
o consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

         Unless otherwise specified in the related prospectus supplement, the Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

o 95% on any Mortgage Loan with an original principal balance of $150,000 or less,
o 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,
o 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000 and
o    80% on any Mortgage Loan with an original principal balance exceeding
     $300,000.

     If so specified in the related prospectus supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property (the "Original Value"). Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

     If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the "Mortgage Rates"). These Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan, unless otherwise paid by the Mortgagor, and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

     If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Securities -- Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the Mortgage Loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Under some circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

     VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan. The maximum guarantee that may be issued by VA under this program is

o 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,
o the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,
o and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

              Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, for each Series of Notes or Certificates, as applicable, the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

o the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,
o    the type of Mortgaged Properties securing the Mortgage Loans,
o    the original terms to maturity of the Mortgage Loans,
o    the largest in principal balance of the Mortgage Loans,
o    the earliest origination date and latest maturity date of the Mortgage
     Loans,
o the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%,
o    the interest rate or range of interest rates borne by the Mortgage Loans,
o    the average outstanding principal balance of the Mortgage Loans,
o    the geographical distribution of the Mortgage Loans,
o the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

o with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and
o with respect to Mortgage Loans secured by Multifamily Property or the other Mortgage Loans as are specified in the prospectus supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

     No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans." To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the Notes or Certificates, as applicable, of the Series evidencing interests in, or secured by, the Mortgage Pool.

     Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described in this prospectus, and will receive a fee as compensation. See " -- Mortgage Loan Program" and "Description of the Securities." As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

     The Depositor will make representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities -- Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under " -- Mortgage Loan Program" and "Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans" and " -- Servicing by Unaffiliated Sellers", and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under "Description of the Securities -- Advances." Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities -- Advances," "Credit Support" and "Description of Insurance."

MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related prospectus supplement.

UNDERWRITING STANDARDS

     Except in the case of particular Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See " -- Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

     The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines, except that some Mortgage Loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

     Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed. The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

     Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation. The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Some of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

     To the extent specified in the related prospectus supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related prospectus supplement. For limited documentation Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

     The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related prospectus supplement.

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor. These representations and warranties will generally include, among other things:

o with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller;
o that the Unaffiliated Seller had good and marketable title to each Mortgage Loan it sold;
o with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;
o that there were no delinquent tax or assessment liens against the Mortgaged Property; and
o that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

     With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Notes or Certificates, as applicable, evidencing an interest in, or secured by, the related Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Notes or Certificates, as applicable, if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

     The only representations and warranties to be made for the benefit of holders of Notes or Certificates, as applicable, of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of the Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities -- Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

     Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Notes or Certificates, as applicable, as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at that price or such other price as may be indicated in the related prospectus supplement, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

     The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Securities -- Assignment of Mortgage Loans."

CLOSED LOAN PROGRAM

     The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which

     (1) more than two monthly payments were over 30 days delinquent,

     (2) one payment was over 60 days delinquent or

     (3) more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below. That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Notes or Certificates, as applicable, of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Notes or Certificates, as applicable, is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Notes or Certificates, as applicable. Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and Contracts, are referred to in this prospectus as the "Trust Assets."

THE CONTRACT POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in the Contracts and related property (the "Contract Pool") conveyed to the Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used unit of manufactured housing (a "Manufactured Home"). Unless otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in the related prospectus supplement.

     The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities -- Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts. The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

     Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See "Description of the Securities -- Payments on Contracts."

     Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

o    the dates of origination of the Contracts;
o    the weighted average APR on the Contracts;
o    the range of outstanding principal balances as of the Cut-off Date;
o the average outstanding principal balance of the Contracts as of the Cut-off Date;
o    the weighted average term to maturity as of the Cut-off Date; and
o    the range of original maturities of the Contracts.

     With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

     If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under the insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Notes or Certificates, as applicable, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to the Rating Agency to support this purchase obligation. See "Credit Support -- Performance Bond." The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

     If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Contract from the Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a "Substitute Contract"). Any Substitute Contract, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution,
o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,
o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract and
o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

UNDERWRITING POLICIES

     Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

     With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related prospectus supplement, the "Contract Loan-to-Value Ratio" will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

THE FINANCING LOAN POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the "Warehouse Loans") and secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property (the "Warehouse Loan Pool") conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor. Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

     The Depositor will cause the Warehouse Loans constituting each Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities -- Servicing by Unaffiliated Sellers." With respect to those Warehouse Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Warehouse Loans. The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement.

     Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

o    the dates of origination of the Warehouse Loans;
o    the weighted average APR on the Warehouse Loans;
o    the range of outstanding principal balances as of the Cut-off Date;
o the average outstanding principal balance of the Warehouse Loans as of the Cut-off Date;
o    the weighted average term to maturity as of the Cut-off Date; and
o    the range of original maturities of the Warehouse Loans.

     With respect to the Warehouse Loans included in the Warehouse Loan Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Warehouse Loan. In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

     If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a "Deleted Warehouse Loan"), rather than repurchase the Warehouse Loan as provided above, and substitute in its place another Warehouse Loan (each, a "Substitute Warehouse Loan"). Any Substitute Warehouse Loan, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,
o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,
o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan and
o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

UNDERWRITING POLICIES

     Warehouse Loans will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement. Except as described below or in the related prospectus supplement.

                                 The Depositor

     Asset Backed Securities Corporation (the "Depositor") was incorporated in the State of Delaware on December 31, 1985, and is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made by this Prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Notes or Certificates, as applicable, of any Series.

     Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                Use of Proceeds

     Except as otherwise provided in the related prospectus supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by this Prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Notes or Certificates, as applicable. If so specified in the related prospectus supplement, Notes or Certificates, as applicable, may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Notes or Certificates, as applicable, will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.

                 Maturity, Prepayment and Yield Considerations

     Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

     The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

     It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

     Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the model used in a prospectus supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect to a

Series of Notes or Certificates, as applicable. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Notes or Certificates, as applicable, will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

     The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Securities -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans for a description of particular provisions of each Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

     At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage Loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow a refinancing. Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

     There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Notes or Certificates, as applicable, evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Notes or Certificates, as applicable, of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund -- The Contract Pools."

     While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Any assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

     Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

     If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement. For any Series of Notes or Certificates, as applicable, for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualified liquidation" under the Code. In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases," "Description of the Securities -- Assignment of Mortgage Loans," "-- Assignment of Mortgage Certificates," "-- Assignment of Contracts" and " -- Termination."

     If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Notes or Certificates, as applicable, of the related Series will be greater than would otherwise be the case. As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

     Generally, when a full prepayment is made on a Mortgage Loan , Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related prospectus supplement.

     Generally, the effective yield to holders of Notes or Certificates, as applicable, having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan, Warehouse Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Notes or Certificates, as applicable, will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement. The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Notes or Certificates, as applicable, succeeds the 25th day. If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans, Mortgage Certificates, the Warehouse Loans, the Contracts and/or the other assets in the Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

     If so specified in the related prospectus supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

     In the event that the Notes or Certificates, as applicable, of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that a Series includes Classes or Subclasses of Certificates of a Series which evidence a residual interest in the related Trust Fund (the "Residual Certificates"), the prospectus supplement for the Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Notes or Certificates, as applicable, that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution. If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Notes or Certificates, as applicable, that are

Premium Securities, will likely result in a lower than anticipated yield to holders of Notes or Certificates, as applicable, that are offered at a discount to their principal amount ("Discount Securities"). If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan , Warehouse Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments") may be distributed to the holders of the Senior Notes or Senior Certificates, as applicable, at the times and under the circumstances described in the prospectus supplement.

     In the event that the Notes or Certificates, as applicable, of a Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.

                         Description of the Securities

     Each Series of Notes or Certificates, as applicable, will be issued pursuant to either:

     (a) an agreement consisting of either,

          (1) a Pooling and Servicing Agreement or

          (2) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (the "Standard Terms"), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to in this prospectus as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee or

     (b) if a Series of Securities includes Notes, a Trust Agreement.

Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. In addition, a Series of Notes or Certificates, as applicable, may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the "Warranty and Servicing Agreement"). As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

     The following summaries describe provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related prospectus supplement. Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

     Unless otherwise specified in the prospectus supplement with respect to a Series, each Note or Certificate, as applicable, offered by the prospectus supplement and by means of the related prospectus supplement will be issued in fully registered form. Notes or Certificates, as applicable, will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of:

o the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates and distributions on the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates as from time to time are subject to the applicable Agreement;
o the assets as from time to time are identified as deposited in the Certificate Account referred to below;
o property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;
o    the Letter of Credit, if any, with respect to the related Series;
o the Pool Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");
o the Special Hazard Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");
o the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy Bond, if any, with respect to the related Series (as described below under "Description of Insurance");
o the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;
o the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under "Description of Insurance");
o    the Security Guarantee Insurance, if any, with respect to the related
     Series;
o the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and
o the GPM and Buy-Down Funds, if any, with respect to the related Series; or, in lieu of some or all of the foregoing, the Alternative Credit Support described in the applicable prospectus supplement.

     Upon the original issuance of a Series of Notes or Certificates, as applicable, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

     If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for a Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses may be Compound Interest Securities.

     The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series. All other Classes of Notes or Certificates, as applicable, of the Series will constitute "regular interests" in the related REMIC. If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement. See "Federal Income Tax Consequences."

     If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Notes or Certificates, as applicable, of the Series that, based upon specific assumptions, can be supported by distributions on the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for the Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

     If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Notes or Subordinated Certificates, as applicable, of a Series may be subordinated to the right of the holders of Notes or Certificates, as applicable, of one or more Classes or Subclasses within a Series to receive distributions with respect to the Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of each Subclass of Senior Notes or Senior Certificates, as applicable, will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Subordinated Notes or Subordinated Certificates, as applicable, of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the prospectus supplement. If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

     If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Notes or Certificates, as applicable, of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These Notes or Certificates, as applicable, will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and the related prospectus supplement.

     The Notes or Certificates, as applicable, of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise. No service charge will be made for any transfer or exchange of Notes or Certificates, as applicable, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Notes or Certificates, as applicable, of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Notes or Certificates, as applicable, are registered at the close of business on the day specified in the related prospectus supplement (the "Record Date"). The "Distribution Date" will be the day specified in the prospectus supplement with respect to each Class or Subclass of Notes or Certificates, as applicable, of a Series, or if the day specified is not a business day, the next succeeding business day. Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement. Distributions of principal of the Notes or Certificates, as applicable, will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

     If so specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage Certificates included in the Trust Fund with respect to a Series.

     If so specified in the related prospectus supplement, distributions on a Class or Subclass of Notes or Certificates, as applicable, of a Series may be based on the Percentage Interest evidenced by a Note or a Certificate, as applicable, of a Class or Subclass in the distributions, including any Advances, of principal (the "Principal Distribution") and interest, adjusted as set forth in the prospectus supplement, (the "Interest Distribution") on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Note or Certificate, as applicable, of a Class or Subclass an amount equal to the product of the Percentage Interest evidenced by the Note or Certificate, as applicable, and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution. A Note or Certificate, as applicable, of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive. The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of the Series having a Final Scheduled Distribution Date prior to that of a Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to that time, interest on each Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made as described in this prospectus. Distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made on each Distribution Date for the Series to the holders of the Notes or Certificates, as applicable, of the Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Notes or Certificates, as applicable, to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Notes or Certificates, as applicable, in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently. Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal Balance of each Note or Certificate, as applicable, of a Class or Subclass then entitled to receive distributions will be made pro rata among the Notes or Certificates, as applicable, of the Class or Subclass.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Notes or Certificates, as applicable, of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

(1) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the "Accrual Distribution Amount");
(2)  the Stated Principal Distribution Amount; and
(3) to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on any Class of Compound Interest Securities of the Series to be added to the Stated Principal Balance of the Class on each Distribution Date, exceeds the Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a "Due Period") specified in the related prospectus supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or Subclasses of Notes or Certificates, as applicable, in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, Excess Cash Flow represents the excess of

(1) the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of the Notes or Certificates, as applicable, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the Series in the Due Period preceding the Distribution Date, over

(2) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Notes or Certificates, as applicable, of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

     The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

     Distributions, other than the final distribution in retirement of the Notes or Certificates, as applicable, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Note or Certificate, as applicable, meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

     If specified in the related Prospectus Supplement, the Trust may issue notes or certificates from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

ASSIGNMENT OF MORTGAGE CERTIFICATES

     Pursuant to the applicable Agreement for a Series of Notes or Certificates, as applicable, that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Notes or Certificates, as applicable, and its coupon rate, maturity and original principal balance. In addition, necessary steps will be taken by the Depositor to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the Trustee.

     In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the price set forth above or such other price as may be set forth in the related prospectus supplement. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

     If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics of any Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

ASSIGNMENT OF MORTGAGE LOANS

     The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with each assignment, either deliver the Notes or Certificates, as applicable, to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of the Notes or Certificates, as applicable, to the purchase price for the Mortgage Loans. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

     In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectus after referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage Loan.

     The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase, within 90 days of the Trustee's discovery of the defect, the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at that price or another price as may be set forth in the related prospectus supplement, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

     Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan. In addition, unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Notes or Certificates, as applicable, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

     Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund -- The Contract Pools" with respect to the substitution of Contracts.

     In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Notes or Certificates, as applicable, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under some of the aforementioned insurance policies. Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

     To the extent described in the related prospectus supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, to support, among other things, this purchase obligation. Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon a breach is subject to limitations.

     The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

     Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

ASSIGNMENT OF CONTRACTS

     The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract. The Trustee, concurrently with each assignment, will authenticate and deliver the Notes or Certificates, as applicable. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

     In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the

Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts."

     The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee's discovery of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the Trustee at a price equal to the remaining unpaid principal balance of the Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances with respect to the Contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

     Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that

o immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment of the relevant Contract,
o as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,
o each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,
o as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,
o as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and
o with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Notes or Certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Notes or Certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Notes or Certificates, as applicable.

     The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund -- The Contract Pools."

     If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the Contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of the Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund -- The Contract Pools."

PRE-FUNDING

     If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Notes or Certificates, as applicable, of a particular Series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

     (1) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt,
     (2) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Notes or Certificates, as applicable,
     (3) certificates of deposit having a rating in the highest rating category from the Rating Agency, or
     (4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest category from the Rating Agency;
(b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;
(c) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;
(d) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;
(e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and
(f) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Notes or Certificates, as applicable.
Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

     During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or
     Mortgage Certificates from time to time during the Pre-Funding
     Period. The additional Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the Trust Fund as of the Closing Date subject to exceptions as are expressly stated in the related prospectus supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of Notes or Certificates, as applicable, will be specified in the related prospectus supplement, it is anticipated that:

o    the Pre-Funding Period will not exceed 120 days from the related Closing
     Date,
o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and
o that the Pre-Funded Amount will not exceed 25% of the principal amount of Notes or Certificates, as applicable, issued pursuant to a particular offering.

SERVICING BY UNAFFILIATED SELLERS

     Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a Contract may have the option to act as the Servicer, or Master Servicer, for a Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for a Series of Notes or Certificates, as applicable, is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under the Servicing Agreement.

     A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

o    the right of the Master Servicer to approve in advance any settlement;
o maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan or Contract;
o    processing of assumptions or substitutions;
o    attempting to cure delinquencies;
o    supervising foreclosures or repossessions;
o inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under some circumstances; and
o maintaining accounting records relating to the Mortgage Loans, Warehouse Loans and Contracts.

Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as described more fully below under " -- Payments on Mortgage Loans" and " -- Payments on Contracts"), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

     As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

     Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

     Each Servicer will be required to service each Mortgage Loan, Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans, Warehouse Loans or Contracts serviced by any the Servicer under the Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the Mortgage Loans, , Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing Agreement by the Servicer.

     The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur. In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

PAYMENTS ON MORTGAGE LOANS

         The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series. If a Series of Notes or Certificates, as applicable, includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the "Note Distribution Account") and/or the Certificates (the "Certificate Distribution Account") may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Notes or Certificates, as applicable, of a Series. For ease of reference, references in this Prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

     If so specified in the applicable prospectus supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth in this prospectus for the Certificate Account. Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

     In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the Servicer determines in good faith any advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

     The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Notes or Certificates, as applicable, on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

          (1) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

          (2) all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

          (3) all proceeds of,

              (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures, (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of the insurance and described in the applicable prospectus supplement; and

              (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to the Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

          (4) all payments under the Letter of Credit, if any, with respect to the Series;

          (5) all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

          (6) any Advances made by a Servicer or the Master Servicer (as described in this prospectus under " -- Advances");

          (7) any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate Account, as described below; and

          (8) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund --

     Mortgage Loan Program," "-- Representations by Unaffiliated Sellers; Repurchases" or " -- Assignment of Mortgage Loans" above) or repurchased by the Depositor (as described under " -- Termination" below).

     With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account. The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable prospectus supplement. In the case of any prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

PAYMENTS ON CONTRACTS

     A Certificate Account meeting the requirements set forth under "Description of the Securities -- Payments on Mortgage Loans" will be established in the name of the Trustee.

     Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

          (1) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

          (2) all Obligor payments on account of interest on the Contracts;

          (3) all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

          (4) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

          (5) any Advances made as described under " -- Advances" and other amounts required under the related Agreement to be deposited in the Certificate Account;

          (6) all amounts received from Credit Support provided with respect to a Series of Notes or Certificates, as applicable,;

          (7) all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under " -- Termination" below; and

          (8) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

     The Mortgage Certificates included in the Trust Fund with respect to a Series of Notes or Certificates, as applicable, will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of the proceeds to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.

DISTRIBUTIONS ON SECURITIES

     On each Distribution Date with respect to a Series of Notes or Certificates, as applicable, as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "Description of the Securities -- Distributions of Principal and Interest" and in the related prospectus supplement. If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee. The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the "Determination Date"), except:

          (1) all payments that were due on or before the Cut-off Date;

          (2) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these payments;

          (3) all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (4) amounts received on particular Mortgage Loans, Warehouse Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

          (5) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

          (6) that portion of each collection of interest on a particular Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the Contract Pool that represents

               (A) servicing compensation to the Master Servicer,
               (B) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series,
               (C) related Insurance Proceeds or Liquidation Proceeds,
               (D) amounts in the Reserve Fund, if any, with respect to the Series or
               (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Securities -- Maintenance of Insurance Policies," "-- Presentation of Claims," "-- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and " -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" or in the applicable prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Notes or Certificates, as applicable, the

Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Notes or Certificates, as applicable, and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

     If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Notes or Certificates, as applicable, of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

     Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized. Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

     The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Notes or Certificates, as applicable, having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.

REVOLVING PERIOD

     The applicable prospectus supplement may provide that all or a portion of the principal collections on any Revolving Credit Line Loans may be applied by the Trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

SPECIAL DISTRIBUTIONS

     To the extent specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for the Series and available to be distributed to the holders of the Notes or Certificates, as applicable, of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Notes or Certificates, as applicable, of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated

Principal Balance or the Notes or Certificates, as applicable, on the Distribution Date. Any Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO SECURITYHOLDERS

     Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1) through (3) or (4) through (6) below, as applicable:

          (1) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

          (2) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

          (3) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

          (4) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of the interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

          (5) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Notes or Certificates, as applicable, outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest Securities on the Distribution Date;

          (6) to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

          (a) the information contained in the report delivered pursuant to clause (5) above;

          (b) the interest accrued on the Class or Subclass of Compound Interest Securities with respect to the Distribution Date and added to the Compound Value of the Compound Interest Security; and

          (c) the Stated Principal Balance of the Class or Subclass of Compound Interest Securities after giving effect to the addition of all interest accrued;

          (7) in the case of a series of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

          (8) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the Distribution Date;

          (9) in the case of a Series of Notes or Certificates, as applicable, benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect to the Alternative Credit Support distributed to Securityholders on the Distribution Date;

          (10) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

          (11) the book value of any collateral acquired by the Mortgage Pool, Warehouse Loan Pool or Contract Pool through foreclosure, repossession or otherwise; and


          (12) the number and aggregate principal amount of Mortgage Loans, Warehouse Loans or Contracts one month and two months delinquent.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through
(6) above and other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

ADVANCES

     Unless otherwise stated in the related prospectus supplement, each Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the "Advances") required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making the Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any of these Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced. In addition, Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts. Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or Contracts. Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

     If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, covering loss occasioned by the failure to escrow required amounts.

MAINTENANCE OF INSURANCE POLICIES

     To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

     To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying the Mortgage Loan or Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or Contract or the principal balance of the Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. The cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

     The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance -- Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

SPECIAL HAZARD INSURANCE

     (i) If so specified in the related prospectus supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Notes or Certificates, as applicable, in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Some of the characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance -- Special Hazard Insurance Policies."

POOL INSURANCE

     (ii) To the extent specified in a related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Some of the characteristics of the Pool Insurance Policy are described under "Description of Insurance -- Pool Insurance Policies."

PRIMARY MORTGAGE INSURANCE

     To the extent specified in the related prospectus supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy") issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Notes or Certificates, as applicable, that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Notes or Certificates, as applicable. See "Description of Insurance -- Primary Mortgage Insurance Policies." The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Securityholders. See "Description of the Securities -- Presentation of Claims."

MORTGAGOR BANKRUPTCY BOND

     (iii) If so specified in the related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Notes or Certificates, as applicable, in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Notes or Certificates, as applicable, provided that the cancellation or reduction does not adversely affect the then current rating of the Series. See "Description of Insurance -- Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

     The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as previously described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

     If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees,
(1) that the restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2) that the expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

     If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Each Servicing Agreement and the applicable Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable "due-on-sale" clause , if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter



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

into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

     Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any Mortgage Loan.

ENFORCEMENT OF `DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

     Each applicable Agreement and Servicing Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

     Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the Servicer or Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines
(1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Under the applicable Agreement for a Series of Notes or Certificates, as applicable, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer, with respect to the Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

     The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee, and any custodian selected by the Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Some of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement.

In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

     As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under the Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, the right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

     Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

EVIDENCE AS TO COMPLIANCE

     The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that (1) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Agreement or Servicing Agreement has been made under the supervision of the officer, and (2) to the best of the officer's knowledge, based on the review, the Master Servicer and each Servicer has fulfilled all its obligations under the Agreement or Servicing Agreement and the applicable Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of the default. The Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of particular documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for any exceptions as the firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE AND THE INDENTURE TRUSTEE

     The Master Servicer under each Agreement will be named in the applicable prospectus supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

     The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law. No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

     The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

     Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related Agreement. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the Securityholders under the applicable Agreement. In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

DEFICIENCY EVENT

     To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a "Deficiency Event") with respect to the Notes or Certificates, as applicable, of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Notes or Certificates, as applicable, of the Series, in accordance with the terms of the Notes or Certificates, as applicable, and the Agreement, any distribution of principal or interest on the Notes or Certificates, as applicable, when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust Fund.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Notes or Certificates, as applicable, in accordance with the priorities as to distributions of principal and interest set forth in the Notes or Certificates, as applicable, will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Note or Certificate, as applicable, on or before the latest Final Distribution Date of any outstanding Notes or Certificates, as applicable, of the Series.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Notes or Certificates, as applicable, which opinion or report will be conclusive evidence as to the sufficiency. Pending the making of any determination, distributions on the Notes or Certificates, as applicable, shall continue to be made in accordance with their terms.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Notes or Certificates, as applicable, of the Series in accordance with their terms, except that the distributions shall be made on each Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under some circumstances following any positive determination, the Trustee may resume making distributions on the Notes or Certificates, as applicable, expressly in accordance with their terms.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund, after payment of Trustee and accountants' fees and expenses, to monthly distributions on Notes or Certificates, as applicable, of the Series or on all Senior Notes or Senior Certificates, as applicable, of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Notes or Certificates, as applicable, and the Notes or Certificates, as applicable, will, to the extent permitted by applicable law and specified in the related Prospectus Statement, accrue interest at the highest Interest Rate borne by any Note or Certificate or Notes or Certificates, as applicable, with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Notes or Certificates, as applicable, of that Class. In this event, the holders of a majority in outstanding principal balance of the Notes or Certificates, as applicable, may direct the Trustee to sell the related Trust Fund, any direction being irrevocable and binding upon the holders of all Notes or Certificates, as applicable, of the Series and upon the owners of the residual interests in the Trust Fund. In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

EVENTS OF DEFAULT

     Except as otherwise provided in the related prospectus supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of:

o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;
o any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;
o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and
o any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Notes or Certificates, as applicable, by the Rating Agency rating the Notes or Certificates, as applicable, because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the rating.

     Unless otherwise specified in the related prospectus supplement, Events of Default under the Indenture for each Series of Notes include:

o a default of five days or more in the payment of any principal of or interest on any Note of the Series;

o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;
o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;
o particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or
o    any other Event of Default provided with respect to Notes of that Series.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

o the Noteholders of 100% of the then aggregate outstanding amount of the Notes of the Series consent to the sale,
o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale or
o the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the Series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

     Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Notes or Certificates, as applicable, remains unremedied, the Depositor, the Trustee or the holders of Notes of the Series, or, if no Notes are issued as part of the Series, Certificate, evidencing not less than 25% of the principal amount of the Notes or Certificates, as applicable, of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity. The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

AMENDMENT

     Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders,

o    to cure any ambiguity,
o to correct or supplement any provision in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements or
o to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

     Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Notes or Certificates, as applicable, evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes or Certificates, as applicable, of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

(1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Note or Certificate, as applicable, without the consent of the holder of the Security,
(2) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Notes or Senior Certificates, as applicable, if any, of a Series in a manner other than that set forth in
     (1) above without the consent of the holders of the Senior Notes or Senior Certificates, as applicable, of the Subclass evidencing not less than 66 2/3% of the Class or Subclass,

(3) adversely affect in any material respect the interests of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Notes or Subordinated Certificates, as applicable, evidencing not less than 66 2/3% of the Class or Subclass or
(4) reduce the aforesaid percentage of the Notes or Certificates, as applicable, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

     The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Notes or Certificates, as applicable, evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Notes or Certificates, as applicable, of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may
(1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the aforesaid percentage of Notes or Certificates, as applicable, the Holders of which are required to consent to any amendment, without the consent of the Holders of all Notes or Certificates, as applicable, of the Series then outstanding.

TERMINATION

     Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Notes or Certificates, as applicable, will terminate upon the earlier of

     (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or Contract and

     (b) the later of

          (1) the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage Loan or Contract and

          (2) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In no event, however, will the Trust created by either the Agreement continue beyond the expiration of 21 years from the death of the last survivor of specific persons identified in it. For each Series of Notes or Certificates, as applicable, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon



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

surrender and cancellation of the Notes or Certificates, as applicable, at an office or agency specified in the notice of termination.

     If so provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Notes or Certificates, as applicable, will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualified liquidation" under the Code. The exercise of the right will effect early retirement of the Notes or Certificates, as applicable, of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

     The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.

                 Certain Information Regarding the Securities

Book-Entry Registration

         If so specified in the related prospectus supplement, DTC will act as securities company for each class of notes or certificates offered by this prospectus. Each class of notes or certificates, as applicable, initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of notes or certificates, as applicable, will be Cede. Beneficial owners of the notes or certificates, as applicable ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or

Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

     DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream,



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

Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Except as required by law, none of Credit Suisse First Boston Corporation, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                Credit Support

     Credit support for a Series of Notes or Certificates, as applicable, may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Notes or Certificates, as applicable, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.

LETTERS OF CREDIT

     The Letters of Credit, if any, with respect to a Series of Notes or Certificates, as applicable, will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the prospectus supplement for the Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Notes or Certificates, as applicable, will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Notes or Certificates, as applicable. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of Credit. The obligations of the L/C Bank under the Letter of Credit for each Series of Notes or

Certificates, as applicable, will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Securities -- Termination."

     Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date. The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement. Unless otherwise provided in the related prospectus supplement, the term "Liquidating Loan" means:

     (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor's right of reinstatement has expired,

     (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

     (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or

     (d) each Contract with respect to which repossession proceedings have been commenced.

     If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating Loan. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

     To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

     Prospective purchasers of Notes or Certificates, as applicable, of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve, the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or Obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

     If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the "Required Reserve") set forth in the related prospectus supplement. Subsequently, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

     In the event that a Subordinated Class or Subclass of a Series of Notes or Certificates, as applicable, is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

SUBORDINATED SECURITIES

     To the extent specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying the Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement. In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Notes or Certificates, as applicable, of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Notes or Certificates, as applicable, of a Class or Subclass to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or Contracts giving rise to previous payment deficiencies, including,



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

without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts. The prospectus supplement for each Series of Notes or Certificates, as applicable, with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Notes or Certificates, as applicable, may be subordinated to other Classes or Subclasses or Notes or Certificates, as applicable. If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, if a Series of Notes or Certificates, as applicable, includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

SHIFTING INTEREST

     If specified in the prospectus supplement for a Series of Notes or Certificates, as applicable, for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the same Series to the extent described in the related prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Notes or Senior Certificates, as applicable, of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Notes or Senior Certificates, as applicable, against losses due to mortgagor defaults.

     The protection afforded to the holders of Senior Notes or Senior Certificates, as applicable, of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Notes or Senior Certificates, as applicable, a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Notes or Senior Certificates, as applicable, while increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, relative to that of the Senior Notes or Senior Certificates, as applicable, is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Notes or Subordinated Certificates, as applicable.

SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements. The prospectus supplement relating to a Series of Notes or Certificates, as applicable, having the benefit of an interest



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rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the Series of Notes or Certificates, as applicable, also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

RESERVE FUND

     If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Notes or Certificates, as applicable, of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Notes or Certificates, as applicable, in trust, of a Reserve Fund for the Series. Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Notes or Certificates, as applicable, of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, and deposit the amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Notes or Certificates, as applicable, or on the Notes or Certificates, as applicable, of the Series to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to Certificateholders of either Class. The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

     Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related prospectus supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related prospectus supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Notes or Senior Certificates, as applicable, of the Series, after giving effect to any Advances made by the Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the "Required Distribution") on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Securityholders, which amount will not in any event exceed the Required Reserve, or (2) the amount necessary to increase the funds in the Certificate Account



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

eligible for distribution to the Senior Securityholders on the Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

          (1) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

          (2) to the payment to the holders of the applicable Senior Notes or Senior Certificates, as applicable, of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available; and

          (3) to the payment to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

     Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Notes or Subordinated Certificates, as applicable, or to another person specified in the applicable prospectus supplement, as set forth above.

     Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments. The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series or otherwise subject to any



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

claims or rights of the holders of the applicable Class or Subclass of Senior Notes or Senior Certificates, as applicable. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Notes or Certificates, as applicable, for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the Series from time to time as being consistent with its outstanding rating of the Notes or Certificates, as applicable. These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

     The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Notes or Certificates, as applicable, of the Series and the availability of amounts in the Reserve Fund for distributions on the Notes or Certificates, as applicable, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

SECURITY GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, Security Guarantee Insurance, if any, with respect to a Series of Notes or Certificates, as applicable, may be provided by one or more insurance companies. The Security Guarantee Insurance will guarantee, with respect to one or more Classes of Notes or Certificates, as applicable, of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Notes or Certificates, as applicable, which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes or Certificates, as applicable, of the related Series.

PERFORMANCE BOND

     If so specified in the related prospectus supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Notes or Certificates, as applicable, would be reduced by the Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Notes or Certificates, as applicable, or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.

                           Description of Insurance

     To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related prospectus supplement, each



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Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement. Any material changes in the insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

o all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,
o hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,
o    amounts expended but not approved by the Primary Mortgage Insurer,
o    claim payments previously made by the Primary Mortgage Insurer, and
o    unpaid premiums.

     Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the
Mortgagor:

(1)  advance or discharge
     (A) all hazard insurance premiums and
     (B) as necessary and approved in advance by the Primary Mortgage Insurer,
         o  real estate property taxes,
         o all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted,
         o  property sales expenses,
         o any outstanding liens (as defined in the Primary Mortgage Insurance Policy) on the Mortgaged Property and
         o foreclosure costs, including court costs and reasonable attorneys' fees;
(2) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and
(3) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.




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

     Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that:

(1) no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;
(2) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage Insurer the status of any the Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;
(3) the Primary Mortgage Insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;
(4) the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;
(5) the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid the amount unless the Mortgage Insurer specifies a lower or higher amount; and
(6) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not impaired by a conveyance or the specified rights of the Primary Mortgage Insurer are not adversely affected by a conveyance.

     Unless otherwise specified in the related prospectus supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

     The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other



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

acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to HUD, or by accepting assignment of the Mortgage Loan from the Servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     The maximum guarantee that may be issued by the VA under a VA Loan is

o 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less,
o the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and
o the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

     With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of the policies, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.



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

     Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

     With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of the insurance and conditions to payment.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

     The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor's obligation as provided by the Contract, but may not add the premium to the remaining principal balance of the Contract.

     The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts. If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

     If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect to the Manufactured Home or (2) indemnify the Trustee against any damage to the Manufactured Home prior to resale or other disposition.



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

POOL INSURANCE POLICIES

     If so specified in the related prospectus supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Notes or Certificates, as applicable, of the Series. The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below. The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

     Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required

(1) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;
(2) to advance, as necessary and approved in advance by the Pool Insurer,
       o  real estate property taxes,
       o all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged Property first became effective, ordinary wear and tear excepted,
       o  property sales expenses,
       o  any outstanding liens on the Mortgaged Property and
       o foreclosure costs including court costs and reasonable attorneys' fees; and
(3) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the Pool Insurance Policy.
It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary
Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows:

(1) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,
(2) the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and
(3)  advances as described above, less
       o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property,


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       o  amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,
       o any claims payments previously made by the Pool Insurer on the Mortgage Loan,
       o due and unpaid premiums payable with respect to the Pool Insurance Policy and
       o all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy.

An "Approved Sale" is

(1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval,
(2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,
(3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or
(4)  the acquisition of the Mortgaged Property by the Pool Insurer.

The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to the Series.

     No Pool Insurance Policy will insure, and many Primary Mortgage Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

(1) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination of the Mortgage Loan,
(2) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or
(3) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or
     (3), the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Securities -- Assignment of Mortgage Loans," and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the



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Depositor or an Unaffiliated Seller may also have occurred. The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans."

     The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Notes or Certificates, as applicable, of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy. The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Notes or Certificates, as applicable, of the Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Securities -- Advances."

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related prospectus supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Notes or Certificates, as applicable. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Notes or Certificates, as applicable, of a Series will be issued by the Special Hazard Insurer named in the applicable prospectus supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Securities -- Maintenance of Insurance Policies" and " -- Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related prospectus supplement.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or
(2) upon transfer of the Mortgaged Property to the Special Hazard Insurer, the unpaid balance of the Mortgage Loan at the time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the Mortgaged Property as a



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result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by the amount paid less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

     The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

     In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Notes or Certificates, as applicable, will be covered under a Mortgagor Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a Series by the Rating Agency that rated the Series. Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, which will be set forth in the related prospectus supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Notes or Certificates, as applicable, may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Notes or Certificates, as applicable, of the Series by the Rating Agency rating the Series.

           Certain Legal Aspects of the Mortgage Loans and Contracts

     The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.



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THE MORTGAGE LOANS

     The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Particular state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.



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     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any



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collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

     Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing upon Cooperative Loan Security" below.

TAX ASPECTS OF COOPERATIVE LOANS

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the



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event the borrower defaults in the performance of covenants under the lease or agreement. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant- shareholders.

     The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

     In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See " -- Anti-Deficiency Legislation and Other Limitations on Lenders" below.



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     In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.



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     In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Particular court decisions have applied the relief to claims secured by the debtor's principal residence.

     The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Unless otherwise specified in the related prospectus supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

     Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents. The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

"DUE-ON-SALE" CLAUSES

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the



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Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain
Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.



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ENVIRONMENTAL CONSIDERATIONS

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. The Cleanup Costs may be substantial. It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

     Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Notes or Certificates, as applicable, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the Mortgaged Property or which would subject the owner or operator of the Mortgaged Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

THE CONTRACTS

     As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor. Each Contract evidences both (1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan. Some of the aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.



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SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Notes or Certificates, as applicable, and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, the security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party. Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.



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

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any Contract. However, liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not



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become subject to the real estate law, a creditor can repossess a Manufactured
Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of a repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the related prospectus supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the



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Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of particular Manufactured Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

                  Material Federal Income Tax Considerations

General

     The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, or other counsel specified in the related prospectus supplement ("Federal Tax Counsel"), as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued. This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

     In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable. See "State and Other Tax Considerations." The Depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

     The following discussion addresses securities of five general types:

     o securities ("REMIC Securities) representing interests in a Trust Fund, or a portion of a Trust Fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;



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

     o securities ("Grantor Trust Securities") representing interests in a Trust Fund (a "Grantor Trust Fund") as to which no election will be made;

     o securities ("Partnership Certificates") representing equity interests in a Trust Fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes;

     o securities in the form of Notes ("Debt Securities") representing indebtedness of a Partnership Trust Fund or a Trust Fund which is disregarded as a separate entity for federal income tax purposes; and


     o securities in the form of Certificates that, despite their form, are intended to be treated as indebtedness for federal income tax purposes.

     The prospectus supplement for each Series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion,

     (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

     (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and

     (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"). Investor should be aware that the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes or Certificates, as applicable.

     Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined in
Section 860L of the Code) will be considered a Taxable Mortgage Pool if

     (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages,"

     (2) that entity is the borrower under debt obligations with two or more maturities, and

     (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.



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Furthermore, a group of assets held by an entity can be treated as a separate
Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

     Classification of REMICs

     For each Series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Stroock & Stroock & Lavan LLP, or other counsel specified in the related prospectus supplement, the related Trust Fund (or each applicable portion of the Trust Fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

          (1) in exchange for any qualified mortgage within a three-month period from the Startup Day; or

          (2) in exchange for a "defective obligation" within a two-year period from the Startup Day.

     A "defective obligation" includes:



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          (1) a mortgage in default or as to which default is reasonably foreseeable;

          (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (3) a mortgage that was fraudulently procured by the borrower; and

          (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

     o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

     o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.



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

     An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Stroock & Stroock & Lavan LLP, or other counsel specified in the related prospectus supplement, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities for that Series will constitute a single class of residual interests for each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities

     The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

     If the assets of the REMIC Pool include Buy-Down Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds from the Buy-Down Fund. No opinion is expressed as to the treatment of those Buy-Down Funds because the law is unclear as to whether the Buy-Down Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the



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F foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures

     For some Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these Series of REMIC Securities, Stroock & Stroock & Lavan LLP, or other counsel specified in the related prospectus supplement, will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Taxation of Owners of Regular Securities

(1)  General

     Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

     Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Variable Rate Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified



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floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)  Original Issue Discount

     Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the "OID Regulations" and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Trust Fund intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

     Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.



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     The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a Series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

          (1)  the sum of:



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                    (a)  the present value of all of the remaining
          distributions to be made on the Regular Security as of the end of that accrual period and

                    (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

          (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

               (1) the yield to maturity of the Regular Security at the issue date; and

               (2)  the Prepayment Assumption.


For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a Series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)  Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)  Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed



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the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of

     (a) one or more "qualified floating rates,"

     (b) a single fixed rate and one or more qualified floating rates,

     (c) a single "objective rate," or

     (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

     The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate). Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate. However, the qualified stated



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interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)  Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or
(2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

     As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.



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

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)  Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8)  Treatment of Losses



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

     Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

     Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)  Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.



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

     Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

          (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

          (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or


          (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

     In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

     Taxation of Owners of Residual Securities

(1)  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

          (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          (2) all bad loans will be deductible as business bad debts; and

          (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.



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The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

     Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a Series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

          (1) it may not be offset by current or net operating loss deductions;

          (2) it will be considered unrelated business taxable income to tax-exempt entities; and

          (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.



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

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)  Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different



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

timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)  Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of
(1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.



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

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions,
(ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

(5)  Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     "Pass-Through Entity" means any regulated investment company, real estate investment trust, common Trust Fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     The pooling and servicing agreement for a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a Series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the requesting party may be charged a fee for the computation and provision of that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below



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under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

     The asset test is satisfied if

     1. at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

     2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

     3. the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.



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     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

(6)  Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange.

     Further, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a



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Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)  Mark to Market Regulations

     Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

     Taxes That May Be Imposed on the REMIC Pool

(1)  Prohibited Transactions

     Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

          (1)  the disposition of a qualified mortgages other than for

                    (a) substitution for a defective (including a defaulted)
               obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

                    (b) foreclosure, default, or imminent default of a
               qualified mortgage;

                    (c) bankruptcy or insolvency of the REMIC Pool; or

                    (d) a qualified (complete) liquidation;

          (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

          (3)  the receipt of compensation for services; or

          (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the



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conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

     (1) during the three months following the Startup Day,

     (2) made to a qualified reserve fund by a Residual Holder,

     (3) in the nature of a guarantee,

     (4) made to facilitate a qualified liquidation or clean-up call, and

     (5) as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)  Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)  Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)  Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among
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REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in those proceedings in appropriate circumstances.

(6)  Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or
(2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

     Taxation of Certain Foreign Investors

(1)  Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary



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with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes, including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that
(i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

     If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

(2)  Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the Trust Fund or segregated pool of assets in the Trust Fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163 (f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)  Backup Withholding

     Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise
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of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

Grantor Trust Funds

     Characterization. For each Series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation (or a taxable mortgage pool) and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as "Grantor Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.

     Taxation of Grantor Trust Securityholders. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The servicing compensation to be received by the servicer may be questioned by the Internal Revenue Service as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or market discount rules. See the discussion below under "--Stripped Certificates". Except as



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discussed below under "Stripped Certificates" or "--Subordinated
Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

     A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

     The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

     Market Discount. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "REMICs--Taxation of Owners of Regular Securities--Market Discount" above. As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     Premium. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium" above.

     Status of the Grantor Trust Securities. Except as qualified below, a Grantor Trust Security owned by a:

     o    "domestic building and loan association" within the meaning of Code
          Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code
          Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Grantor Trust Security is of the type described in that section of the Code.

     o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor



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          Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code
          Section 856(c)(3)(B).

     o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in bullet points 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by amounts contributed from the Buy-Down Fund. Further, although it is not entirely clear, Grantor Trust Certificates that are Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate. Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

     Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments. Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

     o if any servicing compensation is deemed to exceed a reasonable amount;
     o if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;
     o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or
     o if certificates are issued which represent the right to interest-only payments or principal-only payments.

     The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in



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ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

     Subordinated Certificates. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

     The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Grantor Trust Fund Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

     Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

     If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

     o    received as distributions their full share of receipts;
     o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and



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     o    retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

     Under this analysis,

     o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;
     o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and
     o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

     Election to Treat All Interest as Original Issue Discount. The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

     Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

     Sale or Exchange of a Grantor Trust Security. Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security,



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increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

     Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above. Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of
Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

     Foreign Investors in Grantor Trust Securities. A holder of a Grantor Trust Security who is not a "U.S. person" (as defined above at "REMICs--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person. Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

     Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at "REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

     Backup Withholding. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a "backup" withholding tax of 31% if, in general,



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the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Grantor Trust Securityholder's federal income tax.

Partnership Trust Funds and Disregarded Trust Funds

     Classification of Trust Funds

     For each Series of Partnership Certificates or Debt Securities, Stroock & Stroock & Lavan LLP, or other counsel specified in the related prospectus supplement, will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the Trust Fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

     Taxation of Debt Securityholders

     The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each Series of Debt Securities, Stroock & Stroock & Lavan LLP, or other counsel specified in the related prospectus supplement, will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust Fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust Fund expenses, and income from the Trust Fund's assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is generally not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."



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     Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute "qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for REMICs.

     Taxation of Owners of Partnership Certificates

(1)  Treatment of the Trust Fund as a Partnership

     The Partnership Trust Fund will agree, and the related owners of Partnership Certificates ("Partnership Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the Depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the Depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a Series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given Series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)  Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund
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received cash from the Partnership Trust Fund to pay the taxes. The
Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

     The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents). The Agreement will provide, in general, that the Partnership Certificate Owners will be allocated taxable income of the Partnership Trust Fund for each month equal to the sum of:

     o the interest or other income that accrues on the Partnership Certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related Partnership Certificate Interest Rate for that month and interest on amounts previously due on the Partnership Certificates but not yet distributed;
     o any income of the Partnership Trust Fund attributable to discount on the related mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price;
     o any prepayment premium payable to the Partnership Certificate Owners for the applicable month; and o any other amounts of income payable to the Partnership Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Losses will generally be allocated in the manner in which they are borne.

     Based on the economic arrangement of the parties, the foregoing approach for allocating income of the Partnership Trust Fund should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Partnership Certificate Owners. Moreover, even under the foregoing method of allocation, Partnership Certificate Owners may be allocated income equal to the entire Partnership Certificate Interest Rate plus the other items described above, even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Partnership Certificate Owners, but Partnership Certificate Owners may be purchasing Partnership Certificates at different times and at different prices, Partnership Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership Trust Fund.

     Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the



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individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the Internal Revenue Service were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)  Discount and Premium

     The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See "REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "-- Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the Internal Revenue Service might require that it be recomputed on a mortgage loan-by-mortgage loan basis. Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)  Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax



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penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)  Disposition of Partnership Certificates

     Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year. A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

     If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)  Allocations Between Transferors and Transferees.

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a Due Period convention may not be permitted by existing Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other Internal Revenue Service guidance.

(7)  Section 731 Distributions

     In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate does not exceed the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any



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distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)  Section 754 Election

     In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under
Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)  Administrative Matters

     The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. The trustee will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the Internal Revenue Service on Schedule K-1. The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

     o    the name, address and identification number of such person,
     o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
     o particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.



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     Unless another designation is made, the Depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10) Taxation of Certain Foreign Partnership Certificate Owners

     As used below, the term "Non-United States Owner" means a Partnership Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors," above.

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

     Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

     Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

     The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the



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Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

(11) Backup Withholding

     Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Non-United States Owner's federal income tax.

Certain Certificates Treated As Indebtedness

         General. Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be properly classified as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

     The Depositor and any Unaffiliated Sellers, will express in the Agreements their intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the assets in the Trust Fund. The Depositor and each Unaffiliated Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the transactions may be treated as a sale of ownership interests in the assets held by the Trust Fund for financial accounting purposes, and not as debt obligations.

     In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a Series of Debt Certificates.

     While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on



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several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the assets held by the Trust Fund has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the Internal Revenue Service are described below under "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

     Taxation of Income of Debt Certificateholders. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Partnership Trust Funds and Disregarded Trust Funds--Taxation of Debt Securityholders."

     If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "REMICs--Taxation of Regular Securities--Original Issue Discount") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Debt Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The prospectus supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

     Tax Characterization of the Trust Fund. Consistent with the treatment of the Debt Certificates as indebtedness, the Trust Fund will be treated as a security device to hold mortgage assets securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any Series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as a taxable mortgage pool or as an association (or publicly traded partnership) taxable as a corporation.

     Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation. The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the Internal Revenue Service. It is possible that the Internal Revenue Service could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the assets held in the Trust Fund (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Unaffiliated Sellers, the Depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.



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     If a transaction were treated as creating a partnership between any of the Unaffiliated Sellers and/or the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the mortgage assets it holds, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

     Foreign Investors in Debt Certificates. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes. Accordingly, Foreign Persons (that is, persons which are not U.S. Persons, as defined in "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors) that hold Debt Certificates generally will be taxed in the manner described in that section. If the Internal Revenue Service were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust Fund that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

     Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Partnership Trust Funds and Disregarded Trust Funds--Taxation of Owners of Partnership Certificates--Taxation of Certain Foreign Partnership Certificate Owners" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.



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     If the Trust Fund were recharacterized as an association or publicly traded partnership taxable as a corporation, distribution to owners of Debt Certificates that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

Consequences for Particular Investors

     The federal tax discussions above may not be applicable depending on a Securityholder's particular tax situation. The Depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates, Debt Securities and Debt Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                      State and Other Tax Considerations

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.

ERISA CONSIDERATIONS

General

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, and any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets with persons having certain specified relationships to the Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or



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Section 4975 of the Code unless an exemption applies. The Depositor, Credit
Suisse First Boston, each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

     Plan Assets

     In 29 C.R.F Section 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     Prohibited Transaction Class Exemption 83-1

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to, and retained by, the Depositor in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. PTCE 83-1 exempts the initial sale of Certificates to and the continued holding by a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

     PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master



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Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Depositor, the Master Servicer, the Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Insurer. Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

     Underwriter Exemption

     The DOL has granted to Credit Suisse First Boston an individual exemption, Prohibited Transaction Exemption 89-90, which was amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (the "Exemption"), and which is applicable to Certificates which meet its requirements whenever Credit Suisse First Boston or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and participation interests therein and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption

     The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust Fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of any (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the Master Servicer, (iv) each



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Servicer, (v) the Insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the Trust Fund and (vii) any Obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the Trust Fund as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     Recent Amendments to Exemption

     PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the Trust Fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a Trust Fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds

     The Amendment has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions

     In the case where the Certificates are backed by Trust Fund assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Trust Fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in



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the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the Closing Date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

     Insurance Company General Accounts

     In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets

     The Amendment permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust Fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index ("COFI")), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements or the prohibition against leveraging described above.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.



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     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing
Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the Trust Fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

     Pre-Funding Accounts

     The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the Closing Date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before



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the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all loans transferred after the Closing Date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the Trust Fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the Trust Fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the Trust Fund on the Closing Date. Fifth, either: (i) the characteristics of the additional loans must be monitored by an Insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the Closing Date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the Obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

     Revolving Pool Features

     The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the Trust Fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by Trust Funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the Obligor



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with respect to 5% or less of the fair market value of the Loans in the Trust
Fund provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

     Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

     The Amendment to the Exemption permits Trust Funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust Fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

     In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.



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     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                               Legal Investment

     The applicable prospectus supplement for a Series of Notes or Certificates, as applicable, will specify whether a Class or Subclass of the Notes or Certificates, as applicable, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in Notes or Certificates, as applicable, qualifying as "mortgage related securities" only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes



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guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series, Classes or Subclasses of Notes or Certificates, as applicable, except under limited circumstances.

     All depository institutions considering an investment in the Notes or Certificates, as applicable, should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

     The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions from investing in particular "high-risk Mortgage Certificates", including the securities of particular Series, Classes or Subclasses of the Notes or Certificates, as applicable, except under limited circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Notes or Certificates, as applicable, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Notes or Certificates, as applicable, issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some of the Classes of Notes or Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Notes or Certificates, as applicable, for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Notes or Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes or Certificates, as applicable, may adversely affect the liquidity of the Notes or Certificates, as applicable.

     Investors should consult their own legal advisers in determining whether and to what extent the Notes or Certificates, as applicable, constitute legal investments for the investors.

                             Plan of Distribution

     Each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will set forth the terms of the offering of the Series or Class of Notes or Certificates, as applicable, and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to



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

particular dealers, or the method by which the price at which the Underwriters will sell the Notes or Certificates, as applicable, will be determined.

     Unless otherwise specified in the prospectus supplement, the Underwriters will be obligated to purchase all of the Notes or Certificates, as applicable, of a Series described in the prospectus supplement with respect to the Series if any Notes or Certificates, as applicable, are purchased. The Notes or Certificates, as applicable, may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by specific institutions to purchase the Notes or Certificates, as applicable, from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Notes or Certificates, as applicable, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

     The Depositor may also sell the Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect the transactions by selling Notes or Certificates, as applicable, to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Notes or Certificates, as applicable, for whom they may act as agents.

     The place and time of delivery for each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

     If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Notes or Certificates, as applicable, in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 Legal Matters

     Some legal matters in connection with the Notes or Certificates, as applicable, offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                             Prospectus Supplement

     The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will, among other things, set forth with respect to the Series of Notes or Certificates, as applicable,:

o the identity of each Class or Subclass of Notes or Certificates, as applicable, within the Series;



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o    the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Notes or Certificates, as applicable,;
o the Interest Rate borne, or manner in which interest is paid, if any, by each Class or Subclass of Notes or Certificates, as applicable, within the Series;
o particular information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for the Series;
o the final Distribution Date of each Class or Subclass of Notes or Certificates, as applicable, within the Series;
o the identity of each Class or Subclass of Compound Interest Notes or Certificates, as applicable, if any, within the Series;
o the method used to calculate the amount to be distributed with respect to each Class or Subclass of Notes or Certificates, as applicable, within the Series;
o the order of application of distributions to each of the Classes or Subclasses of Notes or Certificates, as applicable, within the Series, whether sequential, pro rata or otherwise;
o    the Distribution Dates with respect to the Series;
o information with respect to the terms of the Residual Certificates or Subordinated Securities offered by this prospectus, if any, are offered;
o information with respect to the method of credit support, if any, with respect to the Series; and
o additional information with respect to the plan of distribution of the Series of Certificates.

                            Additional Information

     This prospectus contains, and the prospectus supplement for each Series of Notes or Certificates, as applicable, will contain, a summary of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but neither contains nor will contain all of the information set forth in the Registration Statement of which this prospectus and the related prospectus supplement is a part. For further information, reference is made to the Registration Statement and the exhibits to the Registration Statement which the Depositor has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by the reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is (http://www.sec.gov).

     Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Notes or Certificates, as applicable, is issued, as applicable, will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

               Incorporation of Certain Information by Reference

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Notes or Certificates, as applicable, offered by this prospectus. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Notes or Certificates, as applicable, upon request, a copy of any or all the documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the Classes of the Notes or Certificates, as applicable, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

     IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                INDEX OF TERMS

110% yield rule...........................................................101
1986 Act...................................................................94
1997 Act..................................................................117
Acceptable Investments....................................................135
Accrual Distribution Amount................................................28
additional loans..........................................................135
Advances...................................................................44
Agreement..............................................................10, 24
Allowable Interest Rate...................................................133
Allowable Notional Amount.................................................133
Alternative Credit Support..................................................5
Amendment.................................................................132
Amortization Period........................................................42
appraised value........................................................17, 18
Approved Sale..............................................................74
APRs.......................................................................15
ARM Loans...................................................................7
Asset Value................................................................26
average interest rate.....................................................135 banking organization.......................................................59
Buy-Down Fund...............................................................8
Buy-Down Loans..............................................................8
Cedel S.A..................................................................60
Cedelbank..................................................................60
Certificate Account........................................................37
Certificate Distribution Account...........................................37
Certificate Principal Balance..............................................23
Certificate Register.......................................................29
certificateholder..........................................................59
certificateholders.........................................................59
Certificateholders.........................................................10
Certificates................................................................4
chattel paper..............................................................84
CI 60
Class.......................................................................4
Cleanup Costs..............................................................84
clearing agency............................................................59
clearing corporation.......................................................59
Clearstream................................................................60
Clearstream Banking........................................................60
Clearstream Banking AG.....................................................60
Clearstream Banking, societe anonyme.......................................60
Clearstream International, societe anonyme.................................60
Clearstream Services, societe anonyme......................................60
Clearstream, Luxembourg....................................................60
Clearstream, Luxembourg Participants.......................................60
Closed Loans...............................................................11
Closed-End Loans............................................................5
Code.......................................................................88
COFI......................................................................133
coinsurance................................................................71
Collection Account.........................................................37
commercially reasonable....................................................80

Commission................................................................140
Contract Loan-to-Value Ratio...............................................17
Contract Pool..............................................................15
Contract Schedule..........................................................32
Contracts..................................................................15
Converted Mortgage Loan.....................................................7
Cooperative.................................................................5
Cooperative Dwelling........................................................5
Cooperative Loans...........................................................5
CSSF.......................................................................61
Custodial Account..........................................................37
Custodial Agreement........................................................16
Custodian..................................................................16
Cut-off Date................................................................4
DBC........................................................................60
Debt Securities............................................................89
Deferred Interest...........................................................7
Deficiency Event...........................................................54
Deleted Contract...........................................................17
Deleted Mortgage Certificates..............................................30
Deleted Mortgage Loans.....................................................31
Deleted Warehouse Loan.....................................................19
Depositor..................................................................19
Designated Transactions...................................................132
Determination Date.........................................................41
Deutsche Brse Clearing AG..................................................60
Discount Securities........................................................24
disqualified persons......................................................129
Distribution Date..........................................................27
DOL.......................................................................130
DOL Pre-Funding Period....................................................134
Due Date....................................................................6
Due Period.................................................................28
due-on-sale........................................................21, 49, 51
Eligible Corporation......................................................107
Eligible Investment........................................................34
ERISA.....................................................................129
Escrow Account.............................................................45
Exemption.................................................................131
EYS Agreement.............................................................134
Federal Tax Counsel........................................................88
FHA.........................................................................8
FHA Experience.............................................................20
FHA Loans...................................................................6
Garn-St Germain Act........................................................83
GPM Fund....................................................................8
GPM Loans...................................................................8
Grantor Trust Fund.........................................................89
Grantor Trust Fund Stripped Bond..........................................116
Grantor Trust Fund Stripped Coupon........................................116
Grantor Trust Securities...................................................89
Grantor Trust Securityholders.............................................113
holder.....................................................................89
Home Equity Loans...........................................................5
Indenture...................................................................4
Indenture Trustee...........................................................4

Indirect Participants......................................................59
Initial Deposit............................................................63
Insurance Proceeds.........................................................38
Insured....................................................................48
Interest Distribution......................................................27
Interest Rate..............................................................23
Interest Weighted Class....................................................23
Interest Weighted Subclass.................................................23
Investor-Based Exemptions.................................................136
Issuer......................................................................4
L/C Bank...................................................................61
L/C Percentage.............................................................61
Letter of Credit............................................................5
Leveraged.................................................................133
limited documentation......................................................12
Liquidation Proceeds.......................................................38
loans.....................................................................131
Loss.......................................................................68
manufactured home..........................................................15
Manufactured Home..........................................................15
Mortgage Certificates...................................................6, 15
Mortgage Loan Program......................................................10
mortgage loans.............................................................89
Mortgage Loans..............................................................6
Mortgage Notes..............................................................6
Mortgage Pools..............................................................5
Mortgage Rates..............................................................7
Mortgagor...................................................................6
Mortgagor Bankruptcy Bond...................................................5
Multi-Class Securities.....................................................23
Multifamily Property........................................................5
New CI.....................................................................60
Note Distribution Account..................................................37
Note Register..............................................................29
noteholder.................................................................59
noteholders................................................................59
Noteholders................................................................10
Obligor....................................................................22
Offering Documents........................................................135
OID Regulations............................................................89
Original Value..............................................................7
Originator.................................................................11
Participants...............................................................59
Partnership Certificate Owners............................................120
Partnership Certificates...................................................89
Partnership Trust Fund.....................................................89
payment deficiencies.......................................................63
Percentage Interest......................................................4, 5
Performance Bond...........................................................17
Plan......................................................................129
Plan Asset Regulations....................................................130
Plan of Distribution.......................................................19
Policy Statement..........................................................138
Pool Insurance Policy.......................................................5
Pool Insurer...............................................................48
Pooling and Servicing Agreement.........................................4, 24

Pre-Funded Amount..........................................................34
Pre-Funding Account........................................................34
Pre-Funding Limit.........................................................135
Pre-Funding Period.........................................................34
Premium Securities.........................................................23
Prepayment Assumption......................................................95
Primary Insurer............................................................39
Primary Mortgage Insurance Policy..........................................48
Primary Mortgage Insurer...................................................48
Principal Distribution.....................................................27
Principal Prepayments......................................................24
Principal Weighted Class...................................................23
Principal Weighted Subclass................................................23
PTCE 83-1.................................................................130
PTCE 84-14................................................................134
PTCE 95-60................................................................133
PTCE 96-23................................................................134
PTE 2000-58...............................................................131
PTE 97-34.................................................................131
Purchase Price.............................................................34
QPAM......................................................................134
qualified liquidation..................................................22, 59
Rating Agency..........................................................6, 131
real estate mortgages......................................................89
Record Date................................................................27
Reference Agreement........................................................24
regular interests..................................................26, 89, 90
Regular Securities.........................................................90
Regular Securityholder.....................................................93
REMIC......................................................................88
REMIC Pool.................................................................89
REMIC Provisions...........................................................88
REMIC qualified floating rate..............................................93
REMIC Regulations..........................................................89
Required Distribution......................................................65
Required Reserve...........................................................63
Reserve Fund................................................................5
Residual Certificates......................................................23
Residual Holders..........................................................101
residual interest..........................................................25
residual interests.........................................................89
Residual Securities........................................................90
Revolving Credit Line Loans.................................................5
Revolving Period...........................................................42
Rules......................................................................60
Sale and Servicing Agreement................................................4
Securities..................................................................4
Securities Act.............................................................26
Security Guarantee Insurance................................................5
Security Owners............................................................59
securityholder.............................................................89
Securityholders............................................................10
Senior Prepayment Percentage...............................................64
Senior Securities...........................................................5
Series......................................................................4
Servicemen's Readjustment Act...............................................8

Servicer...................................................................10
Servicing Account..........................................................37
Servicing Agreement........................................................10
Shortfall Amount..........................................................116
Similar Law...............................................................137
Single Family Property......................................................5
SMMEA.....................................................................137
SPA........................................................................20
Special Distributions......................................................42
Special Hazard Insurance Policy.............................................5
Standard Hazard Insurance Policy...........................................46
Standard Terms.............................................................24
Stated Principal Balance...................................................23
Stated Principal Distribution Amount.......................................28
stripped coupon...........................................................115
Subclass....................................................................4
Subordinate Securities......................................................5
Subordinated Pool..........................................................63
Substitute Contract........................................................17
Substitute Mortgage Certificates...........................................30
Substitute Mortgage Loans..................................................31
Substitute Warehouse Loan..................................................19
Swap Agreement............................................................133
Taxable Mortgage Pools.....................................................89
Tiered REMICs..............................................................93
Title V....................................................................88
Trust.......................................................................4
Trust Agreement.............................................................4
Trust Assets...............................................................15
Trust Fund..................................................................4
Trustee.....................................................................4
UCC....................................................................59, 80
Unaffiliated Sellers.......................................................11
Underwriters..............................................................138
VA..........................................................................6
VA Loans....................................................................6
Warehouse Loan Pool........................................................18
Warehouse Loans............................................................18
Warranty and Servicing Agreement...........................................24